As filed with the Securities and Exchange Commission on March 18, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TE Connectivity plc
(Exact name of registrant as specified in its charter)

Ireland State or other jurisdiction of incorporation or organization)	3679 (Primary Standard Industrial Classification Code Number)	98-1779916 (I.R.S. Employer Identification Number)
Mühlenstrasse 26
CH-8200 Schaffhausen, Switzerland
+41(0)52 633 66 61
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John S. Jenkins Jr.
Executive Vice President and General Counsel
TE Connectivity Ltd.
1050 Westlakes Drive
Berwyn, Pennsylvania 19312
(610) 893-9800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
P.J. Himelfarb, Esq.
Weil, Gotshal & Manges LLP
2001 M. Street, NW
Washington, DC 20036
(202) 682-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and the satisfaction or waiver of all other conditions under the merger agreement described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)
☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

LETTER FROM OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER
Dear Fellow TE Connectivity Shareholder,
On behalf of our board of directors, we are recommending that TE Connectivity change its place of incorporation from Switzerland to Ireland. We believe this move will provide us with the following benefits:
•
Less Costly Capital Management.   The management of our capital (dividends, stock repurchase, securities issuance, and debt) will be less limited and less costly in Ireland compared to Switzerland. For example, we are currently facing uncertainty over our share repurchase program following the takeover of Credit Suisse Group AG by UBS Group AG and the relevant Swiss law provisions relating to intermediaries and secondary trading lines, in addition to complexity in Switzerland relating to share capital reduction for repurchased shares. Further, in Switzerland, a shareholder vote is required to declare dividends. Any change to a declared dividend requires another shareholder vote, thereby increasing the overall cost of capital return to shareholders. In Ireland, the board of directors can declare and amend dividends without the added time and expense.

•
Well-developed Legal System.   Ireland is a jurisdiction with a well-developed legal system and corporate law with established standards of corporate governance.

•
Stability and Predictability.   We believe the Irish legal and regulatory system is more certain than in Switzerland. Swiss law provides that amendments to the Swiss federal constitution can be put to a vote by the Swiss citizens and the Swiss cantons at the initiative of Swiss citizens who obtain a requisite number of signatures. If such an initiative is approved by the requisite majorities, the proposed constitutional amendment becomes part of the Swiss federal constitution without a preceding parliamentary process. The Swiss federal parliament is then mandated to implement the constitutional amendment approved by the Swiss people in a federal statute. On an interim basis, the Swiss federal council, Switzerland’s executive branch of government, may also be given the authority to implement the constitutional amendment through regulations until adoption of the definitive federal statute. We believe this process results in some unpredictability in the Swiss legal system. The same system does not exist in Ireland.

•
More Flexible Common Law Legal System.   Ireland is a common law jurisdiction, which is more consistent with the legal system in the United States and which we believe is less prescriptive and more flexible than civil law jurisdictions such as Switzerland. We believe that this flexibility could be beneficial to us in structuring acquisitions, paying dividends, administering corporate functions and other corporate governance matters. For example, under the Swiss legal system we are required to have shareholders vote prospectively on the compensation of the members of executive management and the board of directors, which is separate from the advisory “say-on-pay” vote required by the Dodd Frank Act and is often a source of confusion for shareholders. Likewise, Swiss law requires shareholders to appoint not only the members of the board of directors but also the chairman of the board and the members of the compensation committee. Irish law conversely does not require shareholders to approve the compensation of the members of executive management and the board of directors (so only the advisory “say-on-pay” vote required by Dodd Frank Act would be necessary) or elect the chairman of the board or members of the compensation committee.

•
Benefits as a Member of European Union.   Ireland is a full member of the European Union and enjoys the benefits of its single market and single currency, which we believe will provide better opportunities for conducting our business. Additionally, similar to Switzerland, Ireland has a developed, stable and internationally competitive tax regime and an extensive double tax treaty network, including access to European Union treaties, which we believe will allow us to continue to conduct our operations in a tax-efficient manner.
•
Balanced Governance and Focus on People.   The legal requirements we will be subject to as a company incorporated in Ireland, listed on the NYSE and subject to SEC disclosure and shareholder voting requirements strike the right balance between robust external governance oversight and regulation of our executive and director pay practices and the ability of our compensation committee consisting of independent directors to determine executive compensation to provide incentives to our executive management and to offer competitive salaries and benefits.

With a new holding company incorporated under Irish law, we believe that the equity and rights of our shareholders will continue to be best safeguarded. As such, we encourage you to carefully read this proxy statement/prospectus and ask that you vote FOR the proposals described therein.
Thank you for your investment.
Carol A. (“John”) Davidson Chairman of the Board TE Connectivity Ltd.	Terrence R. Curtin Chief Executive Officer and Director TE Connectivity Ltd.

The information in this proxy statement/prospectus is not complete and may change. We may not issue the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation to buy any securities in any state or jurisdiction in which such offer or solicitation is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION — DATED MARCH 18, 2024
April   , 2024
Dear Fellow Shareholders of TE Connectivity Ltd.:
Our board of directors has unanimously approved, and is submitting to our shareholders for their approval at a special general meeting of shareholders (the “Special General Meeting”) to be held on June 12, 2024, a proposal that will, if approved, result in TE Connectivity Ltd. (“Swiss TEL”), our current holding company which is incorporated under Swiss law, changing to a new holding company which is incorporated under Irish law. If the proposal is approved by our shareholders, Swiss TEL will merge (the “Merger”) with TE Connectivity plc, an Irish public limited company and subsidiary of Swiss TEL (“Irish TEL”). As a result of the Merger, each shareholder of Swiss TEL (except for Swiss TEL or any of its subsidiaries) will receive one ordinary share, par value $0.01 per share, of Irish TEL (each an “Irish TEL ordinary share”) in exchange for each Swiss TEL common share, par value CHF 0.57 per share (each a “Swiss TEL common share”) held immediately prior to the effectiveness of the Merger. The Merger would result in you holding Irish TEL ordinary shares, rather than Swiss TEL common shares.
Immediately after the Merger, the number of Irish TEL ordinary shares you own will be the same as the number of common shares you held in Swiss TEL immediately prior to the Merger, and your relative economic interest in us will remain unchanged. After the Merger, Irish TEL will continue to conduct the same businesses in a holding company capacity that Swiss TEL conducted prior to the Merger. We expect the Irish TEL ordinary shares to be listed on the New York Stock Exchange (“NYSE”) under the symbol “TEL,” the same symbol under which your common shares in Swiss TEL are currently listed and traded.
After the Merger, as we describe in this proxy statement/prospectus, your rights under Irish corporate law as a holder of Irish TEL ordinary shares will differ from your current rights under Swiss corporate law as a holder of Swiss TEL common shares. Irish TEL’s memorandum and articles of association will also differ in some respects from Swiss TEL’s articles of association and organizational regulations. Notwithstanding the differences in the governing documents between Irish TEL and Swiss TEL, we believe that Irish law and Irish TEL’s proposed memorandum and articles of association adequately safeguard the rights of shareholders. See “Comparison of Rights of Shareholders”.
Upon completion of the Merger, Irish TEL will remain subject to U.S. Securities and Exchange Commission (“SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) and the applicable corporate governance rules of the NYSE, and Irish TEL will continue to report Irish TEL’s consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles (“U.S. GAAP”). Further, Irish TEL will be permitted under Irish law to prepare and file its Irish statutory accounts in accordance with U.S. GAAP in respect of fiscal years ending no later than December 31, 2030 (and after that date will be required to prepare its Irish statutory financial statements according to a financial reporting framework permissible under Irish law — i.e., International Financial Reporting System (“IFRS”) or Irish GAAP, in addition to separately preparing financial statements under U.S. GAAP required by SEC rules). After the Merger, Irish TEL must also comply with any additional reporting and governance requirements of Irish law.
As discussed in “Material Tax Considerations — U.S. Federal Income Tax Considerations” and “Material Tax Considerations — Swiss Tax Considerations,” under U.S. and Swiss tax law, holders of Swiss TEL common shares generally will not recognize a gain or loss on the exchange of their common shares in the Merger. As discussed in “Material Tax Considerations — Irish Tax Considerations,” holders of Swiss TEL common shares who (i) are neither resident nor ordinarily resident in Ireland for Irish tax purposes; and (ii) have not at any time had a branch or agency in Ireland to which their Swiss TEL common shares are attributable, generally will not recognize any gain or loss on the exchange of their common shares in the Merger for Irish tax purposes. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR TAX CONSEQUENCES.
The Merger cannot be completed without satisfying certain conditions, the most important of which is the approval of a merger agreement pursuant to which the Merger will be effected (the “Merger Agreement”) by the affirmative vote of at least two-thirds of the common shares of Swiss TEL (plus the majority of the par value of the shares) as represented in person or by proxy at the Special General Meeting.
We are also asking our shareholders to approve a proposal relating to the creation of distributable reserves, which is required under Irish law for Irish TEL to, among other things, be able to make distributions, to pay dividends and to repurchase or redeem TEL ordinary shares after the Merger. The creation of distributable reserves is also subject to approval by the Irish High Court.

The Merger is not conditioned on approval of the proposal relating to the creation of distributable reserves.
We currently anticipate that the Merger will be completed during the second half of calendar 2024, although we may abandon the Merger at any time prior to the Special General Meeting, and in some circumstances, after obtaining shareholder approval at the Special General Meeting.
We plan to continue to pay the dividend installments approved by our shareholders at our annual general meeting held on March 13, 2024, in respect of Irish TEL ordinary shares issued at the time of the Merger. These payments do not require Irish High Court approval. As long as you are a holder of Swiss TEL common shares or, after the Merger, Irish TEL ordinary shares issued at the time of the Merger, on the applicable record and payment date relating to any of the remaining installments of such dividend, you will receive such dividend installment regardless of which entity pays it.
This proxy statement/prospectus provides you with detailed information regarding the Merger. We encourage you to read this entire proxy statement/prospectus carefully. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WE DESCRIBE HEREIN BEGINNING ON PAGE 37.
Your vote is very important. All shareholders are cordially invited to attend the Special General Meeting. We urge you, whether or not you plan to attend the Special General Meeting, to submit your proxy either by (1) voting electronically over the Internet at www.proxyvote.com by following the instructions on the enclosed proxy or voting instruction card or (2) completing the enclosed proxy or voting instruction card and then signing, dating and mailing the card in the enclosed postage-paid envelope.
We will mail the proxy materials, including the proxy card, to each person who is registered as a holder of Swiss TEL common shares in the register of shareholders as of the close of business (Eastern Standard Time) on April 18, 2024. We also will send a copy of the proxy materials, including the proxy card, to any holder of record who becomes registered in the Swiss TEL share register after the close of business (Eastern Standard Time) on April 18, 2024 and continues to be registered in the Swiss TEL share register at the close of business (Eastern Standard Time) on May 23, 2024.
The Special General Meeting will be held on June 12, 2024, at 2:00 pm Central European Time, and the place of the Special General Meeting will be Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland.
Your board of directors has unanimously approved the Merger Agreement pursuant to which the Merger will be effected and recommends that you vote “FOR” each of the proposals included herein, including the proposal to approve the Merger Agreement (which we refer to as the “Merger Agreement Proposal”) and the proposal to reduce the share premium account of Irish TEL to allow for the creation of distributable reserves (which we refer to as the “Reserves Proposal”). We urge you to join us in supporting this important initiative.
Very Truly Yours,
Carol A. (“John”) Davidson
Chairman of the Board
TE Connectivity Ltd.
This proxy statement/prospectus incorporates important business and financial information about Swiss TEL from documents filed with the SEC that have not been included in or delivered with this proxy statement/prospectus. This information is available at the Web site the SEC maintains at www.sec.gov, as well as from other sources. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information”. You also may request copies of these documents from us, without charge, upon written or oral request directed to TE Connectivity Ltd., c/o Corporate Secretary, Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland. In order to receive timely delivery of the documents, you must make your request no later than five business days prior to the date of the Special General Meeting.
Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the securities to be issued in the transaction described in this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Neither Swiss TEL nor Irish TEL is making an offer to sell or a solicitation to buy any securities in any state or jurisdiction where such offer or solicitation is not permitted.
This proxy statement/prospectus is not, and is not intended to be, a prospectus for the purposes of Article 35 of the Swiss Financial Services Act or Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended (the “EU Prospectus Regulation”) or any other legislation, regulations or rules of the European Union or any member state of the European Economic Area (“EEA”) implementing or supplementing the EU Prospectus Regulation. This document has not been reviewed or approved by any competent or supervisory authority of any member state of the EEA for the purposes of the EU Prospectus Regulation. No offer to the public of Irish TEL ordinary shares is being, or shall be, made in any member state of the EEA on the basis of this proxy statement/prospectus.
This proxy statement/prospectus is dated April   , 2024 and it is first being mailed to shareholders on or about April   , 2024.

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
April   , 2024
NOTICE IS HEREBY GIVEN that a Special General Meeting (the “Special General Meeting”) of shareholders of TE Connectivity Ltd., a company organized under the laws of Switzerland (“Swiss TEL”), will be held on June 12, 2024, at 2:00 pm Central European Time, at Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland, for the following purposes:
1.
to approve the merger agreement (the “Merger Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, by and between Swiss TEL and TE Connectivity plc, an Irish public limited company and wholly owned subsidiary of Swiss TEL (“Irish TEL”), pursuant to which Swiss TEL will be merged with and into Irish TEL, with Irish TEL as the surviving entity (the “Merger”), and as a result of which each shareholder of Swiss TEL (except for Swiss TEL or any of its subsidiaries) will receive one NYSE listed ordinary share, par value $0.01 per share, of Irish TEL (each an “Irish TEL ordinary share”) in exchange for each Swiss TEL common share, par value CHF 0.57 per share (each a “Swiss TEL common share”) held immediately prior to the effectiveness of the Merger, and each Swiss TEL common share (including common shares held by Swiss TEL or any of its subsidiaries, which will not be exchanged for Irish TEL ordinary shares) will, on completion of the Merger, be delisted, cancelled and cease to exist. As a result of the Merger, you will become a shareholder of Irish TEL;

2.
to approve, on a non-binding advisory basis, the reduction of the share premium account of Irish TEL to allow for the creation of distributable reserves of Irish TEL, which are required under Irish law to allow Irish TEL to make distributions, to pay dividends and to repurchase or redeem Irish TEL ordinary shares following the completion of the Merger; and

3.
to consider and act on such other business as may properly come before the Special General Meeting or any adjournment of the Special General Meeting.

The Merger is not conditioned on approval of the proposal relating to the creation of distributable reserves.
The date of this proxy statement/prospectus is April   , 2024. A copy of the proxy materials, including the Notice of Special General Meeting of Shareholders, this proxy statement/prospectus and the enclosed proxy card or voting instruction card, is first being sent on or about April   , 2024, to each holder of Swiss TEL common shares registered in the Swiss TEL share register as of the close of business (Eastern Standard Time) on April 18, 2024. We also will send a copy of the proxy materials, including the proxy card, to any holder of record who becomes registered in the Swiss TEL share register after the close of business (Eastern Standard Time) on April 18, 2024 and continues to be registered in the Swiss TEL share register at the close of business (Eastern Standard Time) on May 23, 2024. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card or voter information card to ensure that your shares are represented at the meeting. Shareholders of record who attend the meeting may vote their shares personally, even though they have sent in proxies.
By Order of the Board of Directors
Harold G. Barksdale
Corporate Secretary
TE Connectivity Ltd.
April   , 2024

WHERE YOU CAN FIND MORE INFORMATION
This proxy statement/prospectus incorporates by reference important business and financial information about Swiss TEL from documents filed with the U.S. Securities and Exchange Commission (“SEC”) that have not been included herein or delivered herewith. Swiss TEL is subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. Swiss TEL’s SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.
Irish TEL has filed a Registration Statement on Form S-4 with the SEC to register Irish TEL ordinary shares in connection with the Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Irish TEL under applicable U.S. securities laws in addition to being the proxy statement of Swiss TEL for the Special General Meeting.
The SEC allows Swiss TEL and Irish TEL to “incorporate by reference” information into this proxy statement/prospectus, which means that:
•
incorporated documents are considered part of this proxy statement/prospectus;

•
we are disclosing important information to you by referring you to those documents; and

•
information we file with the SEC will automatically update and supersede information contained in this proxy statement/prospectus.

We incorporate by reference the documents listed below that Swiss TEL previously filed with the SEC and any future filings Swiss TEL makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the Swiss TEL Special General Meeting:
•
Swiss TEL’s Annual Report on Form 10-K for the fiscal year ended September 29, 2023 filed with the SEC on November 13, 2023 (including the portions of Swiss TEL’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 17, 2024, incorporated by reference therein);

•
Swiss TEL’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 17, 2024;

•
Swiss TEL’s Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2023, filed with the SEC on January 26, 2024; and

•
Swiss TEL’s Current Reports on Form 8-K filed with the SEC on December 12, 2023, March 14, 2024, March 18, 2024 and March 18, 2024.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this proxy statement/prospectus.
We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto) following the date of this document, but prior to the date of the Special General Meeting.
You may request a copy of any of these filings, at no cost, by request directed to Swiss TEL at the following address or telephone number:
TE Connectivity Ltd.
Mühlenstrasse 26
CH-8200 Schaffhausen
Switzerland
Tel: +41 (0) 52 633 66 77
In order to ensure timely delivery of these documents, you should make such request no later than June 5, 2024, which is five business days prior to the date of the Special General Meeting.

You can also find these filings on Swiss TEL’s website at https://investors.te.com/investor-home/default.aspx. However, we are not incorporating the information on Swiss TEL’s website other than these filings into this proxy statement/prospectus. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement/prospectus.
You should rely only on the information contained in this proxy statement/prospectus or the information that we have referred you to. Neither Swiss TEL nor Irish TEL has authorized anyone to provide you with any additional information. This proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information in this proxy statement/prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this proxy statement/prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

i

PROXY STATEMENT
FOR THE
SPECIAL GENERAL MEETING OF SHAREHOLDERS OF
TE CONNECTIVITY LTD.
TO BE HELD ON JUNE 12, 2024
This proxy statement/prospectus is being furnished to the shareholders of TE Connectivity Ltd., a company organized under the laws of Switzerland (“Swiss TEL”), in connection with the solicitation by Swiss TEL’s board of directors (the “Board”) of proxies for use at its Special General Meeting of Shareholders (the “Special General Meeting”) to be held on June 12, 2024, at 2:00 pm Central European Time, at Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland, at which shareholders will have the opportunity to vote on the matters that will be presented at the Special General Meeting. The approximate date of first mailing of this proxy statement/prospectus and the accompanying proxy is April   , 2024.
In this proxy statement/prospectus, we sometimes refer to Swiss TEL as “we” or “our.” We refer to TE Connectivity plc, an Irish public limited company and wholly owned subsidiary of Swiss TEL as “Irish TEL.” We also refer to Swiss TEL prior to the Merger (as defined below) and Irish TEL following the Merger as “TEL” or “TE”.

PROXY STATEMENT SUMMARY
Special General Meeting
Time and Date	2:00 pm Central European Time on June 12, 2024
Place	Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland
Record Date:	May 23, 2024
Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Special General Meeting
Admission:	All shareholders are invited to attend the Special General Meeting. Registration will commence on the day of the meeting.
Proposals to be Voted Upon
Board Recommendation
1.
To approve the Merger Agreement by and between Swiss TEL and Irish TEL, as a result of which Swiss TEL common shares will be delisted, cancelled and cease to exist, and you will become a shareholder of Irish TEL and hold the same number of NYSE listed ordinary shares in Irish TEL that you held in Swiss TEL immediately prior to the Merger

FOR
2.
To approve the reduction of the share premium account of Irish TEL to allow for the creation of distributable reserves of Irish TEL and facilitate Irish TEL to make distributions, to pay dividends or to repurchase or redeem Irish TEL ordinary shares following the completion of the Merger

FOR

Structure Chart Before and After the Merger

*
Except for certain assets and liabilities including, without limitation, the liability for dividend payments, the shares in Irish TEL and the guarantees of debt incurred by TEGSA (as defined below) (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL).

Management of Irish TEL
As of the effective time of the Merger, the officers and directors of Swiss TEL will be appointed as the officers and directors of Irish TEL. The members of our current board of directors were elected at our 2024 Annual General Meeting and will hold office until our 2025 Annual General Meeting or until their respective successor is elected or the office is otherwise vacated.

Shareholder Rights Before and After the Merger
We have summarized below some examples of what your rights as a shareholder would be before and after the Merger, in particular as they relate to corporate governance matters. These examples are for illustrative purposes only. Please refer to “Comparison of Rights of Shareholders” on page 81 for a detailed summary of your current rights as a holder of Swiss TEL common shares and as a holder of Irish TEL ordinary shares following the Merger.
Example Shareholder Rights	Before Merger	After Merger
Election of directors by shareholders	Generally, by a majority of the votes cast unless at any election in which the Chairman determines that the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, then by plurality of the votes cast. Directors are elected annually	By a majority of votes cast unless at any election, the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, then by plurality of votes cast. Directors elected annually
Number of directors	Minimum of two directors	Minimum of two directors and maximum of fourteen directors
Shareholder approval of executive and director compensation	Required and subject to annual advisory “say-on-pay” vote under SEC rules. Must also annually approve the maximum aggregate amount of compensation prospectively for the following business year of the board of directors and, separately, of the executive management	Required and subject to annual advisory “say-on-pay” vote under SEC rules
Shareholder proposals regarding items on the agenda at annual general meeting	Must generally be submitted at least 120 calendar days before the first anniversary of the date that Swiss TEL’s proxy statement was released to shareholders in connection with the previous year’s annual general meeting of shareholders	Must generally be submitted not earlier than 120 days and not later than 90 days before the anniversary of the date Irish TEL’s proxy statement was released to shareholders in connection with the previous year’s annual general meeting of shareholders
Shareholder right to call special meetings	Upon request by one or more shareholders holding at least 5% of share capital or votes of Swiss TEL	Upon request by shareholders holding at least 10% of share capital of Irish TEL
Shareholder right to remove directors	Requires approval by a majority of the votes of the shares entitled to vote	Requires approval by a majority of votes cast
Shareholder right to fill director vacancies	Vacancy filled by a shareholder vote at a general meeting of shareholders	Vacancy filled by approval of shareholders at general meeting. Board of directors also has power to fill vacancies on the board on an interim basis

Example Shareholder Rights	Before Merger	After Merger
Payment of dividends	Generally requires affirmative vote of shareholders holding a majority of the votes cast at a general meeting of shareholders and only if a corporation has sufficient distributable profits, or if it has distributable reserves	Directors may approve without shareholder resolution
Merger vote requirement	Approval of at least two-thirds of the votes represented at a shareholders meeting (plus the majority of the par value of shares)	Generally, at least a majority in number of shareholders, representing at least 75% of the votes cast at shareholders meeting. If a takeover offer, requires acquisition of more than 50% of voting rights; may squeeze out others if buyer acquires at least 80% of shares to which the offer relates
Mandatory takeover bid	Not applicable as long as Swiss TEL common shares do not trade on a Swiss Exchange	Upon acquisition of 30% of voting rights
Voting rights	Generally, one vote per share	One vote per share
Preferred shares	Not authorized; a resolution of the general meeting of shareholders approved by two-thirds of the shares represented (plus the majority of the par value of shares) would be required to establish preferred voting shares	Not generally authorized; a special resolution of shareholders at general meeting (requiring at least 75% of the votes cast) would be required to establish such shares.
Quorum (generally)	All resolutions and elections made by the general meeting of the shareholders require the presence of at least a majority of the shares entitled to vote	Two or more persons holding or representing by proxy at least a majority of the shares of Irish TEL entitled to vote
Preemptive rights	Shareholders generally have preemptive rights, however, Swiss TEL has opted for them to be limited or withdrawn by the board in many circumstances	Shareholders have preemptive rights; however, Irish TEL has opted out of them. The opt-out requires renewal after 5 years on an annual basis
Amendment to charter document	Shareholders are generally permitted to amend the Swiss TEL articles of association with a relative majority of the share votes cast in person or by proxy (not counting abstentions, broker non-votes or blank or invalid ballots, which have no effect); however amendment of certain provisions of the Swiss TEL	Only by resolution of shareholders at general meeting; requires at least 75% of the votes cast

Example Shareholder Rights	Before Merger	After Merger
articles of association requires either (i) the affirmative vote of 80% of the total votes of shares entitled to vote on the relevant record date or (ii) a resolution of the general meeting of shareholders passed by at least two thirds of the share votes represented and the majority of the par value of the share votes represented
Transfer restrictions on shares (subject to applicable securities laws)	None	None

QUESTIONS AND ANSWERS ON THE SOLICITATION AND THE VOTING
The following questions and answers are intended to address briefly some commonly asked questions regarding the matters that will be presented at the Special General Meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and the documents referred to or incorporated by reference in this proxy statement/prospectus for more information. For instructions on obtaining the documents incorporated by reference, see “Where You Can Find More Information”.
Q.
Why am I receiving this proxy statement/prospectus?

A.
The Board has unanimously approved the reorganization of our current holding company Swiss TEL, which is incorporated under Swiss law, to a new holding company Irish TEL, which is incorporated under Irish law. The reorganization would be effected by the merger of Swiss TEL with and into Irish TEL, an Irish public limited company and wholly owned subsidiary of Swiss TEL, with Irish TEL surviving as the publicly traded parent entity of the TE Group and successor to Swiss TEL (the “Merger”). As a result of the Merger, each shareholder of Swiss TEL (except for Swiss TEL or any of its subsidiaries) will receive one NYSE listed Irish TEL ordinary share in exchange for each Swiss TEL common share held immediately prior to the effectiveness of the Merger, and each Swiss TEL common share (including common shares held by Swiss TEL or any of its subsidiaries, which will not be exchanged for Irish TEL ordinary shares) will, on completion of the Merger, be delisted, cancelled and cease to exist. In connection with the Merger, the Board is submitting to our shareholders for approval at the Special General Meeting, a merger agreement (the “Merger Agreement”), pursuant to which the Merger would be effected (the “Merger Agreement Proposal”).

We will not complete the Merger unless the Merger Agreement Proposal is approved by our shareholders.
In addition, the Board is seeking your approval of the reduction of the share premium account of Irish TEL to allow for the creation of distributable reserves, which are required under Irish law to allow Irish TEL to make distributions, to pay dividends or to repurchase or redeem Irish TEL ordinary shares following completion of the Merger (the “Reserves Proposal”). The Merger is not conditioned on the approval of the Reserves Proposal.
We are asking you to vote on each of the Merger Agreement Proposal and the Reserves Proposal, which is why we have called the Special General Meeting and sent you this proxy statement/prospectus. We encourage you to read this proxy statement/prospectus carefully.
We will mail the proxy materials to each person who is registered as a holder of Swiss TEL common shares in the Swiss TEL register of shareholders as of the close of business (Eastern Standard Time) on April 18, 2024. We also will send a copy of the proxy materials, including the proxy card, to any holder of record who becomes registered in the Swiss TEL share register after the close of business (Eastern Standard Time) on April 18, 2024 and continues to be registered in the Swiss TEL share register at the close of business (Eastern Standard Time) on May 23, 2024.
Q.
What is the Merger?

A.
The Merger is the method by which we will effect the reorganization of our current holding company Swiss TEL, which is incorporated under Swiss law, to a new holding company Irish TEL, which is incorporated under Irish law. Immediately prior to the Merger, the assets and liabilities of Swiss TEL will be contributed to TE Connectivity Switzerland Ltd., a Swiss corporation and wholly owned subsidiary of Swiss TEL (“New Swiss TEL” and the contribution to New Swiss TEL, the “Contribution”) (except for certain assets and liabilities including, without limitation, the liability for dividend payments, the shares in Irish TEL and the guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL)). Swiss TEL will then merge with Irish TEL, with Irish TEL being the successor company. Irish TEL will assume, by operation of Swiss law, all of the assets and liabilities held by Swiss TEL immediately prior to the Merger that have not been contributed to New Swiss TEL (including, without limitation, liability for dividend payments) and will provide guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL). See the following chart for more information.

*
Except for certain assets and liabilities including, without limitation, the liability for dividend payments, the shares in Irish TEL and the guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL).

You, as a shareholder of Swiss TEL, will receive one NYSE listed Irish TEL ordinary share in exchange for each Swiss TEL common share held by you immediately prior to the effectiveness of the Merger and each Swiss TEL common share (including common shares held by Swiss TEL or any of its subsidiaries, which will not be exchanged for Irish TEL ordinary shares) will, on completion of the Merger, be delisted, cancelled and cease to exist. The Merger will result in you holding NYSE listed Irish TEL ordinary shares, rather than Swiss TEL common shares.
Immediately after the Merger, the number of Irish TEL ordinary shares you own will be the same as the number of Swiss TEL common shares you held immediately prior to the Merger, and your relative economic interest in us will remain unchanged. After the Merger, Irish TEL will continue to conduct the same businesses in a holding company capacity that Swiss TEL conducted prior to the Merger.
Upon completion of the Merger, Irish TEL intends to be tax resident in Ireland.
Q.
Who are the parties to the Merger?

A.
The parties to the Merger are Swiss TEL and Irish TEL.

Q.
How will TE Connectivity plc and its subsidiaries be organized after the effective time of the Merger?

A.
Our shareholders currently own common shares of TE Connectivity Ltd., a Swiss company, which we refer to in this proxy statement/prospectus as Swiss TEL. Swiss TEL is a holding company whose principal assets consist of 100% equity ownership of Tyco Electronics Group S.A. (“TEGSA”), a Luxembourg company, the issuer of our outstanding senior notes and the obligor of our unsecured senior revolving credit facility (“Credit Facility”). The Merger and certain other internal reorganization transactions to be undertaken prior to the Merger will result in: (i) you owning ordinary shares in TE Connectivity plc, a public limited company incorporated under Irish law, which we refer to as Irish TEL, (ii) Irish TEL owning all of the outstanding equity interests of a newly formed Swiss company, which we refer to as New Swiss TEL, and (iii) New Swiss TEL owning all of the equity interests of TEGSA and other assets. Therefore, immediately after completion of the Merger, the shareholders of Irish TEL will be the same as the shareholders of Swiss TEL and Irish TEL will wholly own, directly or indirectly, all of Swiss TEL’s subsidiaries.
Q.
Why do you want to have your publicly traded parent company incorporated in Ireland and are there risks associated with doing so?

A.
After careful consideration, the management and board of directors of Swiss TEL are recommending to shareholders the reorganization of our current holding company Swiss TEL, which is incorporated under Swiss law, to a new holding company Irish TEL, which is incorporated under Irish law. We believe the move is in the best long-term interest of the company and its shareholders.

Swiss TEL’s current corporate governance structure, set forth in our Board Governance Principles, includes principles and practices that we believe represent best practices tailored to our circumstances. We are firmly committed to these principles and practices wherever the company is based. Our increasing concern with Swiss law is the restrictive nature of regulations as well as ongoing uncertainty about how the laws will be applied and enforced. During 2022 and 2023, our management and the Board conducted a comprehensive review of jurisdictions due to these concerns, including at meetings of the Board. Based upon such review, we believe that the legal and regulatory systems in Ireland will provide us certain advantages over the comparative systems in Switzerland. We anticipate that having our publicly-traded parent company incorporated in Ireland will provide us the following benefits:
•
The management of our capital (dividends, stock repurchase, securities issuance, and debt) will be less limited and less costly in Ireland compared to Switzerland. For example, we are currently facing uncertainty over our share repurchase program following the takeover of Credit Suisse Group AG by UBS Group AG and the relevant Swiss law provisions relating to intermediaries and secondary trading lines, in addition to complexity in Switzerland relating to share capital reduction for repurchased shares. Further, in Switzerland, a shareholder vote is required to declare dividends. Any change to a declared dividend requires another shareholder vote, thereby increasing the overall cost of capital return to shareholders. In Ireland, the board of directors can declare and amend dividends without the added time and expense.

•
Ireland is a jurisdiction with a well-developed legal system and corporate law with established standards of corporate governance.

•
We believe the Irish legal and regulatory system is more certain than in Switzerland. Swiss law provides that amendments to the Swiss federal constitution can be put to a vote by the Swiss citizens and the Swiss cantons at the initiative of Swiss citizens who obtain a requisite number of signatures. If such an initiative is approved by the requisite majorities, the proposed constitutional amendment becomes part of the Swiss federal constitution without a preceding parliamentary process. The Swiss federal parliament is then mandated to implement the constitutional amendment approved by the Swiss people in a federal statute. On an interim basis, the Swiss federal council, Switzerland’s executive branch of government, may also be given the authority to implement the constitutional amendment through regulations until adoption of the definitive federal statute. We believe this process results in some unpredictability in the Swiss legal system. The same system does not exist in Ireland.

•
Ireland is a common law jurisdiction, which is more consistent with the legal system in the United States and which we believe is less prescriptive and more flexible than civil law jurisdictions such as Switzerland. We believe that this flexibility could be beneficial to us in structuring acquisitions, paying dividends, administering corporate functions and other corporate governance matters. For example, under the Swiss legal system we are required to have shareholders vote prospectively on the compensation of the members of executive management and the board of directors, which is separate from the advisory “say-on-pay” vote required by the Dodd Frank Act and is often a source of confusion for shareholders. Likewise, Swiss law requires shareholders to appoint not only the members of the board of directors but also the chairman of the board and the members of the compensation committee. Irish law conversely does not require shareholders to approve the compensation of the members of executive management and the board of directors (so only the advisory “say-on-pay” vote required by Dodd Frank Act would be necessary) or elect the chairman of the board or members of the compensation committee.
•
Ireland is a full member of the European Union and enjoys the benefits of its single market and single currency, which we believe will provide better opportunities for conducting our business. Additionally, similar to Switzerland, Ireland has a developed, stable and internationally competitive tax regime and an extensive double tax treaty network, including access to European Union treaties, which we believe will allow us to continue to conduct our operations in a tax-efficient manner.

•
The legal requirements we will be subject to as a company incorporated in Ireland, listed on the New York Stock Exchange and subject to SEC disclosure and shareholder voting requirements strike the right balance between robust external governance oversight and regulation of our executive and director pay practices and the ability of our compensation committee consisting of independent directors to determine executive compensation to provide incentives to our executive management and to offer competitive salaries and benefits.

Although we expect that the Merger should provide us with the benefits described above, the Merger will expose TEL and its shareholders to some risks, including the following:
•
the risk that the potential benefits described above sought in the Merger may not be realized;

•
the possibility of uncertainty created by the Merger, the corporate reorganization, and being incorporated in a member state of the European Union;

•
the fact that Irish corporate law imposes different and additional obligations on us and our shareholders;

•
the fact that we expect to incur costs to complete the Merger;

•
the diversion of management’s time and attention; and

•
other risks related to the corporate reorganization to Ireland discussed under “Risk Factors.”

The Board has considered both the potential advantages of, and the risks associated with, the Merger and has unanimously approved the Merger Agreement and recommends that shareholders vote to approve the Merger Agreement Proposal. See “Proposal No. 1 Approval of the Merger Agreement —  Background and Reasons for the Merger” for further information.
Q.
Will the Merger affect our current or future operations?

A.
While the corporate reorganization to Ireland is expected to position TEL to capture the benefits described above, we believe that the Merger should otherwise have no material impact on how TEL conducts its day-to-day operations. Where TEL conducts its future operations for its customers will depend on a variety of factors, including the worldwide demand for our products and services and the overall needs of our businesses, independent of our legal domicile or tax residency. Please read “Risk Factors” for a discussion of various ways in which the Merger could have an adverse effect on us.

Q.
How is the Merger expected to affect Swiss TEL’s current debt arrangements?

A.
In connection with the Merger, we expect Irish TEL and our newly formed Swiss subsidiary New Swiss TEL to become guarantors and/or assume the obligations of Swiss TEL as a co-issuer or parent guarantor, as the case may be, under the indentures governing our outstanding notes and the Credit Facility. We expect TEGSA to continue as an issuer of our outstanding publicly held notes and as the borrower under the Credit Facility.

Q.
Will the Merger dilute my economic interest?

A.
The Merger will not dilute your economic interest in TEL. Immediately after completion of the Merger, Irish TEL will own, directly or indirectly, the same businesses, assets and operations as Swiss TEL owned immediately prior to the completion of the Merger. Further, you will own the same number of Irish TEL ordinary shares as the number of Swiss TEL common shares you owned immediately prior to the Merger. Finally, the number of outstanding Irish TEL ordinary shares after the completion of the Merger will be the same as the number of outstanding Swiss TEL common shares immediately before completion of the Merger.

Q.
Will the Merger result in any changes to my rights as a shareholder?

A.
The completion of the Merger will change the governing corporate law that applies to shareholders of our parent company from Swiss law to Irish law. The legal system governing corporations organized under Irish law differs from the legal system governing corporations organized under Swiss law. As a result, we are unable to adopt governing documents for Irish TEL that are identical to the governing documents for Swiss TEL. Notwithstanding the differences in the governing documents between Irish TEL and Swiss TEL, we believe that Irish law and Irish TEL’s proposed memorandum and articles of association adequately safeguard the rights of shareholders. See “Comparison of Rights of Shareholders”. A copy of Irish TEL’s proposed memorandum and articles of association is attached as Annex B to this proxy statement/prospectus. We believe that these changes primarily (1) either are required by Irish law or otherwise result from differences between the corporate laws of Ireland and the corporate laws of Switzerland, and (2) relate to the corporate reorganization of TEL’s publicly traded parent from our current holding company Swiss TEL incorporated in Switzerland to the new holding company Irish TEL incorporated in Ireland.

Q.
Will the Merger affect the payment of the dividends approved by shareholders at our 2024 annual general meeting?

A.
On March 13, 2024, at our annual general meeting, our shareholders approved an aggregate dividend in the amount of $2.60 per share to be paid in four quarterly installments of $0.65 on June 7, 2024, September 6, 2024, December 6, 2024 and March 7, 2025. We currently anticipate completing the Merger by the end of 2024 after the payment of the first or second dividend installment. The dividend payments approved by our shareholders at the 2024 annual general meeting are legal obligations and Irish TEL will be obligated under the Merger Agreement to pay all such dividend installments that remain unpaid at the time of the completion of the Merger as part of its assumption of all of the liabilities of Swiss TEL. Notwithstanding the Merger, as long as you are a holder of Swiss TEL common shares, or Irish TEL ordinary shares following the Merger, on the applicable record and payment date relating to any of the remaining installments, you will receive such dividend installment regardless of which TEL entity pays it.

Q.
What are the major actions that have been performed or will be performed to effect the Merger?

A.
We have taken or will take the actions listed below to effect the Merger:

•
Irish TEL was formed as a private limited company incorporated under Irish law, was transferred to Swiss TEL, was re-registered as an Irish public limited company and renamed “TE Connectivity plc” and is currently a direct subsidiary of Swiss TEL;

•
the Merger Agreement was executed by Swiss TEL and Irish TEL on March 18, 2024;

•
a merger report was prepared, which, together with the Merger Agreement and the balance sheet on the basis of which the Merger is effected, was confirmed by Deloitte AG, Zurich, Switzerland, to be in compliance with the Swiss Act on Mergers, Demergers, Transfers of Assets and Transformations (the “Swiss Merger Act”); and

•
Swiss TEL shareholders will be asked to vote to approve the Merger Agreement Proposal at the Special General Meeting.

Conditional upon approval of the Merger Agreement Proposal by our shareholders, and the satisfaction of the other conditions to completing the Merger, (i) immediately prior to the Merger, the assets and liabilities of Swiss TEL will be contributed to New Swiss TEL (except for certain assets and liabilities including, without limitation, the liability for dividend payments, the shares in Irish TEL and the guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL)) and (ii) Swiss TEL will merge with and into Irish TEL effective upon the registration of the Merger with the commercial register of the Canton of Schaffhausen, Switzerland (the “Commercial Register”), subject to approval by the Swiss Federal Commercial Register Office.
As a result of the Merger:
•
Irish TEL will serve as the successor company;

•
Irish TEL will assume, by operation of Swiss law, all of the assets and liabilities held by Swiss TEL immediately prior to the Merger that have not been contributed to New Swiss TEL (including, without limitation, liability for dividend payments) and will provide guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL);

•
each shareholder of Swiss TEL (except for Swiss TEL or any of its subsidiaries) will receive one NYSE listed ordinary share of Irish TEL in exchange for each common share of Swiss TEL held immediately prior to the effectiveness of the Merger;

•
Swiss TEL will be dissolved by means of absorption by Irish TEL and without a formal liquidation procedure;

•
each common share of Swiss TEL (including common shares held by Swiss TEL or any of its subsidiaries, which will not be exchanged for Irish TEL ordinary shares) will be delisted, cancelled and will cease to exist;

•
New Swiss TEL will become a wholly owned, direct subsidiary of Irish TEL;

•
Irish TEL will assume certain employee benefit plans and agreements that had previously been sponsored by Swiss TEL and Irish TEL will amend (as required) such plans in order to permit the issuance or delivery of Irish TEL ordinary shares thereunder, rather than Swiss TEL common shares (and to make any other modifications which may be required to comply with Irish law);

•
Irish TEL and one or more of its subsidiaries will enter into indemnity agreements with those directors and executive officers who currently have indemnity agreements with Swiss TEL, upon terms substantially similar to the Swiss TEL agreements to the extent permitted by Irish law; and

•
Irish TEL and New Swiss TEL will assume (or provide, as applicable) guarantees of certain indebtedness of subsidiaries of Swiss TEL that is, immediately prior to the completion of the Merger, guaranteed by Swiss TEL, including guarantees of debt incurred by TEGSA, under the Credit Facility and the indentures governing our outstanding notes.

Q.
Will the Merger have an impact on our operating expenses or effective tax rate?

A.
We do not expect the Merger to have a material effect on our operating costs, including our selling, general and administrative expenses. In addition, we do not expect the Merger to materially affect our worldwide effective corporate tax rate.

Q.
Is the Merger taxable to me?

A.
As is discussed below under “Material Tax Considerations — Swiss Tax Considerations” under Swiss law, a transaction such as the Merger, which results in the migration or “exit” of a company from Switzerland, could result in the imposition of Swiss withholding tax. While such a tax would be a shareholder level tax, the Swiss company would be required to pay such tax to the Swiss tax authorities on behalf of the shareholders. Any such payment by the Swiss company could give rise to taxes imposed on shareholders in other countries, such as the United States, on the tax amounts deemed paid on behalf of such shareholders. We have obtained a ruling from the Swiss Federal Tax Administration to the effect that no Swiss withholding tax would be payable under Swiss tax laws as a result of the Merger.

Under U.S. federal income tax law, beneficial owners of Swiss TEL common shares generally will not recognize gain or loss, for U.S. federal income tax purposes, as a result of the exchange of their Swiss TEL common shares for Irish TEL ordinary shares in the Merger. See “Material Tax Considerations —  U.S. Federal Income Tax Considerations”.
Under Irish tax law, holders of Swiss TEL common shares who are neither tax resident nor ordinarily resident in Ireland and who have not at any time had a branch or agency in Ireland to which the holding of such shares is attributable will not be subject to tax as a result of the Merger. See “Material Tax Considerations — Irish Tax Considerations”.
Q.
Has the Swiss Federal Tax Administration or the U.S. Internal Revenue Service rendered a ruling on the Merger?

A.
We have received a ruling from the Swiss Federal Tax Administration confirming that no Swiss withholding tax would be payable under Swiss laws as a result of the Merger. So long as Swiss TEL does not generate any legally distributable reserves subject to Swiss withholding tax until the effective date of the Merger no such Swiss withholding tax will be payable under Swiss law as a result of the Merger. See “Summary of the Merger — Conditions to Completion of the Merger” and “Material Tax Considerations — Swiss Tax Considerations”.

While no ruling has been or will be requested from the U.S. Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Contribution and the Merger, it is a condition to closing of the Merger that we receive an opinion from our tax counsel, Eversheds Sutherland (US) LLP, in form and substance reasonably satisfactory to us, confirming, as of the effective date of the Merger, the matters discussed under the heading “Material Tax Considerations — U.S. Federal Income Tax Considerations,” including that neither we nor our shareholders will recognize gain or loss as a result of the Merger. See “Summary of the Merger — Conditions to Completion of the Merger” and “Material Tax Considerations — U.S. Federal Income Tax Considerations”.
Q.
Is the Merger a taxable transaction for Swiss TEL or Irish TEL?

A.
We have obtained a ruling from the tax authorities of the canton of Schaffhausen and the Swiss Federal Tax Administration confirming that the transfer of the assets and liabilities of Swiss TEL (except the liability for dividend payments, the shares in Irish TEL and the guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL)) to New Swiss TEL, as well as the Merger, does not result in any Swiss tax consequences. The Merger will not be a taxable transaction for Irish TEL for Irish tax purposes.

Q.
Will there be Irish withholding tax on future dividends, if any, by Irish TEL?

A.
For the majority of shareholders, there will be no Irish withholding tax on dividends paid by Irish TEL. Whether Irish TEL will be required to deduct Irish dividend withholding tax from dividends paid to a shareholder will depend largely on whether that shareholder is resident for tax purposes in a “relevant territory.” A list of the “relevant territories” is included as Annex C to this proxy statement/prospectus. The information below is only a summary and does not contain all of the information that is important to you. See “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends” for a more detailed description of the Irish withholding tax on dividends.

SHARES HELD BY U.S. RESIDENT SHAREHOLDERS
A submission will be made to the Revenue Commissioners of Ireland (“Irish Revenue”) to confirm that dividends paid in respect of Irish TEL ordinary shares that are held beneficially (via The Depository Trust Company (the “DTC”)) and are owned by residents of the United States will not be subject to Irish withholding tax provided the address of the relevant shareholder in his, her or its broker’s records is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Irish TEL).
The submission, which will be made to Irish Revenue, will also request confirmation that, for shares held directly by residents of the United States, dividends will not be subject to Irish withholding tax if the shareholder has provided a valid Irish dividend withholding tax exemption form (“DWT Form”) or a valid IRS Form 6166, Certificate of U.S. Tax Residency, to Irish TEL’s transfer agent.
SHARES HELD BY RESIDENTS OF “RELEVANT TERRITORIES” OTHER THAN THE UNITED STATES
Dividends paid to Irish TEL shareholders who are residents of “relevant territories” other than the United States generally will not be subject to Irish withholding tax, provided that those shareholders provide required DWT Forms that will allow them to receive their dividends without any Irish withholding tax. Such shareholders must provide the appropriate DWT Forms to their brokers before the record date for the first dividend payment to which they are entitled (in the case of shares held beneficially) or to Irish TEL’s transfer agent at least seven business days before such record date (in the case of shares held directly).
SHARES HELD BY RESIDENTS OF COUNTRIES THAT ARE NOT “RELEVANT TERRITORIES”
Irish TEL shareholders who do not reside in “relevant territories” will be subject to Irish withholding tax (currently at the rate of 25%), though there are a number of exemptions that could apply on a case-by-case basis. Such shareholders should seek advice from their tax advisors as to whether and how they may claim such exemptions.
IMPORTANT INFORMATION FOR ALL SHAREHOLDERS ABOUT IRISH DIVIDEND WITHHOLDING TAX
Irish TEL will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. We strongly recommend that shareholders who will need to complete DWT Forms as described above do so and provide them to their brokers or Irish TEL’s transfer agent, as the case may be, as soon as possible and in any event prior to the dates specified above. Shareholders who do not need to complete DWT Forms should ensure, however, that their residence or required U.S. tax information has been properly recorded by their brokers or provided to Irish TEL’s transfer agent, as the case may be. If any shareholder who is exempt from withholding receives a dividend subject to Irish dividend withholding tax, such shareholder may make an application for a refund from the Irish Revenue on the prescribed form.
Please contact your broker or your tax advisor if you have any questions regarding Irish dividend withholding tax.
Q.
Will there be Irish income tax on dividends on Irish TEL ordinary shares?

A.
Irish income tax may arise for non-Irish residents in respect of dividends received from Irish resident companies. However, for the majority of shareholders, there will be no Irish income tax on dividends.

Dividends paid in respect of Irish TEL ordinary shares owned by residents of “relevant territories” or by other shareholders that are otherwise exempt from Irish dividend withholding tax will generally not be subject to Irish income tax. Residents of “relevant territories” and other shareholders that are otherwise exempt from Irish dividend withholding tax who receive dividends subject to Irish withholding tax should be able to make a reclaim of the withholding tax from the Irish Revenue. Irish TEL shareholders who are not entitled to an exemption from Irish dividend withholding tax and, therefore, receive their dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on the dividend.
The summary response does not address shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes, and such shareholders should seek advice from their tax advisors. See “Material Tax Considerations — Irish Tax Considerations — Income Tax on Dividends Paid on Irish TEL Ordinary Shares” for a more detailed description of the Irish income tax on dividends.

Q.
Will there be an Irish stamp duty on the transfer of Irish TEL ordinary shares after completion of the Merger?

A.
For the majority of transfers of Irish TEL ordinary shares, there will be no Irish stamp duty. Under Irish stamp duty law, stamp duty may be incurred upon certain share transfers occurring after completion of the Merger. A transfer of Irish TEL ordinary shares from a seller who holds shares beneficially (i.e., via DTC) to a buyer who holds the acquired shares beneficially (i.e., via DTC), which is effected by the debit/credit of book-entry interests representing the shares through DTC, will not be subject to any stamp duty. A transfer of Irish TEL ordinary shares by a seller who holds shares of record (i.e., not through DTC) to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares of record, may incur stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher), generally payable by the buyer. A shareholder who holds shares of record may transfer such shares into or out of its own broker account to be held through DTC without incurring any stamp duty, provided there is no change in the beneficial ownership of such shares as a result of the transfer and the transfer into DTC is not effected in contemplation of a sale of such shares by the beneficial owner to a third party. Because of the potential Irish stamp duty on transfers of Irish TEL ordinary shares, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account to be held through DTC as soon as possible and in any event prior to completion of the Merger. We also strongly recommend that any person who wishes to acquire Irish TEL ordinary shares after completion of the Merger acquire such shares beneficially (i.e., through DTC).

Irish TEL does not intend to pay any stamp duty levied on transfers of its shares on behalf of a buyer. However, Irish TEL’s memorandum and articles of association as they will be in effect after the Merger allow Irish TEL in its absolute discretion, to pay (or to cause one of its affiliates to pay) any such stamp duty. In the event of any such payment, Irish TEL shall be entitled to (i) seek reimbursement from the buyer, (ii) set-off the amount of the stamp duty against future dividends on such shares, and (iii) claim a first and paramount lien on the Irish TEL ordinary shares acquired by such buyer and any dividends paid on such shares. The directors of Irish TEL have discretion to decline to register an instrument of transfer in the name of a buyer unless the instrument of transfer has been properly stamped (in circumstances where stamping is required).
See “Material Tax Considerations — Irish Tax Considerations — Stamp Duty” for a more detailed description of the Irish stamp duty.
Q.
Will there be Irish capital acquisitions tax (“CAT”) on gifts and/or inheritances of Irish TEL ordinary shares after the Merger?

A.
CAT (currently levied at a rate of 33% above certain tax-free thresholds) will, subject to the availability of any exemptions or reliefs, apply to a gift or inheritance of Irish TEL ordinary shares irrespective of the place of residence, ordinary residence, or domicile of the donor or recipient. The recipient has primary liability for CAT. See “Material Tax Considerations — Irish Tax Considerations — Capital Acquisitions Tax”. We strongly recommend that you consult your own advisors to consider your estate planning needs.

Q.
Under Irish law, does it matter, for tax or other reasons, whether I hold my shares “beneficially” or “of record”?

A.
Yes. In general, Irish TEL shareholders will hold their shares in one of two ways. Some shareholders are directly registered in their own names on Irish TEL’s shareholder records, as maintained by its transfer agent. In this proxy statement/prospectus, we generally refer to these shareholders as holding their shares “directly” or “of record.” Most of our shareholders will hold their shares through banks, brokers, trustees, custodians or other nominees, which in turn hold those shares through DTC. We generally refer to these shareholders as holding their shares “beneficially,” and to these banks brokers, trustees, custodians or other nominees as “brokers.”

Under Irish tax law you may be treated differently depending on whether you hold your shares “beneficially” or “of record.” Because of the potential Irish stamp duty on transfers of Irish TEL ordinary shares, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account to be held through DTC as soon as possible and in any event prior to completion of the Merger. We also strongly recommend that any person who wishes to acquire Irish TEL ordinary shares after completion of the Merger acquire such shares beneficially (i.e., through DTC). See “Material Tax Considerations — Irish Tax Considerations”.
Q.
What types of information and reports will Irish TEL make available following the Merger?

A.
After the completion of the Merger, Irish TEL will remain subject to the SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd Frank Act and the applicable corporate governance rules of the NYSE, and Irish TEL will continue to report TEL’s consolidated financial results in U.S. dollars and under U.S. GAAP and will continue to file reports on Forms 10-K, 10-Q and 8-K with the SEC, as Swiss TEL currently does. Irish TEL will be permitted under Irish law to prepare and file its Irish statutory accounts in accordance with U.S. GAAP in respect of fiscal years ending no later than December 31, 2030 (and after that date will be required to prepare its Irish statutory financial statements according to a financial reporting framework permissible under Irish law — i.e., IFRS or Irish GAAP, in addition to separately preparing financial statements under U.S. GAAP required by SEC rules). Irish TEL will not be required to provide shareholders with the Swiss statutory financial statements currently provided by Swiss TEL. Irish TEL will also be required to comply with any additional reporting and governance requirements of Irish law.

For so long as Irish TEL has a class of equity securities listed on the NYSE, Irish TEL will continue to be subject to rules regarding proxy solicitations and tender offers and the corporate governance requirements of the NYSE, the Exchange Act, the Dodd Frank Act and the Sarbanes-Oxley Act including, for example, independence requirements for audit, compensation, and nominating and corporate governance committee composition, requirements relating to committee responsibilities and corporate governance documents, annual certification requirements, auditor independence rules, notification requirements and shareholder approval rules, unless certain circumstances change. To the extent possible under Irish law, Irish TEL corporate governance practices are expected to be materially similar to those of Swiss TEL. See “Comparison of Rights of Shareholders”.
Q.
What are the conditions to the completion of the Merger?

A.
The Merger cannot be completed without satisfying certain conditions, the most important of which is that our shareholders approve the Merger Agreement Proposal at the Special General Meeting. In addition, there are other conditions, such as the receipt of a confirmation from the Swiss Tax Administrations (which has already been obtained) that there is no withholding tax payable under Swiss law as a result of the Merger, the requirement to obtain authorization for listing the Irish TEL ordinary shares on the NYSE, completion of creditor calls required by Swiss law, the registration of the Merger with the Commercial Register, and receipt of certain legal opinions. See “Summary of the Merger — Conditions to Completion of the Merger”.

Q.
When do you expect the Merger to be completed?

A.
We intend to complete the Merger in 2024, assuming the Merger Agreement Proposal is approved at the Special General Meeting. If the Merger Agreement Proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to completion of the Merger are satisfied, we will file an application to effect the Merger with the Commercial Register following the Special General Meeting. The Merger will be completed and become effective on the date of the entry of the Merger in the daily ledger of the Commercial Register, subject to approval by the Swiss Federal Commercial Register Office. We currently anticipate completing the Merger before the end of 2024.

We may decide to abandon the Merger at any time prior to the Special General Meeting, and in some circumstances, after obtaining shareholder approval at the Special General Meeting. After the Merger Agreement Proposal is approved by our shareholders, we anticipate filing the application to effect the Merger, unless one of the conditions to completing the Merger fails to be satisfied.

Q.
What will I receive for my Swiss TEL common shares?

A.
You will receive, as consideration in the Merger, one Irish TEL ordinary share in exchange for each Swiss TEL common share you hold immediately prior to the completion of the Merger, with such Swiss TEL common shares being delisted, cancelled and ceasing to exist on completion of the Merger.

Q.
Do I have to take any action to exchange my Swiss TEL common shares and receive the Irish TEL ordinary shares as a result of the Merger?

A.
This depends on how you currently hold your Swiss TEL common shares. The vast majority of Irish TEL ordinary shares to be delivered in connection with the Merger will be delivered in a manner that will allow the Irish TEL ordinary shares to be transferred through the facilities of DTC.

Beneficial holders of Swiss TEL common shares held in “street name” through a bank, broker or other nominee will not be required to take any action. Your ownership of Irish TEL ordinary shares will be recorded in book entry form by your nominee as soon as reasonably practicable after the effective date of the Merger without the need for any additional action on your part.
Shareholders of record of Swiss TEL common shares recorded only in book-entry form will not be required to take any action. Your ownership of Irish TEL ordinary shares will be recorded in book entry form as soon as reasonably practicable after the effective date of the Merger by Irish TEL’s transfer agent without the need for any additional action on your part.
If you hold Swiss TEL share certificates, Equiniti Trust Company, LLC, acting as exchange agent (the “Exchange Agent”) will hold your Irish TEL ordinary shares and all entitlements (including dividend entitlements) arising therefrom, as nominee on your behalf pending formal delivery of such shares to you. Such share delivery shall be subject to customary exchange procedures established by the Exchange Agent to implement the delivery. In this regard, as soon as reasonably practicable after the effective time of the Merger, the Exchange Agent will mail a letter of transmittal to you, which will, among other matters, contain instructions as to how you may: (i) register your new Irish TEL ordinary shares directly in your own name or that of your designee in book-entry form or (ii) deposit your Irish TEL ordinary shares in the facilities of DTC. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.
Until persons holding certificates representing previous Swiss TEL common shares elect, in accordance with the procedures set forth in the letter of transmittal, as to how they want to hold their new Irish TEL ordinary shares, those persons will not be able to transfer their new Irish TEL ordinary shares. Such persons will, however, be able to vote their new Irish TEL ordinary shares through the Exchange Agent acting as their proxy pending formal delivery of legal title thereto.
Any Irish TEL ordinary shares issued to the Exchange Agent that remain undelivered to the former holders of Swiss TEL common shares as of the 12 month anniversary of the effective time of the Merger (or the termination of the Exchange Agent’s engagement, if later) will be delivered to Irish TEL or its designee, together with all entitlements (including dividend entitlements) arising therefrom, upon demand, and Irish TEL or its designee will thereafter continue to hold such shares and entitlements, as nominee for, and on behalf of, the former holders of Swiss TEL common shares, on substantially similar terms as the Exchange Agent, pending formal delivery of legal title thereto, but subject to applicable abandoned property, escheat or similar laws. No interest shall be payable on any dividend entitlements or other amounts held, from time to time, by Irish TEL, the Exchange Agent or any of their respective affiliates or designees as nominee for any former holder of Swiss TEL common shares, and none of Irish TEL, the Exchange Agent or any of their respective affiliates or designees shall be required to account to any former holder of Swiss TEL common shares for same.
If you are a shareholder of record of Swiss TEL and receive Irish TEL ordinary shares or choose to hold your Irish TEL ordinary shares directly (i.e., not through DTC), subsequent transfers of ordinary shares may result in stamp duty under Irish law. For more information, see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty”. Therefore, each record holder of Swiss TEL common shares is strongly encouraged to open a broker account so that they can transfer their

Swiss TEL common shares into a broker account to be held through DTC as soon as possible and, in any event, prior to completion of the Merger. If a record holder of Swiss TEL common shares does not transfer their Swiss TEL common shares into a broker account to be held through DTC prior to completion of the Merger, we strongly recommend that such holders of Swiss TEL common shares provide the documents and information requested by the Exchange Agent in a timely manner, so that your Irish TEL ordinary shares may be delivered and held through the facilities of DTC. For more information, see “Proposal No. 1 Approval of the Merger Agreement — Exchange of Shares; Delivery of Shares to Former Record Holders”.
Q.
What happens to Swiss TEL’s equity-based awards at the effective time of the Merger?

A.
As of the effective time of the Merger, Irish TEL will adopt and assume, and become the plan sponsor of, each employee benefit and compensation plan and agreement of Swiss TEL.

At the effective time of the Merger, all outstanding options to purchase Swiss TEL common shares and all outstanding awards of restricted stock units and other equity-based awards granted to our employees, officers and directors by Swiss TEL or any of its subsidiaries under our equity incentive plans prior to the effective time of the Merger will entitle the holder to purchase or receive, or receive benefits or amounts based on, as applicable, an equal number of Irish TEL ordinary shares. All of such equity-based awards will generally be subject to the same terms and conditions as were applicable to such awards immediately prior to the completion of the Merger.
Q.
Can I trade Swiss TEL common shares between the date of this proxy statement/prospectus and the completion of the Merger?

A.
Yes. The Swiss TEL common shares will continue to trade on the NYSE during this period.

Q.
After the Merger is complete, where can I trade Irish TEL ordinary shares?

A.
It is anticipated that the Merger will take place at a time following the close of trading on the NYSE but prior to the opening of the market on the next trading day. We expect the Irish TEL ordinary shares received in the Merger to be listed and traded on the NYSE under the symbol “TEL,” the same symbol under which your Swiss TEL common shares are currently listed and traded. Irish TEL currently does not intend to seek a listing on Euronext Dublin. Swiss TEL common shares currently listed on the NYSE will be delisted from the NYSE and cancelled due to the Merger.

Q.
What impact will the Merger have on TEL’s inclusion in the S&P 500 index?

A.
We are currently a component of the S&P 500 stock index. Based on current guidelines, we do not expect S&P to remove our shares as a component thereof.

Q.
What proposals are being presented at the Special General Meeting, and what vote is required to approve each proposal?

A.
We intend to present the Merger Agreement Proposal and the Reserves Proposal at the Special General Meeting, provided that if the Merger Agreement Proposal is not approved by our shareholders, we will not present the Reserves Proposal at the Special General Meeting. The affirmative vote of at least two-thirds of the Swiss TEL common shares (plus the majority of the par value of the shares) as represented in person or by proxy at the meeting is required to approve the Merger Agreement Proposal, and the affirmative vote of at least a majority of the Swiss TEL common shares cast (in person or by proxy) at the meeting is required to approve the Reserves Proposal.

Q.
Why am I being asked to approve the Reserves Proposal?

A.
Under Irish law, dividends may only be paid (and share repurchases and redemptions must generally be funded) out of “distributable reserves”, being accumulated realized profits less accumulated realized losses, of which Irish TEL will not have a sufficient reserve immediately following the completion of the Merger to fund its dividends, share repurchases and redemptions on a go forward basis. See “Proposal No. 2 Approval of Creation of Distributable Reserves of Irish TEL”.

You are being asked to approve the creation of distributable reserves of Irish TEL (through the reduction of the share premium account of Irish TEL) to facilitate Irish TEL to be able to make distributions, to pay dividends or repurchase or redeem its ordinary shares after the Merger.
In addition, the creation of distributable reserves of Irish TEL by way of a capital reduction of Irish TEL requires the approval of the Irish High Court. Although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court. See “Risk Factors” and “Proposal No. 2 Approval of Creation of Distributable Reserves of Irish TEL”.
If Swiss TEL shareholders do not approve the Reserves Proposal, Irish TEL intends to nonetheless seek Irish High Court approval to create distributable reserves.
The capital reduction is not a prerequisite for Irish TEL to be able to satisfy the obligation to pay the remaining installments of the dividend approved at the March 13, 2024 annual general meeting of Swiss TEL shareholders that remain unpaid at the time of the Merger in respect of Irish TEL ordinary shares issued at the time of the Merger, all such payments being liabilities of Swiss TEL.
Q.
What will happen if the Reserves Proposal is not approved?

A.
The approval of the Reserves Proposal is a non-binding advisory resolution only and is not a condition to the completion of the Merger. Accordingly, if shareholders of Swiss TEL approve the Merger Agreement Proposal, but do not approve the Reserves Proposal, and the Merger is completed, Irish TEL may still seek Irish High Court approval to create distributable reserves to make distributions, to pay dividends or repurchase or redeem its shares after the Merger.

Q.
Why do I have more than one Special General Meeting proxy card?

A.
You may have multiple Special General Meeting proxy cards if you hold your Swiss TEL common shares in different ways or accounts (for example, 401k accounts, joint tenancy, trusts, custodial accounts) or in multiple accounts. If your Swiss TEL common shares are held by a broker (in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards or otherwise vote your proxy as indicated in the materials you receive from your broker. You should vote your proxy for each separate account you have.

Q.
How many votes do I have?

A.
As of April 18, 2024, there were            registered Swiss TEL common shares issued and outstanding and entitled to vote; however, shareholders who are not registered in Swiss TEL’s share register as shareholders or do not become registered as shareholders with voting rights as of the close of business (Eastern Standard Time) on May 23, 2024 will not be entitled to attend, vote at or grant proxies to vote at, the Special General Meeting. Swiss TEL common shares duly represented at the Special General Meeting will be entitled to one vote per share for each matter presented at the Special General Meeting. Swiss TEL shareholders who are registered in the Swiss TEL share register as of the close of business (Eastern Standard Time) on May 23, 2024 and who are registered with voting rights may vote at the Special General Meeting as discussed under “How do I vote if I am a shareholder of record?”

Q.
What is the difference between a shareholder of record and a beneficial owner?

A.
SHAREHOLDER OF RECORD

If your Swiss TEL common shares are registered directly in your name in the Swiss TEL share register maintained on its behalf by Equiniti Trust Company, LLC, acting as its transfer agent (the “Transfer Agent”), you are a “shareholder of record” and these proxy materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the independent proxy (see “How do I appoint and vote via an independent proxy?” below) named in the proxy card, to grant a written proxy to any person (who does not need to be a shareholder), or to vote in person at the

Special General Meeting. We have enclosed a proxy card for you to use in which you can elect to appoint the independent proxy as your proxy.
BENEFICIAL OWNER
If your Swiss TEL common shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of Swiss TEL common shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those common shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your Swiss TEL common shares and are also invited to attend the Special General Meeting. However, since you are not the shareholder of record, you may only vote these Swiss TEL common shares in person at the Special General Meeting if you follow the instructions described below under the heading “How do I attend the Special General Meeting?” and “How do I vote if I am a beneficial owner?” Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee as to how to vote your Swiss TEL common shares, which may contain instructions for voting by telephone or electronically.
Q.
Who is entitled to vote?

A.
SHAREHOLDERS OF RECORD

All shareholders registered in the Swiss TEL share register at the close of business (Eastern Standard Time) on May 23, 2024 are entitled to vote on the matters set forth in this proxy statement/prospectus and any other matter properly presented at the Special General Meeting for consideration, provided such shareholders become registered as shareholders with voting rights by that time. See “I am a Swiss TEL shareholder of record. How do I become registered as a shareholder with voting rights?”
BENEFICIAL OWNERS
Beneficial owners whose banks, brokers or other nominees are shareholders registered in the Swiss TEL share register with respect to the beneficial owners’ Swiss TEL common shares at the close of business (Eastern Standard Time) on May 23, 2024 are entitled to vote on the matters set forth in this proxy statement/prospectus and any other matter properly presented at the Special General Meeting for consideration, provided such banks, brokers or nominees become registered as shareholders with voting rights.
Q.
What if I am the record holder owner of Swiss TEL common shares at the close of business on the record date, but sell or otherwise transfer all or some portion of those Swiss TEL common shares before the Special General Meeting?

A.
Swiss TEL does not block the transfer of Swiss TEL common shares before the Special General Meeting. However, unless you are a shareholder of record with voting rights at the close of business (Eastern Standard Time) on May 23, 2024, your vote will not be counted.

Q.
I am a Swiss TEL shareholder of record. How do I become registered as a shareholder with voting rights?

A.
If you are a Swiss TEL shareholder of record, you have been registered as a shareholder with voting rights in the Swiss TEL share register, unless in certain circumstances (such as failure to comply with particular disclosure requirements set forth in Swiss TEL’s articles of association) we have specifically advised you that you are registered as a shareholder without voting rights.

Q.
What vote does the Board recommend?

A.
The Board has unanimously approved the Merger Agreement and recommends that shareholders vote “FOR” the Merger Agreement Proposal and “FOR” the Reserves Proposal.

Further, for the parties to proceed with the Merger, stockholders must approve the Merger Agreement Proposal.

Q.
How do I vote if I am a shareholder of record?

A.
If you are a shareholder of record, you can vote in the following ways:

•
By Internet:   If you are a shareholder of record, you can vote over the Internet at www.proxyvote.com by following the instructions on the enclosed proxy card.

•
By Mail:   If you are a shareholder of record, you can vote by completing the enclosed proxy card and then signing, dating and mailing the card in the enclosed postage-paid envelope.

•
At the Special General Meeting:   If you are a shareholder of record planning to attend the Special General Meeting and wish to vote your Swiss TEL common shares in person, we will give you a ballot at the meeting.

Q.
How do I vote if I am a beneficial owner?

A.
If you are a beneficial owner of Swiss TEL common shares, you can vote in the following ways:

•
General:   If you beneficially own your Swiss TEL common shares, you can vote by following the instructions on the voting instruction card provided by your bank, broker or other nominee with these proxy materials.

•
At the Special General Meeting:   Shareholders who beneficially own their Swiss TEL common shares in street name are not able to vote at the Special General Meeting unless they have a “legal proxy,” executed in their favor, from the shareholder of record of their shares (i.e., their broker, bank or other nominee).

Q.
Can I vote by telephone?

A.
If you are a shareholder of record, you cannot vote by telephone. If you are a beneficial shareholder, see the voting instruction card provided by your broker, bank or other nominee for telephone voting instructions.

Q.
How do I vote by proxy?

A.
Shareholders of record may appoint the independent proxy to vote their shares by proxy.

Q.
What is the role of the independent proxy at the Special General Meeting?

A.
The independent proxy serves as a voting proxy at the Special General Meeting for shareholders who wish to vote at the meeting by proxy. The main task of the independent proxy is to vote shares held by shareholders of record at the Special General Meeting if instructed to do so by the shareholder. The independent proxy will vote the shares as instructed by the shareholder.

Q.
How do I appoint and vote via the independent proxy?

A.
If you are a shareholder of record with voting rights, you may authorize the independent proxy, Proxy Voting Services GmbH, to vote your Swiss TEL common shares on your behalf either by (1) voting electronically over the Internet at www.proxyvote.com by following the instructions on the enclosed proxy card or (2) completing the enclosed proxy card and then signing, dating and mailing the card in the enclosed postage-paid envelope. If you do not provide specific voting instructions, you instruct the independent proxy, as indicated on your proxy card, to vote your shares in accordance with the recommendations of the Board.

If any modifications to agenda items or proposals identified in the Notice of Special General Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Special General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote your shares in accordance with the recommendations of the Board.
Whether or not you plan to attend the Special General Meeting, we urge you to submit your proxy. Submitting your vote electronically or returning the proxy card will not affect your right to attend the

Special General Meeting. You must vote over the Internet or return your proxy cards to the address and by the times and dates set forth below under “Submitting your proxy to the independent proxy” in order for your proxy vote to be counted.
Q.
How do I attend the Special General Meeting?

A.
All Swiss TEL shareholders are invited to attend and vote at the Special General Meeting. For admission to the Special General Meeting, shareholders should bring a form of photo identification to the Shareholders check-in area at the meeting, where their ownership will be verified. Those who beneficially own Swiss TEL common shares are requested to obtain a “legal proxy” executed in their favor, from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you should also bring account statements or letters from your banks or brokers showing that you own Swiss TEL common shares as of May 23, 2024. Beneficial owners should also see “How do I vote if I am a beneficial owner?” above for additional requirements if they intend to vote at the Special General Meeting. Registration will begin at 1:00 pm Central European Time and the Special General Meeting will begin at 2:00 pm Central European Time.

Q.
May I change or revoke my vote after I return my proxy or voting instruction card?

A.
You may change your vote before it is exercised by:

•
Submitting another proxy card (or voting instruction card if you beneficially own your common shares) with a later date;

•
If you are a holder of record, or a beneficial owner with a proxy from the holder of record, voting in person at the Special General Meeting;

•
If you voted by the Internet, submitting subsequent voting instructions through the Internet; or

•
If you have completed and returned your proxy card to the independent proxy, you should send a revocation letter, and new proxy, if applicable, directly to:

c/o Proxy Services
PO Box 9148
Farmingdale, NY 11735-9855
Q.
Are Swiss TEL shareholders able to exercise appraisal rights?

A.
Yes. If your Swiss TEL common shares are registered in your name, you can exercise your appraisal rights under Article 105 of the Swiss Merger Act. For this purpose, under Swiss law a lawsuit must be filed against the entity surviving the Merger for the examination of equity and membership interests. The suit must be filed within two months after the registration of the Merger is published in the Swiss Official Gazette of Commerce. According to legal commentators, an appraisal suit can be filed by shareholders who vote against or abstain from voting on the Merger Agreement Proposal, or who do not participate in the shareholders meeting approving the Merger Agreement Proposal. Under Swiss law, if a suit is filed, and the exchange ratio fails to be adequate, the court will determine the compensation, if any, that it considers adequate. Because (i) shareholders will receive, as consideration in the Merger, Irish TEL ordinary shares on a one-for-one basis, (ii) Irish TEL will assume, by operation of Swiss law, all of the assets and liabilities held by Swiss TEL immediately prior to the Merger that have not been contributed to New Swiss TEL (including, without limitation, liability for dividend payments) and will provide guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL), and (iii) the assets and liabilities of Swiss TEL immediately prior to the Merger will be contributed to New Swiss TEL, a wholly owned subsidiary of Swiss TEL (and post-merger, a wholly owned subsidiary of Irish TEL) (except for certain assets and liabilities including, without limitation, the liability for dividend payments, the shares in Irish TEL and the guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL)), we believe that the equity and membership interests of Swiss TEL shareholders are adequately safeguarded. If a claim by one or more shareholders of Swiss TEL is successful, all of the shareholders who held Swiss TEL common shares at the time of the effectiveness of the Merger would receive the same compensation. The filing of an appraisal suit will not prevent the completion of the Merger.
If you are a beneficial owner and your Swiss TEL common shares are held in “street name” by a broker or custodian, you should consult with your broker or custodian. For more information about appraisal rights, see “Proposal No. 1 Approval of the Merger Agreement — Appraisal Rights”.
Q.
How many Swiss TEL common shares can vote at the Special General Meeting?

A.
Our Swiss TEL common shares are our only class of voting stock. As of the close of business on April 18, 2024, there were            Swiss TEL common shares issued and outstanding and entitled to vote; however, Swiss TEL shareholders who are not registered in Swiss TEL’s share register as shareholders or do not become registered as shareholders with voting rights as of the close of business (Eastern Standard Time) on May 23, 2024 will not be entitled to attend, vote at or grant proxies to vote at, the Special General Meeting. See “I am a Swiss TEL shareholder of record. How do I become registered as a shareholder with voting rights?” Shares duly represented (in person or by proxy) at the Special General Meeting will be entitled to one vote per share for each matter presented at the Special General Meeting. Shareholders who are registered in the Swiss TEL share register as of the close of business (Eastern Standard Time) on May 23, 2024 and who are registered with voting rights may vote in person at the Special General Meeting as discussed under “How do I vote if I am a shareholder of record?” Shareholders who beneficially own their Swiss TEL common shares as of the close of business (Eastern Standard Time) on May 23, 2024 may vote in person at the Special General Meeting as discussed under “How do I vote if I am a beneficial owner?”

Q.
What constitutes a quorum?

A.
Our Swiss articles of association provide that all resolutions and elections made at a shareholders’ meeting require the presence, in person or by proxy, of a majority of all shares entitled to vote, with abstentions, blank or invalid ballots regarded as present for purposes of establishing the quorum.

Q.
What is the effect of broker non-votes and abstentions?

A.
A broker non-vote occurs when a broker holding Swiss TEL common shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your Swiss TEL common shares with respect to “routine” matters, they do not have discretionary power to vote your Swiss TEL common shares on “non-routine” matters pursuant to NYSE rules. The Merger Agreement Proposal and the Reserves Proposal will be considered non-routine under NYSE rules and therefore we do not expect your broker to be able to vote your Swiss TEL common shares with respect to the Merger Agreement Proposal or the Reserves Proposal unless the broker receives appropriate instructions from you. Therefore, we do not expect there to be any broker non-votes.

Shares owned by shareholders electing to abstain from voting and blank and invalid votes with respect to any agenda item will be regarded as represented at the meeting and counted towards the determination of the majority required to approve the Merger Agreement Proposal. Therefore, abstentions and blank and invalid votes will have the effect of an “AGAINST” vote on the Merger Agreement Proposal. With respect to the “Reserves Proposal,” Swiss TEL common shares abstaining from voting and blank and invalid votes will have no effect on the outcome of the vote.
Q.
How will my Swiss TEL common shares be voted if I do not specify how they should be voted?

A.
If you submit a proxy and do not provide specific voting instructions, you instruct the independent proxy to vote your Swiss TEL common shares in accordance with the recommendations of the Board.

If any modifications to agenda items or proposals identified in the Notice of Special General Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Special

General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote your shares in accordance with the recommendations of the Board. We do not presently know of any other business.
Q.
If shareholders approve the Merger Agreement Proposal, what happens next?

A.
If the Merger Agreement Proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to completion of the Merger are satisfied, we will file an application to effect the Merger with the Commercial Register following the Special General Meeting. The Merger will be completed and become effective on the date of the entry of the Merger in the daily ledger of the Commercial Register, subject to approval by the Swiss Federal Commercial Register Office. We currently anticipate completing the Merger during the second half of calendar 2024.

Q.
Who is soliciting my proxy?

A.
Proxies are being solicited by the Board.

Q.
Who is paying for the cost of this proxy solicitation?

A.
We are paying the costs of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks, trusts and other nominees, for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of Swiss TEL common shares.

In addition to soliciting proxies by mail, the Board, our officers and employees, or our transfer agent, may solicit proxies on our behalf, personally or by telephone. Swiss TEL has retained DF King for a fee of $15,000, plus expenses, to aid in the solicitation of proxies from its shareholders and to verify certain records related to the solicitations.
Q.
Who will count the votes?

A.
Representatives from Broadridge Financial Solutions will count the votes and serve as our Inspectors of Election. The Inspectors of Election will be present at the Special General Meeting.

Q.
Whom should I call if I have questions about the Special General Meeting or the Merger?

A.
You should contact our proxy solicitor at:

D. F. King & Co., Inc.
(888) 887-1266 (US callers only)
+1 (212) 269-5550
Email: TEL@dfking.com (reference TE Connectivity in the subject line)

SUBMIT YOUR PROXY TO THE INDEPENDENT PROXY
Shareholders of record wishing to instruct the independent proxy should vote over the Internet or complete, sign and return the proxy card as soon as possible to appoint the independent proxy. In order to assure that your proxy is received in time to be voted at the meeting by the independent proxy, you must either (1) vote electronically over the Internet at www.proxyvote.com by following the instructions on the proxy card prior to 5:00 p.m. (Central European Time) on June 11, 2024, the business day prior to the Special General Meeting, or (2) complete the enclosed proxy card and then sign, date and mail the card in the enclosed postage-paid envelope such that it is received at the address set forth below by the time specified below.
By 5:00 p.m., Central European Time, on June 11, 2024, the business day prior to the Special General Meeting, by mail at:
c/o Proxy Services
PO Box 9148
Farmingdale, NY 11735-9855
USA
If your Swiss TEL common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Swiss TEL common shares on your behalf.

SUMMARY OF THE MERGER
This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. To understand the Merger more fully, and for a more complete legal description of the Merger, you should read carefully the entire proxy statement/prospectus, including the Merger Agreement attached as Annex A to this proxy statement/prospectus and Irish TEL’s proposed memorandum and articles of association to be effective as of completion of the Merger attached as Annex B to this proxy statement/prospectus, which will govern Irish TEL, the company whose shares you will own after the completion of the Merger. We encourage you to read those documents. Unless otherwise indicated, currency amounts in this proxy statement/prospectus are stated in U.S. dollars.
Parties to the Merger
Swiss TEL.   Swiss TEL is a company organized under the laws of Switzerland, with its registered and principal office located at Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, and the telephone number is +41(0)52 633 66 61.
Swiss TEL is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Swiss TEL’s broad range of connectivity and sensor solutions enable the distribution of power, signals, and data to advance next-generation transportation, renewable energy, automated factories, data centers, medical technology, and more. Swiss TEL operates through three reportable segments. The Transportation Solutions segment is a leader in connectivity and sensor technologies. The primary products sold by the Transportation Solutions segment include terminals and connector systems and components, sensors, relays, antennas, and application tooling. The Industrial Solutions segment is a leading supplier of products that connect and distribute power, data, and signals. The primary products sold by the Industrial Solutions segment include terminals and connector systems and components, interventional medical components, relays, heat shrink tubing, and wire and cable. The Communications Solutions segment is a leading supplier of electronic components for the data and devices and the appliances markets. The primary products sold by the Communications Solutions segment include terminals and connector systems and components, antennas, heat shrink tubing, and relays.
Irish TEL.   Irish TEL is an Irish public limited company and is currently a wholly owned subsidiary of Swiss TEL. Irish TEL has only nominal assets and capitalization, has no financial or operating history of its own and has not engaged in any business or other activities other than in connection with its formation in 2015, entry into the Merger Agreement and related transactions. Pursuant to the Merger Agreement, Swiss TEL will merge with and into Irish TEL, with Irish TEL surviving the Merger and Swiss TEL being dissolved by means of absorption by Irish TEL and without a formal liquidation procedure. The principal executive offices of Irish TEL are currently located at Mühlenstrasse Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, and the telephone number is +41(0)52 633 66 61.
The financial statements of Irish TEL have been omitted because this entity is a business combination related shell company, has no assets, has not commenced operations and has not engaged in any business or other activities except in connection with its formation. Irish TEL does not have any contingent liabilities or commitments.
The Merger
You are being asked to approve the Merger Agreement, pursuant to which our current holding company Swiss TEL, which is incorporated under Swiss law, will be reorganized to a new holding company Irish TEL, which is incorporated under Irish law. If the Merger Agreement Proposal is approved by our shareholders, Swiss TEL would merge with and into Irish TEL, an Irish public limited company and wholly owned subsidiary of Swiss TEL, with Irish TEL surviving the Merger and assuming all of the assets and liabilities of Swiss TEL by operation of Swiss law. Pursuant to the Merger Agreement, each shareholder of Swiss TEL (except for Swiss TEL or any of its subsidiaries) will receive one NYSE listed Irish TEL ordinary share in exchange for each Swiss TEL common share held immediately prior to the effectiveness of the Merger, and all Swiss TEL common shares (including all Swiss TEL common shares held by Swiss TEL and any of its subsidiaries, which will not be exchanged for Irish TEL ordinary shares) will be cancelled under the terms of the Merger Agreement, be delisted, and cease to exist. The Merger will result in Irish TEL becoming our publicly traded parent company and the corporate reorganization of TEL from Switzerland to Ireland.
The Merger will be effected pursuant to the Merger Agreement. A copy of the Merger Agreement is attached hereto and is part of this proxy statement/prospectus as Annex A.
Following the Merger, you will own an interest in Irish TEL, the parent company that will continue to conduct, through its subsidiaries, the same businesses as conducted by Swiss TEL before the Merger. The number of ordinary shares you will own in Irish TEL immediately after the completion of the Merger will be the same as the number of Swiss TEL common shares you owned immediately prior to the Merger, and your relative economic interest in TE will remain unchanged.
Many of the principal attributes of Swiss TEL’s common shares and Irish TEL’s ordinary shares will be similar. However, if the Merger is completed, your future rights under Irish corporate law as a holder of Irish TEL ordinary shares will differ from your current rights under Swiss corporate law as a holder of Swiss TEL common shares. The legal system governing corporations organized under Irish law differs from the legal system governing corporations organized under Swiss law. As a result, we are unable to adopt governing documents for Irish TEL that are identical to the governing documents for Swiss TEL. Notwithstanding the differences in the governing documents between Irish TEL and Swiss TEL, we believe that Irish law and Irish TEL’s proposed memorandum and articles of association adequately safeguard the rights of shareholders. See “Comparison of Rights of Shareholders”. A copy of Irish TEL’s proposed memorandum and articles of association is attached as Annex B to this proxy statement/prospectus. We believe that these changes primarily (1) either are required by Irish law or otherwise result from differences between the corporate laws of Ireland and the corporate laws of Switzerland, and (2) relate to the corporate reorganization of the publicly traded parent of TEL from our current holding company Swiss TEL incorporated in Switzerland to the new holding company Irish TEL incorporated in Ireland.
Upon completion of the Merger, Irish TEL will remain subject to the SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd Frank Act and the applicable corporate governance rules of the NYSE, and Irish TEL will continue to report TEL’s consolidated financial results in U.S. dollars and under U.S. GAAP. Irish TEL will be permitted under Irish law to prepare and file its Irish statutory accounts in accordance with U.S. GAAP (subject to certain disclosure and presentation requirements of Irish corporate law) in respect of fiscal years ending no later than December 31, 2030 (and after that date will be required to prepare its Irish statutory financial statements according to a financial reporting framework permissible under Irish law — i.e., IFRS or Irish GAAP, in addition to separately preparing financial statements under U.S. GAAP required by SEC rules). Upon the completion of the Merger, Irish TEL must also comply with any additional reporting and governance requirements of Irish law.
We intend to complete the Merger during the second half of calendar 2024 following the approval of the Merger Agreement Proposal at the Special General Meeting. If the Merger Agreement Proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to completion of the Merger are satisfied, we will file an application to effect the Merger with the Commercial Register following the Special General Meeting. The Merger will be completed and become effective on the date of the entry of the Merger in the daily ledger of the Commercial Register, subject to approval by the Swiss Federal Commercial Register Office.

Structure Chart

*
Except for certain assets and liabilities including, without limitation, the liability for dividend payments, the shares in Irish TEL and the guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL).

Reasons for the Merger
After careful consideration, the management and board of directors of Swiss TEL are recommending to shareholders that the company change to a new holding company which is incorporated under Irish law. We believe the move is in the best long-term interest of the company and its shareholders.
We believe that Swiss laws, and the uncertainties about their application and enforcement, place Swiss TEL at a competitive disadvantage. Swiss TEL’s current corporate governance structure, set forth in our Board Governance Principles, includes principles and practices that we believe represent best practices tailored to our circumstances. We are firmly committed to these principles and practices wherever the company is based. Our increasing concern with Swiss law is the restrictive nature of regulations as well as ongoing uncertainty about how the laws will be applied and enforced. During 2022 and 2023, our management and the Board conducted a comprehensive review of jurisdictions due to these concerns, including at meetings of the Board.
Based upon such review, we believe that the legal and regulatory systems in Ireland will provide us certain advantages over the comparative systems in Switzerland. We anticipate that having our publicly traded parent company incorporated in Ireland will provide us the following benefits:
•
The management of our capital (dividends, stock repurchase, securities issuance, and debt) will be less limited and less costly in Ireland compared to Switzerland. For example, we are currently facing uncertainty over our share repurchase program following the takeover of Credit Suisse Group AG by UBS Group AG and the relevant Swiss law provisions relating to intermediaries and secondary trading lines, in addition to complexity in Switzerland relating to share capital reduction for repurchased shares. Further, in Switzerland, a shareholder vote is required to declare dividends. Any change to a declared dividend requires another shareholder vote, thereby increasing the overall cost of capital return to shareholders. In Ireland, the board of directors can declare and amend dividends without the added time and expense.
•
Ireland is a jurisdiction with a well-developed legal system and corporate law with established standards of corporate governance.

•
We believe the Irish legal and regulatory system is more certain than in Switzerland. Swiss law provides that amendments to the Swiss federal constitution can be put to a vote by the Swiss citizens and the Swiss cantons at the initiative of Swiss citizens who obtain a requisite number of signatures. If such an initiative is approved by the requisite majorities, the proposed constitutional amendment becomes part of the Swiss federal constitution without a preceding parliamentary process. The Swiss federal parliament is then mandated to implement the constitutional amendment approved by the Swiss people in a federal statute. On an interim basis, the Swiss federal council, Switzerland’s executive branch of government, may also be given the authority to implement the constitutional amendment through regulations until adoption of the definitive federal statute. We believe this process results in some unpredictability in the Swiss legal system. The same system does not exist in Ireland.

•
Ireland is a common law jurisdiction, which is more consistent with the legal system in the United States and which we believe is less prescriptive and more flexible than civil law jurisdictions such as Switzerland. We believe that this flexibility could be beneficial to us in structuring acquisitions, paying dividends, administering corporate functions and other corporate governance matters. For example, under the Swiss legal system we are required to have shareholders vote prospectively on the compensation of the members of executive management and the board of directors, which is separate from the advisory “say-on-pay” vote required by the Dodd Frank Act and is often a source of confusion for shareholders. Likewise, Swiss law requires shareholders to appoint not only the members of the board of directors but also the chairman of the board and the members of the compensation committee. Irish law conversely does not require shareholders to approve the compensation of the members of executive management and the board of directors (so only the advisory “say-on-pay” vote required by Dodd Frank Act would be necessary) or elect the chairman of the board or members of the compensation committee.

•
Ireland is a full member of the European Union and enjoys the benefits of its single market and single currency, which we believe will provide better opportunities for conducting our business. Additionally, similar to Switzerland, Ireland has a developed, stable and internationally competitive tax regime and an extensive double tax treaty network, including access to European Union treaties, which we believe will allow us to continue to conduct our operations in a tax-efficient manner.

•
The legal requirements we will be subject to as a company incorporated in Ireland, listed on the NYSE and subject to SEC disclosure and shareholder voting requirements strike the right balance between robust external governance oversight and regulation of our executive and director pay practices and the ability of our compensation committee consisting of independent directors to determine executive compensation to provide incentives to our executive management and to offer competitive salaries and benefits.

Although we expect that the Merger should provide us with the benefits described above, the Merger will expose TE and its shareholders to some risks:
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the risk that the potential benefits described above sought in the Merger may not be realized;

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the possibility of uncertainty created by the Merger, the corporate reorganization, and being incorporated in a member state of the European Union;

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the fact that Irish corporate law imposes different and additional obligations on us and our shareholders;

•
the fact that we expect to incur costs to complete the Merger;

•
the diversion of management’s time and attention; and

•
other risks related to the corporate reorganization to Ireland discussed under “Risk Factors”.

The Board has considered both the potential advantages of, and the risks associated with, the Merger and has unanimously approved the Merger Agreement and recommends that shareholders vote to approve the Merger Agreement Proposal. See “Proposal No. 1 Approval of the Merger Agreement — Background and Reasons for the Merger” for further information.
Conditions to Completion of the Merger
The Merger will not be completed unless the following conditions, among others, are satisfied:
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the Merger Agreement Proposal is approved by the requisite vote of our shareholders;

•
Swiss TEL has completed its creditor calls required by Swiss law and received a confirmatory report from the statutory auditor regarding such calls;

•
any statutory, court or official prohibition to complete the Merger and the transactions contemplated by the Merger Agreement shall have expired or been terminated, or if not, failure to comply with the same will not have materially adverse consequences for one or both of Swiss TEL and Irish TEL;

•
all consents and/or waivers of any third party required of Swiss TEL to complete the Merger shall have been obtained;

•
the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto shall be in effect;

•
the Irish TEL ordinary shares to be issued pursuant to the Merger are authorized for listing on the NYSE;

•
the Swiss TEL common shares held immediately prior to the Merger are delisted from the NYSE;

•
Irish TEL shall have entered into all agreements required by DTC for the Irish TEL ordinary shares to be eligible for deposit, book-entry and clearance services by DTC and its affiliates;

•
Irish TEL shall have entered into a composition agreement with the Revenue Commissioners of Ireland;

•
Swiss TEL receives an opinion from Eversheds Sutherland (US) LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — U.S. Federal Income Tax Considerations”;

•
Swiss TEL receives an opinion from Arthur Cox LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — Irish Tax Considerations”;

•
Swiss TEL receives an opinion from Bär & Karrer AG, Switzerland, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — Swiss Tax Considerations”;

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all Swiss legal preconditions necessary for the filing of the application for the entry of the Merger in the Commercial Register shall have been satisfied; and

•
there shall be a confirmation from the appropriate Swiss tax authority that no Swiss withholding tax is payable under Swiss law as a result of the Merger.

The Merger Agreement provides that we may decide to postpone or abandon the Merger at any time prior to the Special General Meeting, and in some circumstances, after obtaining shareholder approval at the Special General Meeting. After the Merger Agreement Proposal is approved by our shareholders, we anticipate filing the application to effect the Merger, unless one of the conditions to completing the Merger fails to be satisfied. See “Risk Factors — We may choose to postpone or abandon the Merger”.
In addition, the expected timing for the completion of the Merger may be impacted by other conditions described in this proxy statement/prospectus.
Effective Time
If the Merger Agreement Proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to completion of the Merger are satisfied, we will file an application to effect the

Merger with the Commercial Register following the Special General Meeting. The Merger will be completed and become effective on the date of the entry of the Merger in the daily ledger of the Commercial Register, subject to approval by the Swiss Federal Commercial Register Office. We currently anticipate completing the Merger during the second half of calendar 2024.
Distributable Reserves
Under Irish law, dividends may only be paid (and share repurchases and redemptions must generally be funded) out of “distributable reserves”, being accumulated realized profits less accumulated realized losses, of which Irish TEL will not have a sufficient reserve immediately following the completion of the Merger to fund its dividends, share repurchases and redemptions on a go forward basis. The creation of distributable reserves of Irish TEL by way of a capital reduction of Irish TEL requires the approval of the Irish High Court and, in connection with seeking such court approval, we are asking Swiss TEL shareholders to approve, by way of a non-binding advisory resolution, the creation of distributable reserves for Irish TEL (through the reduction of the share premium account of Irish TEL).
The approval of the Irish High Court is expected within approximately six to eight weeks following the completion of the Merger. We are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves. However, the issuance of the required order is a matter for the discretion of the Irish High Court. There will also be no guarantee that the approval of the Reserves Proposal by Swiss TEL shareholders will be obtained. In the event that distributable reserves of Irish TEL are not created, distributions by way of dividends, share repurchases or otherwise will be restricted under Irish law until such time as the group has created sufficient distributable reserves from its trading activities.
The capital reduction is not a prerequisite for Irish TEL to be able to satisfy the obligation to pay the remaining installments of the dividend approved at the 2024 annual general meeting of Swiss TEL to shareholders that remain unpaid at the time of the Merger in respect of TE shares issued at the time of the Merger, all such payments being liabilities of Swiss TEL.
Interests of Directors and Executive Officers in the Merger
You should be aware that some of our executive officers and directors have interests in the Merger that may be different from, or in addition to, the interests of our other shareholders. Irish TEL and one or more of its subsidiaries will, to the extent permitted by Irish law, enter into indemnity agreements with those directors and executive officers who currently have indemnity agreements with Swiss TEL, upon terms substantially similar to the Swiss TEL agreements to the extent permitted by Irish law. However, no change of control payments or additional compensation will be payable to our directors or executive officers in connection with the Merger.
Regulatory Approvals
Other than the entry of the Merger in the Commercial Register, we are not aware of any governmental approvals or actions that are required to complete the Merger other than compliance with U.S. federal and state securities laws, various provisions of Swiss law and Irish corporate law.
The creation of distributable reserves of Irish TEL, which involves a reduction of Irish TEL’s share premium account balance, requires the approval of the Irish High Court. See “Proposal No. 2 Approval of Creation of Distributable Reserves of Irish TEL”.
Material Tax Considerations
Swiss Taxes.    For Swiss tax resident individual shareholders holding their common shares of Swiss TEL as private assets (Privatvermögen) the Merger will be tax neutral for Swiss federal, cantonal and communal income tax purposes provided that Irish TEL’s equity that can be distributed to Swiss individual shareholders without Swiss income tax consequences does not exceed Swiss TEL’s income tax free distributable equity (i.e., the sum of the nominal capital plus qualifying reserves from capital contributions (Kapitaleinlagereserven)) at the time of the Merger.

For Swiss tax resident individual shareholders holding their common shares of Swiss TEL as business assets (Geschäftsvermögen) and for Swiss tax resident legal entities, the Merger will be tax neutral as they will not recognize gain or loss as a result of the exchange of their Swiss TEL common shares for Irish TEL ordinary shares upon the Merger.
U.S. Federal Income Taxes.    Under U.S. federal income tax law, beneficial owners of Swiss TEL common shares generally will not recognize gain or loss as a result of the exchange of their common shares for Irish TEL ordinary shares in the Merger.
Irish Taxes.    Under Irish tax law, holders of Swiss TEL common shares who are neither tax resident nor ordinarily resident in Ireland and who have not at any time had a branch or agency in Ireland to which the holding of such shares is attributable will not be subject to tax as a result of the Merger.
Irish Stamp Duty.    Under Irish law, stamp duty is levied on transfers of shares in an Irish incorporated company at 1% of the price paid (or the market value of the acquired shares if higher). Irish stamp duty, if any, becomes payable in respect of share transfers occurring after completion of the Merger. For the majority of transfers of Irish TEL ordinary shares, there will not be any Irish stamp duty. A transfer of Irish TEL ordinary shares from a seller who holds shares beneficially (i.e., through DTC) to a buyer who holds the acquired shares beneficially (i.e., through DTC), which is effected by the debit/credit of book-entry interests representing the shares through DTC will not be subject to Irish stamp duty. A transfer of Irish TEL ordinary shares by a seller who holds shares directly (i.e., not through DTC) to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty.
A shareholder who directly holds shares may transfer those shares into his or her own broker account to be held through DTC without giving rise to Irish stamp duty provided that the shareholder has confirmed to Irish TEL’s transfer agent that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer into DTC is not effected in contemplation of a sale of such shares by the beneficial owner to a third party.
Because of the potential Irish stamp duty on transfers of Irish TEL ordinary shares, we strongly recommend that all shareholders of record of Swiss TEL transfer their Swiss TEL common shares into brokerage accounts to be held through DTC as soon as possible and in any event prior to completion of the Merger. We also strongly recommend that any person who wishes to acquire Irish TEL ordinary shares after completion of the Merger acquire such shares beneficially (i.e., through DTC).
Irish TEL does not intend to pay any stamp duty levied on transfers of its shares on behalf of a buyer. However, Irish TEL’s memorandum and articles of association as they will be in effect after the Merger allow Irish TEL in its absolute discretion, to pay (or to cause one of its affiliates to pay) any such stamp duty. In the event of any such payment, Irish TEL shall be entitled to (i) seek reimbursement from the buyer, (ii) set-off the amount of the stamp duty against future dividends on such shares, and (iii) claim a first and paramount lien on the Irish TEL ordinary shares acquired by such buyer and any dividends paid on such shares. The directors of Irish TEL have discretion to decline to register an instrument of transfer in the name of a buyer unless the instrument of transfer has been properly stamped (in circumstances where stamping is required).
Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax and the material Swiss and Irish tax consequences of the Merger to Swiss TEL and its shareholders. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation. You are urged to consult your tax advisor for a full understanding of the tax consequences of the Merger to you.
Rights of Shareholders
Many of the principal attributes of Swiss TEL’s common shares and Irish TEL’s ordinary shares will be similar. However, if the Merger is completed, your future rights under Irish corporate law as a holder of Irish TEL ordinary shares will differ from your current rights under Swiss corporate law as a holder of Swiss TEL common shares. In addition, Irish TEL’s proposed memorandum and articles of association differ in some respects from Swiss TEL’s articles of association and organizational regulations.

Notwithstanding the differences in the governing documents between Swiss TEL and Irish TEL, we believe that both Irish law and Irish TEL’s proposed memorandum and articles of association as a whole adequately safeguard the rights of Swiss TEL shareholders. See “Comparison of Rights of Shareholders”. A copy of Irish TEL’s proposed memorandum and articles of association to be adopted prior to the Merger is attached as Annex B to this proxy statement/prospectus.
Exchange of Shares
Your ownership of Irish TEL ordinary shares will be recorded in book entry form by your bank or broker or other nominee if you are currently a beneficial holder of Swiss TEL common shares in “street name,” with no need for any additional action on your part. Your ownership of Irish TEL ordinary shares will be recorded in book entry form by Irish TEL’s transfer agent if you are currently a shareholder of record, with no need for additional action on your part. See “Proposal No. 1 Approval of the Merger Agreement — Exchange of Shares; Delivery of Shares to Former Record Holders” for further information.
Stock Exchange Listing
We expect that immediately following the Merger, the Irish TEL ordinary shares will be listed on the NYSE under the symbol “TEL,” the same symbol under which Swiss TEL common shares are currently listed. Irish TEL currently does not intend to seek a listing on Euronext Dublin. Swiss TEL common shares currently listed on the NYSE will be delisted from the NYSE and cancelled due to the Merger.
Appraisal Rights
Swiss TEL shareholders whose common shares are registered in their names can exercise appraisal rights under Article 105 of the Swiss Merger Act. For this purpose, under Swiss law a lawsuit must be filed against the entity surviving the Merger for the examination of the equity and membership interests in connection with the Merger. The suit must be filed within two months after the registration of the Merger is published in the Swiss Official Gazette of Commerce. According to legal commentators, an appraisal suit can be filed by shareholders who vote against the Merger Agreement Proposal, who abstain from voting, or who do not participate in the shareholders’ meeting approving the Merger Agreement Proposal. Under Swiss law, if a suit is filed and the exchange ratio fails to be adequate, the court will determine the compensation, if any, that it considers adequate. Because shareholders will receive, as consideration in the Merger, Irish TEL ordinary shares on a one-for-one basis and all of the assets and liabilities of Swiss TEL as a result of the completion of the Merger will be transferred by operation of Swiss law to Irish TEL, we believe that the equity and membership interests of Swiss TEL shareholders are adequately safeguarded.
If a claim by one or more shareholders of Swiss TEL is successful, all of the shareholders of Swiss TEL who held Swiss TEL common shares at the time of the effectiveness of the Merger would receive the same compensation. The filing of an appraisal suit does not prevent completion of the Merger.
Beneficial owners whose Swiss TEL common shares are held in “street name” should consult with their broker or custodian.
Accounting Treatment of the Merger under U.S. GAAP
The Merger will represent a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Swiss TEL will be reflected at their book value in the accounts of Irish TEL at the effective time of the Merger.
Summary Pro Forma Financial Data
Pro forma financial statements are not presented in this proxy statement/prospectus because no significant pro forma adjustments are required to be made to the historical audited financial statements of Swiss TEL for the fiscal year ended September 29, 2023.

Market Price and Dividend Information
On March 13, 2024, the last trading day before the public announcement of the Merger, the closing price of the Swiss TEL common shares on the New York Stock Exchange was $141.39 per share. On April   , 2024, the last practicable date before the date of this proxy statement/prospectus, the closing price of the Swiss TEL common shares was $        per share.
On March 13, 2024, at our annual general meeting, our shareholders approved an aggregate dividend in the amount of $2.60 per share to be paid in four quarterly installments of $0.65 on June 7, 2024, September 6, 2024, December 6, 2024 and March 7, 2025. We currently anticipate completing the Merger by the end of 2024. The dividend payments approved by our shareholders at the 2024 annual general meeting are legal obligations, and Irish TEL will be obligated under the Merger Agreement to pay all such dividend installments that remain unpaid at the time of the completion of the Merger as part of its assumption of all of the liabilities of Swiss TEL. Notwithstanding the Merger, as long as you are a holder of Swiss TEL common shares, or Irish TEL ordinary shares following the Merger, on the applicable record and payment date relating to any of the remaining installments, you will receive such dividend installment regardless of which TE entity pays it.
Following the completion of the Merger, Irish TEL’s ability to declare and pay future dividends (other than the dividend installments approved by our shareholders at the 2024 annual general meeting of Swiss TEL shareholders, which are liabilities of Swiss TEL) will depend on Irish TEL’s distributable reserves’ position, results of operations, financial condition, cash requirements, future business prospects, contractual restrictions, other factors deemed relevant by Irish TEL’s board of directors and restrictions imposed by Irish law.
Special General Meeting of Shareholders
Time, Place, Date and Purpose.    The Special General Meeting of shareholders of Swiss TEL will be held on June 12, 2024, beginning at 2:00 pm Central European Time, at Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland. At the meeting, the Board will ask shareholders to vote to approve:
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The Merger Agreement Proposal, pursuant to which the Merger of Swiss TEL into Irish TEL will be effected as follows:

•
immediately prior to the Merger, the assets and liabilities of Swiss TEL (except for certain assets and liabilities including, without limitation, the liability for dividend payments, the shares in Irish TEL and the guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL)) will be contributed to New Swiss TEL, which is a wholly owned subsidiary of Swiss TEL (and after the Merger, will be a wholly owned subsidiary of Irish TEL);

•
Swiss TEL will merge with and into Irish TEL, which will be the surviving company. As a result of the Merger, Irish TEL will assume all of the assets and liabilities held by Swiss TEL immediately prior to the Merger that have not been contributed to New Swiss TEL (including, without limitation, liability for dividend payments) and will provide guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL);

•
Swiss TEL will be dissolved by means of absorption by Irish TEL and without a formal liquidation procedure; and

•
you will receive, as consideration in the Merger, one Irish TEL ordinary share in exchange for each Swiss TEL common share that you hold immediately prior to the Merger, such Swiss TEL common shares (including common shares held by Swiss TEL or any of its subsidiaries, which will not be exchanged for Irish TEL ordinary shares) being delisted, cancelled and ceasing to exist on completion of the Merger.

•
On a non-binding advisory basis, the Reserves Proposal to reduce the capital of Irish TEL to allow the creation of distributable reserves of Irish TEL which are required under Irish law to allow Irish TEL to make distributions, pay dividends or repurchase or redeem Irish TEL ordinary shares following completion of the Merger.
Record Date.    Shareholders who are registered with voting rights in Swiss TEL’s share register as of the close of business (Eastern Standard Time) on May 23, 2024 have the right to attend the meeting and are entitled to vote their Swiss TEL common shares, or may grant a proxy to vote on the Merger Agreement Proposal and the Reserves Proposal described in this proxy statement/prospectus and any other matter properly presented at the meeting for consideration to the independent proxy.
Quorum.   The quorum must be met at the time when the meeting proceeds to business. The quorum will be met if at least a majority of the total number of Swiss TEL common shares entitled to vote at a general meeting of shareholders is represented at the meeting to approve the Merger Agreement Proposal and the Reserves Proposal.
Recommendation of the Board
The Board has unanimously approved the Merger Agreement and the Reserves Proposal and recommends that shareholders vote “FOR” the Merger Agreement Proposal and “FOR” the Reserves Proposal.
Required Vote
The affirmative vote of at least two-thirds of the Swiss TEL common shares (plus the majority of the par value of the shares) as represented in person or by proxy at the meeting (which will also satisfy the requirement to obtain the affirmative vote of the absolute majority of the par value of such shares), is required to approve the Merger Agreement Proposal. See “Proposal No. 1 Approval of the Merger Agreement — Recommendation and Required Affirmative Vote”.
The affirmative vote of at least a relative majority of the Swiss TEL common shares cast in person or by proxy at the meeting is required to approve the Reserves Proposal. See “Proposal No. 2 Approval of Creation of Distributable Reserves of Irish TEL — Recommendation and Required Affirmative Vote”.
As of the close of business on April 18, 2024, there were         Swiss TEL common shares registered and entitled to vote; however, Swiss TEL shareholders who are not registered in Swiss TEL’s share register as shareholders or do not become registered as shareholders with voting rights as of the close of business (Eastern Standard Time) on May 23, 2024 will not be entitled to attend, vote at or grant proxies to vote at, the Special General Meeting. As of April 18, 2024, our directors and executive officers and their affiliates directly owned, in the aggregate,         shares. This represents approximately        % of the registered Swiss TEL common shares. These persons have informed us that they intend to vote their shares for the Merger Agreement Proposal and the Reserves Proposal.
Proxies and Voting Instruction Cards
Proxies.   A proxy card is being sent with this proxy statement/prospectus to each holder of Swiss TEL common shares registered in Swiss TEL’s register as of the close of business (Eastern Standard Time), on April 18, 2024. If you are registered as a shareholder in Swiss TEL’s register as of the close of business (Eastern Standard Time), on May 23, 2024, you may submit a proxy to vote on each of the proposals described in this proxy statement/prospectus.
In order to assure that your proxy is received in time to be voted at the meeting by the independent proxy, you must either (1) vote electronically over the Internet at www.proxyvote.com by following the instructions on the proxy card prior to 5:00 p.m. (Central European Time) on June 11, 2024, the business day prior to the Special General Meeting, or (2) complete the enclosed proxy card and then sign, date and mail the card in the enclosed postage-paid envelope such that it is received by either (a) Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA prior to 5:00 p.m. (Central European Time) on the business day prior to the Special General Meeting or (b) the independent proxy prior to 5:00 p.m. (Central European Time), on the business day prior to the Special General Meeting. Unless you are a Swiss TEL shareholder of record with voting rights at the close of business (Eastern Standard Time) on May 23, 2024, your vote will not be counted.

If you hold your Swiss TEL common shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.
Revocation.   You may change your vote before it is exercised by:
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Submitting another proxy card (or voting instruction card if you beneficially own your common shares) with a later date;

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If you are a holder of record, or a beneficial owner with a proxy from the holder of record, voting in person at the Special General Meeting;

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If you voted by the Internet, submitting subsequent voting instructions through the Internet; or

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If you have completed and returned your proxy card to the independent proxy, you should send a revocation letter, and new proxy, if applicable, directly to:

Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717
USA
or, to the independent proxy:
c/o Proxy Services
PO Box 9148
Farmingdale, NY 11735-9855
Absence of Instructions.    If you submit a proxy and do not provide specific voting instructions, you instruct the independent proxy to vote your Swiss TEL common shares in accordance with the recommendations of the Board.
If any modifications to agenda items or proposals identified in the Notice of Special General Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Special General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote your shares in accordance with the recommendations of the Board. We do not presently know of any other business.

RISK FACTORS
Before you decide how to vote on the Merger Agreement Proposal and the Reserves Proposal, you should carefully consider the following risk factors and the other information contained in this proxy statement/prospectus and the documents incorporated by reference, including the information set forth in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended September 29, 2023.
The anticipated benefits of the Merger may not be realized.
We may not realize the benefits we anticipate from the Merger as described under “Proposal No. 1 Approval of the Merger Agreement — Background and Reasons for the Merger.” Our failure to realize those benefits could have an adverse effect on our business, results of operations or financial condition.
Your rights as a shareholder will change as a result of the Merger.
The completion of the Merger will change the governing law that applies to our shareholders from Swiss law (which applies to Swiss TEL and its common shares) to Irish law (which applies to Irish TEL and its ordinary shares). Many of the principal attributes of Swiss TEL common shares and Irish TEL ordinary shares will be materially similar. However, if the Merger is completed, your future rights as a shareholder under Irish corporate law will differ from your current rights as a shareholder under Swiss corporate law. In addition, Irish TEL’s proposed memorandum and articles of association will differ from Swiss TEL’s articles of association and organizational regulations. See “Comparison of Rights of Shareholders”.
The failure to satisfy the conditions of the Swiss tax administration rulings could result in a material Swiss taxation.
The Swiss tax authorities have confirmed in advance tax rulings granted to Swiss TEL that the Merger will not trigger Swiss withholding, issuance stamp, security transfer or corporate income tax for Swiss TEL provided certain conditions are satisfied. The failure to satisfy these conditions could result in material Swiss taxation to us and our shareholders. See “Material Tax Considerations — Swiss Tax Considerations”.
Our effective tax rate may increase.
Although we expect that the Merger will not have a material effect on our worldwide effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, including the potential legislative actions described in these risk factors and our effective tax rate may increase. Additionally, the tax laws of Ireland and other jurisdictions could change in the future, and such changes could cause a material increase in our effective tax rate.
We expect to incur transaction costs in connection with the completion of the Merger, some of which will be incurred whether or not the Merger is completed.
We expect to incur transaction costs in connection with the Merger. A majority of these costs will be incurred regardless of whether the Merger is completed and prior to your vote at the meeting.
Irish TEL will seek Irish High Court approval of the creation of distributable reserves, which approval is not guaranteed.
Under Irish law, dividends may only be paid (and share repurchases and redemptions must generally be funded) out of “distributable reserves”, being accumulated realized profits less accumulated realized losses, of which Irish TEL will not have a sufficient reserve immediately following the completion of the Merger to fund its dividends, share repurchases and redemptions on a go forward basis. The creation of distributable reserves of Irish TEL by way of a capital reduction of Irish TEL requires the approval of the Irish High Court and, in connection with seeking such court approval, we are asking Swiss TEL shareholders to approve the creation of distributable reserves for Irish TEL by way of a non-binding advisory resolution only (through the reduction of the share premium account of Irish TEL). The approval of the Irish High Court is expected within approximately six to eight weeks following the completion of the Merger. We are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves. However, the issuance of the required order is a matter for the discretion of the Irish High Court. There will also be no guarantee that the approval of the Reserves Proposal by Swiss TEL shareholders will be obtained, though Irish TEL may still seek the required order from the Irish High Court in any case. Approval of the creation of distributable reserves by the Irish High Court may also take substantially longer than Irish TEL anticipates. In the event that distributable reserves of Irish TEL are not created, distributions by way of dividends, share repurchases or redemptions will be restricted under Irish law until such time as the group has created sufficient distributable reserves from its trading activities.
Transfers of Irish TEL ordinary shares may be subject to Irish stamp duty.
For the majority of transfers of Irish TEL ordinary shares, there will not be any Irish stamp duty. However, Irish stamp duty will become payable in respect of certain share transfers occurring after completion of the Merger. A transfer of Irish TEL ordinary shares from a seller who holds shares beneficially (i.e., through DTC) to a buyer who holds the acquired shares beneficially (i.e., through DTC), which is effected by the debit/credit of book-entry interests representing the shares through DTC, will not be subject to Irish stamp duty. A transfer of Irish TEL ordinary shares by a seller who holds shares directly (i.e., not through DTC) to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher) generally payable by the buyer. A shareholder who directly holds shares may transfer those shares into his or her own broker account to be held through DTC without giving rise to Irish stamp duty provided that the shareholder has confirmed to Irish TEL’s transfer agent that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer into DTC is not effected in contemplation of a sale of such shares by the beneficial owner to a third party.
Because of the potential Irish stamp duty on transfers of Irish TEL ordinary shares, we strongly recommend that all directly registered Swiss TEL shareholders open broker accounts so they can transfer their shares into a broker account to be held through DTC as soon as possible, and in any event prior to completion of the Merger. We also strongly recommend that any person who wishes to acquire Irish TEL ordinary shares after completion of the Merger acquire such shares through DTC.
Irish TEL does not intend to pay any stamp duty levied on transfers of its shares on behalf of a buyer. However, Irish TEL’s memorandum and articles of association as they will be in effect after the Merger allow Irish TEL in its absolute discretion, to pay (or to cause one of its affiliates to pay) any such stamp duty payable. In the event of any such payment, Irish TEL shall be entitled to (i) seek reimbursement from the buyer, (ii) set-off the amount of the stamp duty against future dividends on such shares, and (iii) claim a first and paramount lien on the Irish TEL ordinary shares acquired by such buyer and any dividends paid on such shares. The directors of Irish TEL have discretion to decline to register an instrument of transfer in the name of a buyer unless the instrument of transfer has been properly stamped (in circumstances where stamping is required).
Dividends you receive may be subject to Irish dividend withholding tax.
In certain circumstances, as an Irish tax resident company, we may be required to deduct Irish dividend withholding tax (currently at the rate of 25%) from dividends paid to our shareholders. See “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends” for a more detailed description of the Irish withholding tax on dividends. Whether Irish TEL will be required to deduct Irish dividend withholding tax from dividends paid to a shareholder will depend largely on whether that shareholder is resident for tax purposes in a “relevant territory.” A list of the “relevant territories” is included as Annex C to this proxy statement/prospectus.
Shares Held By U.S. Resident Shareholders
A submission will be made to the Irish Revenue to confirm that, if you are a resident of the United States and hold Irish TEL ordinary shares directly, dividends paid to you will not be subject to Irish withholding tax provided you furnish a valid DWT Form or a valid IRS Form 6166 to Irish TEL’s transfer agent. The submission that will be made to the Irish Revenue will also request confirmation that, if you hold shares beneficially (i.e., through DTC), dividends will not be subject to Irish withholding tax if the address of the relevant shareholder in his or her broker’s records is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Irish TEL).
Shares Held By Residents of “Relevant Territories” Other Than The United States
Dividends paid to Irish TEL shareholders who are residents of “relevant territories” other than the United States must provide all required DWT Forms to receive their dividends without any Irish withholding tax. Such shareholders must provide the appropriate DWT Forms to their brokers before the record date for the first dividend payment to which they are entitled (in the case of shares held beneficially) or to Irish TEL’s transfer agent at least seven business days before such record date (in the case of shares held directly). Shareholders who fail to provide such tax forms in a timely manner may be subject to Irish withholding tax.
Shares Held By Residents of Countries That Are Not “Relevant Territories”
Irish TEL shareholders who do not reside in “relevant territories” will be subject to Irish withholding tax (currently at the rate of 25%), unless an exemption applies. Such shareholders should seek their own advice from their tax advisors as to whether and how they may claim such exemptions.
Important Information For All Shareholders About Irish Withholding Tax
Irish TEL will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Irish TEL strongly recommends that shareholders who will need to complete DWT Forms as described above do so and provide them to their brokers or Irish TEL’s transfer agent, as the case may be, as soon as possible and in any case before the dates specified above. Shareholders who do not need to complete DWT Forms should ensure, however, that their residence and required U.S. tax information has been properly recorded by their brokers or provided to Irish TEL’s transfer agent, as the case may be.
Dividends received by you could be subject to Irish income tax.
Dividends paid in respect of Irish TEL’s ordinary shares owned by residents of “relevant territories” or by other shareholders that are otherwise exempt from Irish dividend withholding tax generally will not be subject to Irish income tax.
Irish TEL shareholders who are not entitled to an exemption from Irish dividend withholding tax and, therefore, receive their dividends subject to Irish dividend withholding tax generally will have no further liability to Irish income tax on the dividend. See “Material Tax Considerations — Irish Tax Considerations —  Income Tax on Dividends Paid on Irish TEL Ordinary Shares”.
Irish TEL ordinary shares, received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.
Irish capital acquisitions tax (“CAT”) could apply to a gift or inheritance of Irish TEL ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Irish TEL ordinary shares will be regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children currently have a tax-free threshold of €335,000 per lifetime in respect of taxable gifts or inheritances received from their parents. See “Material Tax Considerations — Irish Tax Considerations —  Capital Acquisitions Tax”.
If Irish TEL ordinary shares are not eligible for deposit, book entry and clearance within the facilities of DTC, then transactions in Irish TEL’s securities may be disrupted.
The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms.

Upon the completion of the Merger, Irish TEL ordinary shares will be eligible for deposit, book entry and clearance within the DTC system. Irish TEL expects to enter into arrangements with DTC whereby Irish TEL will agree to indemnify DTC for any stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for Irish TEL’s ordinary shares.
DTC is not obligated to accept Irish TEL ordinary shares for deposit and clearance within its facilities upon completion of the Merger and, even if DTC does initially accept Irish TEL ordinary shares, it will generally have discretion to cease to act as a depository and clearing agency for Irish TEL ordinary shares. If DTC determined prior to the completion of the Merger that Irish TEL ordinary shares are not eligible for clearance within the DTC system, then we would not expect to complete the transactions contemplated by this proxy statement/prospectus in their current form. However, if DTC determined at any time after the completion of the Merger that Irish TEL ordinary shares were not eligible for continued deposit and clearance within its facilities, then we believe Irish TEL ordinary shares would not be eligible for continued listing on a U.S. securities exchange or inclusion in the S&P 500 index and trading in Irish TEL ordinary shares would be disrupted. While Irish TEL would pursue alternative arrangements to preserve its listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Irish TEL ordinary shares.
We may choose to postpone or abandon the Merger.
We may decide to postpone or abandon the Merger at any time prior to the Special General Meeting, and in some circumstances, after obtaining shareholder approval at the Special General Meeting. After the Merger Agreement Proposal is approved by our shareholders, we anticipate filing the application to effect the Merger, unless one of the conditions to completing the Merger fails to be satisfied prior to the end of 2024.
Legislative and regulatory action or any change in applicable law could materially and adversely affect us and our shareholders.
As an Irish company following the Merger we will be required to comply with numerous Irish and EU legal requirements. Any changes in Irish and EU laws may require us to incur additional costs and could have a material and adverse effect on our business, results of operations and financial condition.
For example, as a result of the Merger, Irish TEL would be expected by virtue of its jurisdiction of incorporation in a member state of the European Union to become subject to the modernized and strengthened rules about social and environmental reporting as provided under EU Corporate Sustainability Reporting Directive (EU) 2022/2464. These requirements in addition to TEL’s existing and anticipated obligations in respect of Environmental, Social and Governance (“ESG”) matters and an increasing focus of regulators, customers, investors, employees and other stakeholders on ESG matters and related disclosures collectively have resulted in, and are likely to continue to result in, increased general and administrative expenses and increased management time and attention to comply with or meet those regulations and expectations.
After the Merger, attempted takeovers of Irish TEL will be subject to the Irish Takeover Rules and the supervisory jurisdiction of the Irish Takeover Panel.
Following the completion of the Merger, we will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules promulgated thereunder, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including the NYSE. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the board of directors of Irish TEL will not be permitted, without shareholder approval, to take certain actions which might frustrate an offer for Irish TEL ordinary shares once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent. Please see “Description of the Share Capital of Irish TEL — Anti-Takeover Measures”.

After the Merger, it could be more difficult for Irish TEL to obtain shareholder approval for a merger or negotiated transaction because the shareholder approval requirements for certain types of transactions differ and, in some cases are greater, under Irish law than under Swiss law.
Under Irish law, a business combination under a scheme of arrangement, which is a statutory procedure, requires the approval of a majority in number of the shareholders of each class, representing not less than 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting of the company. The scheme also requires the sanction of the High Court of Ireland. There is also a statutory procedure under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 (as amended) whereby a variety of business combinations between Irish companies and other European Economic Area (“EEA”) incorporated companies (including mergers) can be effected. Approval of such mergers requires the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting of the company together with the sanction of the High Court of Ireland.
As a result of these Irish law requirements, situations may arise where the flexibility we now have in Switzerland would have provided benefits to our shareholders that will not be available in Ireland. Please see “Comparison of Rights of Shareholders — Business Combinations with Interested Shareholders”.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, the information concerning any expected benefits, effects or results of the Merger, the timing of the Merger, the tax and accounting treatment of the Merger and expenses related to the Merger, our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, acquisitions, divestitures, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “aspire,” “estimate,” “predict,” “potential,” “goal,” “target,” “continue,” “may,” and “should,” or the negative of these terms or similar expressions.
Forward-looking statements involve risks, uncertainties, and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Shareholders should not place undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this proxy statement/prospectus except as required by law.
The following and other risks, which are described in greater detail in “Risk Factors” and other sections of this proxy statement/prospectus, as well as other risks described in Swiss TEL’s Annual Report on Form 10-K for the fiscal year ended September 29, 2023, Form 10-Qs, and other filings with the SEC, could cause our results to differ materially from those expressed in forward- looking statements:
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an inability to complete the Merger on a timely basis or at all;

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an inability to realize expected benefits from the Merger or the occurrence of difficulties in connection with the Merger;

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costs related to the Merger, which could be greater than expected;

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conditions in the global or regional economies and global capital markets, and cyclical industry conditions, including recession, inflation, and higher interest rates;

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conditions affecting demand for products in the industries we serve, particularly the automotive industry;

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risk of future goodwill impairment;

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pricing pressure and competition, including competitive risks associated with the pace of technological change;

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market acceptance of our new product introductions and product innovations and product life cycles;

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raw material availability, quality, and cost;

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product liability, warranty, and product recall claims and our ability to defend such claims;

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fluctuations in foreign currency exchange rates and impacts of offsetting hedges;

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financial condition and consolidation of customers and vendors;

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reliance on third-party suppliers;

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risks associated with current and future acquisitions and divestitures;

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global risks of business interruptions due to natural disasters or other disasters which have impacted and could continue to negatively impact our results of operations as well as customer behaviors, business, and manufacturing operations as well as our facilities and the facilities of our suppliers, and other aspects of our business;

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global risks of political, economic, and military instability, including continuing military conflicts in certain parts of the world, and volatile and uncertain economic conditions and the evolving regulatory system in China;

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risks associated with cybersecurity incidents and other disruptions to our information technology infrastructure;

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risks related to compliance with current and future environmental and other laws and regulations, including those related to climate change;

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risks related to the increasing scrutiny and expectations regarding ESG matters;

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risks associated with compliance with applicable antitrust or competition laws or applicable trade regulations;

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our ability to protect our intellectual property rights;

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risks of litigation, regulatory actions, and compliance issues;

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our ability to operate within the limitations imposed by our debt instruments;

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the possible effects on us of various non-U.S. and U.S. legislative proposals and other initiatives that, if adopted, could materially increase our worldwide corporate effective tax rate, increase global cash taxes, and negatively impact our U.S. government contracts business;

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requirements related to chemical usage, hazardous material content, recycling, and other circular economy initiatives;

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various risks associated with being a Swiss or Irish corporation;

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the impact of fluctuations in the market price of our shares; and

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the impact of certain provisions of Swiss TEL’s or Irish TEL’s articles of association on unsolicited takeover proposals.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this proxy statement/prospectus. Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks before deciding how to vote.
All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements.

PROPOSAL NO. 1 APPROVAL OF THE MERGER AGREEMENT
The following includes a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We encourage you to read the Merger Agreement in its entirety. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.
Introduction
In order to complete the Merger, the Board has unanimously approved the Merger Agreement and recommends that you approve the Merger Agreement to effect the Merger of Swiss TEL with and into Irish TEL (the “Merger Agreement Proposal”). The Merger will result in Irish TEL becoming our publicly traded parent company and thereby effectively through a corporate reorganization changing our jurisdiction of organization from Switzerland to Ireland.
The Merger Agreement you are being asked to approve at the meeting provides for a Merger that will result in Swiss TEL merging with and into Irish TEL, with Irish TEL surviving the Merger, and Swiss TEL being dissolved by means of absorption by Irish TEL and without a formal liquidation procedure. Irish TEL will assume, by operation of Swiss law, all of the assets and liabilities held by Swiss TEL immediately prior to the Merger that have not been contributed to New Swiss TEL (including, without limitation, liability for dividend payments) and will provide guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL). Immediately prior to the Merger, the assets and liabilities of Swiss TEL will be contributed to New Swiss TEL, a wholly owned subsidiary of Swiss TEL (and after the Merger, a wholly owned subsidiary of Irish TEL) (except for certain assets and liabilities including, without limitation, the liability for dividend payments, the shares in Irish TEL and the guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL)).
The Merger will also result in your Swiss TEL common shares being exchanged into NYSE listed Irish TEL ordinary shares (with each Swiss TEL common share (including common shares held by Swiss TEL or any of its subsidiaries, which will not be exchanged into Irish TEL ordinary shares) being delisted, cancelled and ceasing to exist on the completion of the Merger).
We will not complete the Merger unless the Merger Agreement Proposal is approved by our shareholders.
After the completion of the Merger, you will own an interest in Irish TEL, the parent company that will continue to conduct, through its wholly owned subsidiaries, the same businesses as conducted by Swiss TEL before the completion of the Merger. In addition, the completion of the Merger will not dilute your economic interest in TE. The number of Irish TEL ordinary shares you will own immediately after the completion of the Merger will be the same as the number of Swiss TEL common shares you owned immediately prior to the completion of the Merger. Further, the number of outstanding Irish TEL ordinary shares after the completion of the Merger will be the same as the number of outstanding Swiss TEL common shares before completion of the Merger.
As of April 18, 2024, there were        Swiss TEL common shares issued and outstanding; however, Swiss TEL shareholders who are not registered in Swiss TEL’s share register as shareholders or do not become registered as shareholders with voting rights as of the close of business (Eastern Standard Time) on May 23, 2024 will not be entitled to attend, vote at or grant proxies to vote at, the Special General Meeting. For a description of Irish TEL ordinary shares, see “Description of the Share Capital of Irish TEL”.
If the Merger Agreement Proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to completion of the Merger are satisfied, we will file an application to effect the Merger with the Commercial Register following the Special General Meeting. The Merger will be completed and become effective on the date of the entry of the Merger in the daily ledger of the Commercial Register, subject to approval by the Swiss Federal Commercial Register Office. We currently anticipate completing the Merger during the second half of calendar 2024.

The Parties to the Merger
Swiss TEL.   Swiss TEL is a company organized under the laws of Switzerland, with its registered and principal office located at Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, and the telephone number is +41(0)52 633 66 61.
Swiss TEL is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Swiss TEL’s broad range of connectivity and sensor solutions enable the distribution of power, signals, and data to advance next-generation transportation, renewable energy, automated factories, data centers, medical technology, and more. Swiss TEL operates through three reportable segments. The Transportation Solutions segment is a leader in connectivity and sensor technologies. The primary products sold by the Transportation Solutions segment include terminals and connector systems and components, sensors, relays, antennas, and application tooling. The Industrial Solutions segment is a leading supplier of products that connect and distribute power, data, and signals. The primary products sold by the Industrial Solutions segment include terminals and connector systems and components, interventional medical components, relays, heat shrink tubing, and wire and cable. The Communications Solutions segment is a leading supplier of electronic components for the data and devices and the appliances markets. The primary products sold by the Communications Solutions segment include terminals and connector systems and components, antennas, heat shrink tubing, and relays.
Irish TEL.   Irish TEL is an Irish public limited company and is currently a wholly owned subsidiary of Swiss TEL. Irish TEL has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation in 2015, entry into the Merger Agreement and related transactions. Pursuant to the Merger Agreement, Swiss TEL will merge with and into Irish TEL, with Irish TEL surviving the Merger and Swiss TEL being dissolved by means of absorption by Irish TEL and without a formal liquidation procedure. The principal executive offices of Irish TEL are currently located at Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, and the telephone number is +41(0)52 633 66 61.
The financial statements of Irish TEL have been omitted because this entity is a business combination related shell company, has no assets, has not commenced operations and has not engaged in any business or other activities except in connection with its formation. Irish TEL does not have any contingent liabilities or commitments.
Background and Reasons for the Merger
After careful consideration, the management and board of directors of Swiss TEL are recommending to shareholders that the company change to a new holding company which is incorporated under Irish law. We believe the move is in the best long-term interest of the company and its shareholders.
We believe the uncertainties about the application and enforcement of Swiss laws place TEL at a competitive disadvantage and impair the flexibility of our Board. TEL’s current corporate governance structure, set forth in our Board Governance Principles, includes principles and practices that we believe represent best practices tailored to our circumstances. We are firmly committed to these principles and practices wherever the company is based. Our increasing concern with Swiss law is the restrictive nature of regulations as well as ongoing uncertainty about how the laws will be applied and enforced. During 2022 and 2023, our management and the Board conducted a comprehensive review of jurisdictions due to these concerns, including at meetings of the Board. Based upon such review, we believe that the legal and regulatory systems in Ireland will provide us certain advantages over the comparative systems in Switzerland. We anticipate that having our publicly traded parent company incorporated in Ireland will provide us the following benefits:
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The management of our capital (dividends, stock repurchase, securities issuance, and debt) will be less limited and less costly in Ireland compared to Switzerland. For example, we are currently facing uncertainty over our share repurchase program following the takeover of Credit Suisse Group AG by UBS Group AG and the relevant Swiss law provisions relating to intermediaries and secondary trading lines, in addition to complexity in Switzerland relating to share capital reduction for repurchased shares. Further, in Switzerland, a shareholder vote is required to declare dividends. Any change to a declared dividend requires another shareholder vote, thereby increasing the overall cost of capital return to shareholders. In Ireland, the board of directors can declare and amend dividends without the added time and expense.
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Ireland is a jurisdiction with a well-developed legal system and corporate law with established standards of corporate governance.

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We believe the Irish legal and regulatory system is more certain than in Switzerland. Swiss law provides that amendments to the Swiss federal constitution can be put to a vote by the Swiss citizens and the Swiss cantons at the initiative of Swiss citizens who obtain a requisite number of signatures. If such an initiative is approved by the requisite majorities, the proposed constitutional amendment becomes part of the Swiss federal constitution without a preceding parliamentary process. The Swiss federal parliament is then mandated to implement the constitutional amendment approved by the Swiss people in a federal statute. On an interim basis, the Swiss federal council, Switzerland’s executive branch of government, may also be given the authority to implement the constitutional amendment through regulations until adoption of the definitive federal statute. We believe this process results in some unpredictability in the Swiss legal system. The same system does not exist in Ireland.

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Ireland is a common law jurisdiction, which is more consistent with the legal system in the United States and which we believe is less prescriptive and more flexible than civil law jurisdictions such as Switzerland. We believe that this flexibility could be beneficial to us in structuring acquisitions, paying dividends, administering corporate functions and other corporate governance matters. For example, under the Swiss legal system we are required to have shareholders vote prospectively on the compensation of the members of executive management and the board of directors, which is separate from the advisory “say-on-pay” vote required by the Dodd Frank Act and is often a source of confusion for shareholders. Likewise, Swiss law requires shareholders to appoint not only the members of the board of directors but also the chairman of the board and the members of the compensation committee. Irish law conversely does not require shareholders to approve the compensation of the members of executive management and the board of directors (so only the advisory “say-on-pay” vote required by Dodd Frank Act would be necessary) or elect the chairman of the board or members of the compensation committee.

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Ireland is a full member of the European Union and enjoys the benefits of its single market and single currency, which we believe will provide better opportunities for conducting our business. Additionally, similar to Switzerland, Ireland has a developed, stable and internationally competitive tax regime and an extensive double tax treaty network, including access to European Union treaties, which we believe will allow us to continue to conduct our operations in a tax-efficient manner.

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The legal requirements we will be subject to as a company incorporated in Ireland, listed on the NYSE and subject to SEC disclosure and shareholder voting requirements strike the right balance between robust external governance oversight and regulation of our executive and director pay practices and the ability of our compensation committee consisting of independent directors to determine executive compensation to provide incentives to our executive management and to offer competitive salaries and benefits.

Although we expect that the Merger should provide us with the benefits described above, the Merger will expose TEL and its shareholders to some risks:
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the risk that the potential benefits described above sought in the Merger may not be realized;

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the possibility of uncertainty created by the Merger, the corporate reorganization, and being incorporated in a member state of the European Union;

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the fact that Irish corporate law imposes different and additional obligations on us and our shareholders;

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the fact that we expect to incur costs to complete the Merger;

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the diversion of management’s time and attention; and

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other risks related to the corporate reorganization to Ireland discussed under “Risk Factors”.

This discussion of the information and factors considered by the Board in reaching its conclusions and recommendation includes the material factors considered by the Board, but is not intended to be exhaustive and may not include all of the factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger, and the complexity of these matters, the Board did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger Agreement and all other actions or matters necessary or appropriate to give effect to the Merger Agreement and the transactions contemplated thereby, and to make its recommendation to TEL shareholders. Rather, the Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with, and questioning of, members of TEL’s management. In addition, individual members of the Board may have assigned different weights to different factors.
After completing its review of the expected benefits and the potential advantages of the Merger, the Board unanimously approved the Merger Agreement and has recommended that shareholders vote for the Merger Agreement Proposal.
The Merger
There are several principal steps to effect the Merger:
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Irish TEL was formed as a private limited company incorporated under Irish law, was transferred to Swiss TEL, was re-registered as an Irish public limited company and renamed “TE Connectivity plc” and is currently a direct subsidiary of Swiss TEL;

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the Merger Agreement was executed by Swiss TEL and Irish TEL on March 18, 2024;

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a merger report was prepared, which, together with the Merger Agreement and the balance sheet on the basis of which the Merger is effected, was confirmed by Deloitte AG to be in compliance with the Swiss Merger Act; and

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Swiss TEL shareholders will be asked to vote to approve the Merger Agreement Proposal at the Special General Meeting of shareholders.

Conditional upon approval of the Merger Agreement Proposal by our shareholders, and the satisfaction of the other conditions to completing the Merger, (i) immediately prior to the Merger, all assets and liabilities of Swiss TEL will be contributed to New Swiss TEL (except for certain assets and liabilities including, without limitation, the liability for dividend payments, the shares in Irish TEL and the guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL)) and (ii) Swiss TEL will merge with and into Irish TEL, and the Merger will be effective upon the registration of the Merger with the Commercial Register, subject to approval by the Swiss Federal Commercial Register Office.
As a result of the Merger:
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Irish TEL will serve as the successor company;

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Irish TEL will assume, by operation of Swiss law, all of the assets and liabilities held by Swiss TEL immediately prior to the Merger that have not been contributed to New Swiss TEL (including, without limitation, liability for dividend payments) and will provide guarantees of debt incurred by TEGSA (which guarantees will be provided by or assumed by both Irish TEL and New Swiss TEL);

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each shareholder of Swiss TEL (except for Swiss TEL or any of its subsidiaries) will receive one NYSE listed ordinary share of Irish TEL in exchange for each common share of Swiss TEL held immediately prior to the effectiveness of the Merger;

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Swiss TEL will be dissolved by means of absorption by Irish TEL and without a formal liquidation procedure;

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each common share of Swiss TEL (including common shares held by Swiss TEL or any of its subsidiaries, which will not be exchanged for Irish TEL ordinary shares) will be delisted, cancelled and will cease to exist;

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New Swiss TEL will become a wholly owned, direct subsidiary of Irish TEL;

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Irish TEL will assume certain employee benefit plans and agreements that had previously been sponsored by Swiss TEL and Irish TEL will amend (as required) such plans in order to permit the issuance or delivery of Irish TEL ordinary shares thereunder, rather than Swiss TEL common shares (and to make any other modifications which may be required to comply with Irish law);

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Irish TEL and one or more of its subsidiaries will enter into indemnity agreements with those directors and executive officers who currently have indemnity agreements with Swiss TEL, upon terms substantially similar to the Swiss TEL agreements to the extent permitted by Irish law; and

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Irish TEL and New Swiss TEL will assume (or provide, as applicable) guarantees of certain indebtedness of subsidiaries of Swiss TEL that is, immediately prior to the completion of the Merger, guaranteed by Swiss TEL, including guarantees of debt incurred by TEGSA, under the Credit Facility and the indentures governing our outstanding notes.

Conditions to Completion of the Merger
The Merger will not be completed unless the following conditions, among others, are satisfied:
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the Merger Agreement Proposal is approved by the requisite vote of our shareholders;

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Swiss TEL has completed its creditor calls required by Swiss law and received a confirmatory report from the statutory auditor regarding such calls;

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any statutory, court or official prohibition to complete the Merger and the transactions contemplated by the Merger Agreement shall have expired or been terminated, or if not, failure to comply with the same will not have materially adverse consequences for one or both of Swiss TEL and Irish TEL;

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all consents and/or waivers of any third party required of Swiss TEL to complete the Merger shall have been obtained;

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the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto shall be in effect;

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the Irish TEL ordinary shares to be issued pursuant to the Merger are authorized for listing on the NYSE;

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the Swiss TEL common shares held immediately prior to the Merger are delisted from the NYSE;

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Irish TEL shall have entered into all agreements required by DTC for the Irish TEL ordinary shares to be eligible for deposit, book-entry and clearance services by DTC and its affiliates;

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Irish TEL shall have entered into a composition agreement with the Revenue Commissioners of Ireland;

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Swiss TEL receives an opinion from Eversheds Sutherland (US) LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — U.S. Federal Income Tax Considerations”;

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Swiss TEL receives an opinion from Arthur Cox LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — Irish Tax Considerations”;

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Swiss TEL receives an opinion from Bär & Karrer AG, Switzerland, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — Swiss Tax Considerations”;

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all Swiss legal preconditions necessary for the filing of the application for the entry of the Merger in the Commercial Register shall have been satisfied; and

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there shall be a confirmation from the appropriate Swiss tax authority that no exit withholding tax is payable under Swiss law as a result of the Merger.

Effective Time
If the Merger Agreement Proposal is approved by the requisite vote of our shareholders at the meeting, and the other conditions to completion of the Merger are satisfied, we will file an application to effect the

Merger with the Commercial Register following the Special General Meeting. The Merger will be completed and become effective on the date of the entry of the Merger in the daily ledger of the Commercial Register, subject to approval by the Swiss Federal Commercial Register Office. We currently anticipate completing the Merger during the second half of calendar 2024.
Termination
The Merger Agreement provides that we may decide to abandon the Merger at any time prior to the Special General Meeting, and after the Special General Meeting if the Merger Agreement Proposal is not approved by shareholders. After the Merger Agreement Proposal is approved by our shareholders, we anticipate filing the application to effect the Merger, unless one of the conditions to completing the Merger fails to be satisfied.
Management of Irish TEL
As of the effective time of the Merger, the officers and directors of Swiss TEL will be appointed as the officers and directors of Irish TEL. The members of our current board of directors were elected at our 2024 Annual General Meeting and will hold office until our 2025 Annual General Meeting or until their respective successor is elected or the office is otherwise vacated.
Irish TEL, and/or such other subsidiary of Irish TEL as our board of directors deems appropriate, will enter into indemnity agreements (or deed poll indemnities) with those directors and executive officers who currently have indemnity agreements with Swiss TEL, upon terms substantially similar to the indemnity agreements currently in place to the extent permitted by applicable law.
Interests of Certain Persons in the Merger
You should be aware that some of our executive officers and directors have interests in the Merger that may be different from, or in addition to, the interests of our other shareholders. Irish TEL and one or more of its subsidiaries will, to the extent permitted by Irish law, enter into indemnity agreements with those directors and executive officers who currently have indemnity agreements with Swiss TEL, upon terms substantially similar to the Swiss TEL agreements to the extent permitted by Irish law. However, no change of control payments or additional compensation will be payable to our directors or executive officers in connection with the Merger.
Recommendation and Required Affirmative Vote
The Merger Agreement must be approved by the affirmative vote of at least two-thirds of the Swiss TEL common shares (plus the majority of the par value of the shares) as represented in person or by proxy at the meeting (which will also satisfy the requirement to obtain the affirmative vote of the absolute majority of the par value of such shares represented in person or proxy at the meeting). See “Summary of the Merger — Special General Meeting of Shareholders”.
The Board has unanimously approved the Merger Agreement and recommends that shareholders vote “FOR” the Merger Agreement Proposal.
We will not complete the Merger unless the Merger Agreement Proposal is approved by our shareholders.
As of April 18, 2024, there were        Swiss TEL common shares registered and entitled to vote; however, shareholders who are not registered in Swiss TEL’s share register as shareholders or do not become registered as shareholders with voting rights as of the close of business (Eastern Standard Time) on May 23, 2024 will not be entitled to attend, vote at or grant proxies to vote at, the Special General Meeting. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate,        shares. This represents approximately     % of the registered Swiss TEL common shares. These persons have informed us that they intend to vote their shares for the Merger Agreement Proposal.
Market Price and Dividend Information
On March 13, 2024, the last trading day before the public announcement of the Merger, the closing price of the Swiss TEL common shares on the New York Stock Exchange was $141.39 per share. On April

  , 2024, the last practicable date before the date of this proxy statement/prospectus, the closing price of the Swiss TEL common shares was $      per share.
Under Irish law, dividends may only be paid (and share repurchases and redemptions must generally be funded) out of “distributable reserves”, being accumulated realized profits less accumulated realized losses, of which Irish TEL will not have a sufficient reserve immediately following the completion of the Merger to fund its dividends, share repurchases and redemptions on a go forward basis. The creation of distributable reserves of Irish TEL by way of a capital reduction of Irish TEL requires the approval of the Irish High Court and, in connection with seeking such court approval, we are asking Swiss TEL shareholders to approve the creation of distributable reserves for Irish TEL by way of a non-binding advisory resolution only (through the reduction of the share premium account of Irish TEL). The approval of the Irish High Court is expected within approximately six to eight weeks following the completion of the Merger. We are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves. However, the issuance of the required order is a matter for the discretion of the Irish High Court. There will also be no guarantee that the approval of the Reserves Proposal by Swiss TEL shareholders will be obtained. In the event that distributable reserves of Irish TEL are not created, distributions by way of future dividends, share repurchases or otherwise will be restricted under Irish law until such time as the group has created sufficient distributable reserves from its trading activities.
On March 13, 2024, at our annual general meeting, our shareholders approved an aggregate dividend in the amount of $2.60 per share to be paid in four quarterly installments of $0.65 on June 7, 2024, September 6, 2024, December 6, 2024 and March 7, 2025. We currently anticipate completing the Merger by the end of 2024. The dividend payments approved by our shareholders at the 2024 annual general meeting are legal obligations and Irish TEL will be obligated under the Merger Agreement to pay all such dividend installments that remain unpaid at the time of the completion of the Merger as part of its assumption of all of the liabilities of Swiss TEL. Notwithstanding the Merger, as long as you are a holder of Swiss TEL common shares, or Irish TEL ordinary shares following the Merger, on the applicable record and payment date relating to any of the remaining installments, you will receive such dividend installment regardless of which TE entity pays it.
Following the completion of the Merger, Irish TEL’s ability to declare and pay future dividends (other than the dividend installments approved by our shareholders at the 2024 annual general meeting of Swiss TEL shareholders, which are liabilities of Swiss TEL) will depend on Irish TEL’s distributable reserves’ position, results of operations, financial condition, cash requirements, future business prospects, contractual restrictions, other factors deemed relevant by Irish TEL’s board of directors and restrictions imposed by Irish law.
The capital reduction is not a prerequisite for Irish TEL to be able to satisfy the obligation to pay the remaining installments of the dividend approved at the 2024 annual general meeting of Swiss TEL to shareholders that remain unpaid at the time of the Merger, all such payments being liabilities of Swiss TEL.
Differences in Shareholder Rights
The completion of the Merger will change the governing corporate law that applies to shareholders of our parent company from Swiss law to Irish law. The legal system governing corporations organized under Irish law differs from the legal system governing corporations organized under Swiss law. As a result, we are unable to adopt governing documents for Irish TEL that are identical to the governing documents for Swiss TEL. We have attempted to preserve in Irish TEL’s proposed memorandum and articles of association a similar allocation of material rights and powers between shareholders and the Board that exists under Swiss TEL’s articles of association and organizational regulations. Nevertheless, Irish TEL’s proposed memorandum and articles of association differ from Swiss TEL’s articles of association and organizational regulations, both in form and substance. We summarize the material differences between the governing documents for Swiss TEL and Irish TEL, and the changes in your rights as a shareholder resulting from the Merger, under “Comparison of Rights of Shareholders”. We believe that these changes primarily (1) either are required by Irish law or otherwise result from differences between the corporate laws of Ireland and the corporate laws of Switzerland and (2) relate to the corporate reorganization of the publicly traded parent of TEL from our current holding company Swiss TEL incorporated in Switzerland to the new holding company Irish TEL incorporated in Ireland.

Notwithstanding the differences in the governing documents between Swiss TEL and Irish TEL, we believe that Irish law and Irish TEL’s proposed memorandum and articles of association as a whole adequately safeguard the rights of Swiss TEL shareholders. In essence, the duties of a shareholder under Swiss law (in a company limited by shares (Aktiengesellschaft)) and of a shareholder under the laws of Ireland (in a public limited company (plc)) are comparable. Under the Irish Companies Act 2014, as amended (the “Irish Companies Act”), the financial liability of a shareholder of Irish TEL is limited to the amount, if any, unpaid on the ordinary shares held by them. Once ordinary shares are credited as fully paid up, there is no further financial liability on the part of shareholders. Irish TEL ordinary shares issued upon the Merger will be credited as fully paid up on issuance.
The characteristics of and the differences between Swiss TEL common shares and the Irish TEL ordinary shares are summarized under “Description of the Share Capital of Irish TEL” and “Comparison of Rights of Shareholders”.
Regulatory Approvals
Other than the entry of the Merger in the Commercial Register, we are not aware of any governmental approvals or actions that are required to complete the Merger other than compliance with U.S. federal and state securities laws, various portions of Swiss law and Irish corporate law.
The creation of distributable reserves of Irish TEL, which involves a reduction of Irish TEL’s share premium, requires the approval of the Irish High Court. See “Proposal No. 2 Approval of Creation of Distributable Reserves of Irish TEL”.
Appraisal Rights
The following description is a summary of the appraisal rights available to the shareholders of Swiss TEL under Article 105 of the Swiss Merger Act and of certain other provisions of Swiss law. This summary does not purport to be a complete description of the relevant Swiss statutory provisions and it is qualified in its entirety by reference to the full text of the Swiss Merger Act, the Swiss Code of Obligations, the relevant provisions of the Swiss Federal Private International Law Act or international treaties regarding the recognition and enforcement of judgments (such as the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (the “Lugano Convention”)). In addition, this description is based on Swiss law and does not cover Irish law provisions that might be relevant in case an appraisal suit were brought before courts in Ireland.
Any Swiss TEL shareholder who is considering bringing an appraisal suit under Article 105 of the Swiss Merger Act is strongly urged to read the Swiss Merger Act, the Swiss Code of Obligations and applicable procedural laws and to consult their own Swiss or Irish legal advisors. In this summary, certain Swiss legal concepts are expressed in English and not in their original German, French or Italian terms. The concepts used in Swiss law may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. Under Swiss law, Swiss TEL shareholders whose common shares are registered in their names can exercise appraisal rights under Article 105 of the Swiss Merger Act and request the examination of the equity and membership interest in connection with the Merger by filing suit. Because Irish TEL will be the surviving entity after the Merger, an appraisal suit would likely be filed in a court in Ireland. The suit must be filed within two months after the registration of the Merger is published in the Swiss Official Gazette of Commerce. According to legal commentators, an appraisal suit can be filed by shareholders who vote against the Merger Agreement Proposal, who abstain from voting, or who do not participate in the shareholders meeting approving the Merger Agreement Proposal. Swiss TEL shareholders who filed an appraisal suit will receive the merger consideration at the same time as all other Swiss TEL shareholders. If a claim by one or more shareholders of Swiss TEL is successful, all Swiss TEL shareholders who held common shares at the time of the effectiveness of the Merger would receive the same compensation.
Under Swiss law, if an appraisal suit is filed and the exchange ratio fails to be adequate, the court will determine the compensation, if any, that it considers adequate. The Swiss Merger Act does not prescribe any specific valuation reference points that a court should use in making its determination, and to the knowledge of Swiss TEL, there are no Swiss Supreme Court precedents published in which a successful appraisal claim was made.

Article 105 of the Swiss Merger Act only states that a court shall award an “adequate compensation” (angemessene Ausgleichszahlung) and Article 7 of the Swiss Merger Act provides that the shareholders of the merged company are entitled to receive shares in the surviving entity in correlation to their former shareholding in the merged entity, taking into account the respective net assets (Vermögen) of the two merging companies, the apportionment of voting rights as well as other relevant factors. The court should consider the respective net assets of Swiss TEL and Irish TEL and the audit report, which will confirm that the merger consideration is justifiable (vertretbar) and adequate (angemessen) based on Article 15(4)(c) and (d) of the Swiss Merger Act. In addition, a court will also consider other factors it deems relevant. Because shareholders will receive, as consideration in the Merger, Irish TEL ordinary shares on a one-for-one basis and all of the assets and liabilities of Swiss TEL as a result of the completion of the Merger will be transferred by operation of Swiss law to Irish TEL, we believe that the equity and shareholder interests of Swiss TEL shareholders are adequately safeguarded.
In a lawsuit brought before Swiss courts, the procedural and litigation costs of the appraisal proceedings will generally be borne by Irish TEL as the surviving company in the Merger. Under special circumstances, the court may require the plaintiffs to bear some of these costs. The filing of an appraisal suit does not prevent completion of the Merger.
As stated above, this description of appraisal rights and procedural aspects is based on Swiss law and international treaties applicable in Switzerland (such as the Lugano Convention). Should an appraisal suit be filed by shareholders against Irish TEL in Ireland, the applicable legal and procedural considerations might be different.
Exchange of Shares; Delivery of Shares to Former Record Holders
The exchange of Swiss TEL common shares into Irish TEL ordinary shares will occur at the effective time of the Merger. The Exchange Agent will, as soon as reasonably practicable after the effective time of the Merger, exchange Swiss TEL common shares for Irish TEL ordinary shares to be received in the Merger pursuant to the terms of the Merger Agreement.
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If you are currently a beneficial holder of Swiss TEL common shares (i.e., your shares are held in “street name”), your ownership of Irish TEL ordinary shares will be recorded in book entry form by your bank, broker or other nominee as soon as reasonably practical after the effective date of the Merger, without the need for any further action on your part.

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If you hold Swiss TEL common shares as a shareholder of record (not as a beneficial owner holding in “street name”) only in book-entry form, your ownership of Irish TEL ordinary shares will be recorded in book entry form as soon as reasonably practicable after the effective date of the Merger by Irish TEL’s transfer agent without the need for any further action on your part. After the effective time of the Merger, each Swiss TEL common share will no longer be outstanding and will cease to exist, and each book-entry share for registered holders that previously represented Swiss TEL common shares will represent only the right to be entered into the register of members of Irish TEL.

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If you hold Swiss TEL share certificates, the Exchange Agent will hold your Irish TEL ordinary shares and all entitlements (including dividend entitlements) arising therefrom, as nominee on your behalf pending formal delivery of such shares to you. Such share delivery shall be subject to customary exchange procedures established by the Exchange Agent to implement the delivery. In this regard, as soon as reasonably practicable after the effective time of the Merger, the Exchange Agent will mail a letter of transmittal to you, which will, among other matters, contain instructions as to how you may: (i) register your new Irish TEL ordinary shares directly in your own name or that of your designee in book-entry form or (ii) deposit your Irish TEL ordinary shares in the facilities of DTC. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Other than fees for lost certificates, if you wish to have your Irish TEL ordinary shares registered directly in your own name, you will not be charged any fees to do so by the Exchange Agent or Irish TEL.
Until persons holding certificates representing previous Swiss TEL common shares elect, in accordance with the procedures set forth in the letter of transmittal, as to how they want to hold their new Irish TEL ordinary shares, those persons will not be able to transfer their new Irish TEL ordinary shares. Such persons will, however, be able to vote their new Irish TEL ordinary shares through the Exchange Agent acting as their proxy pending formal delivery of legal title thereto.
Any Irish TEL ordinary shares issued to the Exchange Agent that remain undelivered to the former holders of Swiss TEL common shares as of the 12 month anniversary of the effective time of the Merger (or the termination of the Exchange Agent’s engagement, if later) will be delivered to Irish TEL or its designee, together with all entitlements (including dividend entitlements) arising therefrom, upon demand, and Irish TEL or its designee will thereafter continue to hold such shares and entitlements, as nominee for, and on behalf of, the former holders of Swiss TEL common shares, on substantially similar terms as the Exchange Agent, pending formal delivery of legal title thereto, but subject to applicable abandoned property, escheat or similar laws. No interest shall be payable on any dividend entitlements or other amounts held, from time to time, by Irish TEL, the Exchange Agent or any of their respective affiliates or designees as nominee for any former holder of Swiss TEL common shares, and none of Irish TEL, the Exchange Agent or any of their respective affiliates or designees shall be required to account to any former holder of Swiss TEL common shares for same.
If you are a shareholder of record of Swiss TEL and receive Irish TEL ordinary shares or choose to hold your Irish TEL ordinary shares directly (i.e., not through DTC), subsequent transfers of ordinary shares may result in stamp duty under Irish law. For more information, see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty”. Therefore, each record holder of Swiss TEL common shares is strongly encouraged to open a broker account so that they can transfer their Swiss TEL common shares into a broker account to be held through DTC as soon as possible and, in any event, prior to completion of the Merger. If a record holder of Swiss TEL common shares does not transfer their Swiss TEL common shares into a broker account to be held through DTC prior to completion of the Merger, we strongly recommend that such holders of Swiss TEL common shares provide the documents and information requested by the Exchange Agent in a timely manner, so that your Irish TEL ordinary shares may be delivered and held through the facilities of DTC. For more information, see “Proposal No. 1 Approval of the Merger Agreement — Exchange of Shares; Delivery of Shares to Former Record Holders”.
Share Compensation Plans
If the Merger is completed, Irish TEL will adopt and assume Swiss TEL’s equity and incentive plans and certain other employee benefit plans and arrangements and underlying awards, and those plans, arrangements and awards will be amended as necessary to give effect to the Merger, including to provide (1) that Irish TEL ordinary shares will be issued, held, available or used to measure benefits as appropriate under the plans, arrangements and awards, in lieu of Swiss TEL common shares, including upon exercise of any options granted or awarded under those plans and arrangements; and (2) for the appropriate substitution of Irish TEL for Swiss TEL in those plans and arrangements. Shareholder adoption of the Merger Agreement will also be deemed to satisfy any requirement for shareholder approval of the amendments and modifications and the relevant adoption and assumption of the equity incentive plans by Irish TEL.
Stock Exchange Listing
We expect that immediately following the Merger, the Irish TEL ordinary shares will be listed on the NYSE under the symbol “TEL,” the same symbol under which Swiss TEL common shares are currently listed. Irish TEL currently does not intend to seek a listing on Euronext Dublin. Swiss TEL common shares currently listed on the NYSE will be delisted from the NYSE and cancelled due to the Merger.
Accounting Treatment of the Merger under U.S. GAAP
Under U.S. GAAP, the Merger represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Swiss TEL will be reflected at their book value in the accounts of Irish TEL at the effective time of the Merger.
Guarantee of Senior Notes and Credit Facility
In connection with the Merger, Irish TEL and New Swiss TEL will enter into a supplemental indenture to the indenture governing TEGSA’s senior notes. The supplemental indenture will provide for Irish TEL and New Swiss TEL to guarantee the obligations of TEGSA under the indenture and supplemental indentures governing the senior notes, and New Swiss TEL will assume all other obligations of Swiss TEL under the indenture. In addition, Swiss TEL, Irish TEL, New Swiss TEL and TEGSA intend to enter into an amendment to the Credit Facility that will, among other things, add Irish TEL and New Swiss TEL in lieu of Swiss TEL as guarantors of the Credit Facility.
Impact of the Merger on Operating Costs and Effective Tax Rates
We do not expect the Merger to have a material effect on our operating costs, including our selling, general and administrative expenses. In addition, we do not expect the Merger to materially affect our worldwide effective corporate tax rate. We believe that the cost of doing business in Ireland is generally comparable to the cost of doing business in Switzerland.
Effect of the Merger on the Availability of Information and Reports
After the completion of the Merger, Irish TEL will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd Frank Act and the applicable corporate governance rules of the NYSE, and Irish TEL will continue to report TEL’s consolidated financial results in U.S. dollars and under U.S. GAAP. Irish TEL will be permitted under Irish law to prepare and file its Irish statutory accounts in accordance with U.S. GAAP in respect of fiscal years ending no later than December 31, 2030 (and after that date will be required to prepare its Irish statutory financial statements according to a financial reporting framework permissible under Irish law — i.e., IFRS or Irish GAAP, in addition to separately preparing financial statements under U.S. GAAP required by SEC rules). Irish TEL will also be required to comply with any additional reporting and governance requirements of Irish law.
For so long as Irish TEL has a class of equity securities listed on the NYSE, Irish TEL will continue to be subject to rules regarding proxy solicitations and tender offers and the corporate governance requirements of the NYSE, the Exchange Act, the Dodd Frank Act and the Sarbanes-Oxley Act including, for example, independence requirements for audit and compensation committee composition, annual certification requirements and auditor independence rules, unless certain circumstances change.

PROPOSAL NO. 2 APPROVAL OF CREATION OF
DISTRIBUTABLE RESERVES OF IRISH TEL
Under Irish law, dividends and distributions and, generally, share repurchases or redemptions may only be made from distributable reserves in Irish TEL’s unconsolidated balance sheet prepared in accordance with the Irish Companies Act. Distributable reserves generally means the accumulated realized profits of Irish TEL less accumulated realized losses of Irish TEL and includes reserves created by way of capital reductions. In addition, no distribution or dividend may be made unless the net assets of Irish TEL are equal to, or in excess of, the aggregate of Irish TEL’s called up share capital plus undistributable reserves and the distribution does not reduce Irish TEL’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Irish TEL’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Irish TEL’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital. See “Description of the Share Capital of Irish TEL — Dividends” and “Description of the Share Capital of Irish TEL — Share Repurchases and Redemptions”.
Immediately following the Merger, the unconsolidated balance sheet of Irish TEL will contain limited distributable reserves (created in advance of the Merger to facilitate short-term share repurchase transactions), and “shareholders’ equity” that will comprise “share capital” (equal to the aggregate nominal value of the Irish TEL ordinary shares issued pursuant to the Merger) and, following the capitalization of the merger reserve resulting from the issuance of shares in connection with the Merger, “share premium”, including a separate reserve (equal to the nominal share capital of Swiss TEL minus share capital of Irish TEL plus reserves from capital contributions from Swiss TEL at the time of the Merger), created for Swiss tax purposes. The share premium arising will be equal to (1) the aggregate market value of the Swiss TEL common shares as of the close of trading on the NYSE on the last trading day prior to the completion of the Merger less (2) the aggregate nominal value of Irish TEL’s ordinary share capital less (3) distributable reserves created in advance of the Merger.
Swiss TEL shareholders are being asked at the Special General Meeting to approve, by way of a non-binding advisory resolution, a proposal to reduce the share premium account of Irish TEL to allow for the creation of distributable reserves of Irish TEL. If the shareholders of Swiss TEL approve the creation of distributable reserves and the Merger is completed, such approval will facilitate Irish TEL in seeking to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following the completion of the Merger. Irish TEL is expected to obtain the approval of the Irish High Court within approximately six to eight weeks after completion of the Merger.
Prior to completion of the Merger, Swiss TEL, as the current shareholder of Irish TEL, will have passed a resolution that would create distributable reserves following completion of the Merger through the reduction of all the share premium of Irish TEL.
The approval of the Reserves Proposal is not a condition to the completion of the Merger and whether or not it is approved will have no impact on the completion of the Merger. Accordingly, if the shareholders of Swiss TEL approve the Merger Agreement Proposal but do not approve the Reserves Proposal, the Merger will still be completed.
Until the Irish High Court approval is obtained or distributable reserves are created as a result of the profitable operation of Irish TEL, Irish TEL will not have sufficient distributable reserves to pay dividends or to repurchase or redeem its ordinary shares following the Merger, including under the current share repurchase plans of Swiss TEL, until such time as Irish TEL has created distributable reserves through the generation of future profits from its operations. In addition, although Irish TEL is not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court. If Swiss TEL shareholders do not approve this proposal, Irish TEL intends to nonetheless seek Irish High Court approval to create distributable reserves.
On March 13, 2024, at our annual general meeting, our shareholders approved an aggregate dividend in the amount of $2.60 per share to be paid in four quarterly installments of $0.65 on June 7, 2024, September 6, 2024, December 6, 2024 and March 7, 2025. We currently anticipate completing the Merger by the end of 2024. The dividend payments approved by our shareholders at the 2024 annual general meeting are legal obligations and Irish TEL will be obligated under the Merger Agreement to pay all such dividend installments that remain unpaid at the time of the completion of the Merger as part of its assumption of all of the liabilities of Swiss TEL. Notwithstanding the Merger, as long as you are a holder of Swiss TEL common shares, or Irish TEL ordinary shares following the Merger, on the applicable record and payment date relating to any of the remaining installments, you will receive such dividend installment regardless of which TEL entity pays it.
The capital reduction is not a prerequisite for Irish TEL to be able to satisfy the obligation to pay the remaining installments of the dividend approved at the 2024 annual general meeting of Swiss TEL to shareholders that remain unpaid at the time of the Merger, all such payments being liabilities of Swiss TEL.
Recommendation and Required Affirmative Vote
Approval of the Reserves Proposal requires the affirmative vote of at least a majority of the Swiss TEL common shares cast in person or by proxy at the meeting.
The Board recommends that shareholders vote “FOR” the Reserves Proposal.
The Reserves Proposal will not be presented at the Special General Meeting if the Merger Agreement Proposal is not approved by Swiss TEL’s shareholders.

MATERIAL TAX CONSIDERATIONS
The information presented under the caption “— Swiss Tax Considerations” is a discussion of the material Swiss tax consequences of the Merger. The information presented under the caption “— U.S. Federal Income Tax Considerations” is a discussion of the material U.S. federal income tax consequences (1) to U.S. holders and non-U.S. holders (each as defined below) of (A) exchanging Swiss TEL common shares for Irish TEL ordinary shares in the Merger, and (B) owning and disposing of Irish TEL ordinary shares received in the Merger and (2) to each of Swiss TEL and Irish TEL as a result of the Contribution and the Merger. The information presented under the caption “— Irish Tax Considerations” is a discussion of the material Irish tax consequences to shareholders of the Merger and of ownership and disposition of the Irish TEL ordinary shares.
You should consult your own tax advisor regarding the applicable tax consequences to you of the Merger and of ownership and disposition of the Irish TEL ordinary shares under the laws of the U.S. (federal, state and local), Ireland, Switzerland, and any other applicable jurisdiction.
SWISS TAX CONSIDERATIONS
Scope of Discussion
This discussion does not generally address any aspects of Swiss taxation other than Swiss federal and general cantonal taxation, is not a complete analysis or list of all of the possible tax consequences of the Merger or of holding and disposing of Swiss TEL common shares (other than in exchange for Irish TEL ordinary shares as a result of the Merger) and does not address all tax considerations that may be relevant to you.
Consequences of the Merger
In connection with this proxy statement/prospectus, our tax counsel, Bär & Karrer AG, Switzerland, has delivered a tax opinion to the effect that, for Swiss federal and Schaffhausen cantonal and communal corporate income tax purposes, the Merger (i) should not be taxable to Swiss TEL as the transfer of the assets and liabilities at tax book value by Swiss TEL to New Swiss TEL and the Merger will qualify as a tax exempt restructuring and does not lead to a treaty abuse for Swiss withholding tax purposes and (ii) will not be taxable to Swiss shareholders of Swiss TEL, provided that Irish TEL’s equity that can be distributed to Swiss individual shareholders without Swiss income tax consequences does not exceed Swiss TEL’s income tax free distributable equity (i.e., the sum of the nominal capital plus qualifying reserves from capital contributions) at the time of the Merger. In addition to the tax opinion from our tax counsel, we have also obtained two letter ruling confirmations from each of (i) the Swiss federal tax administration (the “Swiss FTA”) confirming that the Merger will qualify as a tax exempt restructuring for withholding tax and stamp duty purposes and does not lead to a treaty abuse with respect to dividends from New Swiss TEL to Irish TEL and therefore should not result in a taxable transaction for Swiss TEL and (ii) the Schaffhausen tax administration confirming that the Merger will qualify as a tax exempt restructuring for Swiss direct tax purposes and therefore the Merger should not result in corporate income tax consequences for Swiss TEL.
Material Tax Consequences to Swiss TEL
We believe that the Merger will not be a taxable transaction for Swiss withholding tax purposes for Swiss TEL pursuant to a ruling confirmation we received from the Swiss Federal Tax Administration, provided that no legally distributable reserves subject to Swiss withholding tax will be created until the effective date of the Merger. We also received a ruling confirmation from the Schaffhausen tax administration confirming that the Merger will qualify as a tax exempt restructuring and therefore would not lead to corporate income tax consequences at the level of Swiss TEL.
Material Tax Consequences to Shareholders
Under Swiss law a transaction such as the Merger, which results in the migration or “exit” of a company from Switzerland, could result in the imposition of Swiss withholding tax, corporate income tax as well as income tax at the level of the Swiss resident shareholders. While any withholding tax imposed would be a shareholder-level tax, the Swiss company would be required to pay such tax to the Swiss tax authorities on behalf of the shareholders. Any such payment by the Swiss company could also give rise to taxes imposed on shareholders in other countries, such as the United States, on the tax amounts deemed paid on behalf of such shareholders. However, according to the obtained ruling confirmation of the Swiss Federal Tax Administration no Swiss withholding tax should be due as a result of the Merger as long as Swiss TEL does not generate any legally distributable reserves subject to Swiss withholding tax until the effective date of the Merger. As discussed under “Proposal No. 1 Approval of the Merger Agreement — Conditions to Completion of the Merger,” it is a condition to the ability of TEL to effect the Merger that no such Swiss withholding tax be payable under Swiss law as a result of the Merger. Furthermore, in order to avoid the imposition of Swiss income taxation at the level of the Swiss individual shareholders holding their shares as private assets, Irish TEL’s equity that can be distributed to Swiss individual shareholders without Swiss income tax consequences must not exceed Swiss TEL’s income tax free distributable equity (i.e., the sum of the nominal capital plus qualifying reserves from capital contributions) at the time of the Merger.
U.S. FEDERAL INCOME TAX CONSIDERATIONS
Scope of Discussion
Subject to the limitations and qualifications described herein and in the opinion of our U.S. tax counsel, Eversheds Sutherland (US) LLP, filed as Exhibit 8.1 to the registration statement, the following discussion constitutes the opinion of Eversheds Sutherland (US) LLP as to the material U.S. federal income tax consequences (1) to U.S. holders and non-U.S. holders (each, as defined below) as a result of (A) the Contribution, (B) exchanging Swiss TEL common shares for Irish TEL ordinary shares in the Merger and (C) owning and disposing of Irish TEL ordinary shares received in the Merger, (2) to Swiss TEL and New Swiss TEL as a result of the Contribution and (3) to Swiss TEL and Irish TEL as a result of the Merger.
This discussion generally does not address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all of the possible tax consequences of the Contribution or the Merger or of holding and disposing of Irish TEL ordinary shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed below also may apply to you. In particular, this discussion deals only with holders that hold their Swiss TEL common shares and will hold their Irish TEL ordinary shares as capital assets and, except as otherwise indicated below, does not address the tax treatment of special classes of holders, such as:
•
a holder of Swiss TEL common shares who, at any time after 2017, has owned directly, indirectly, or constructively under applicable U.S. federal income tax attribution rules 10% or more of the total combined voting power of all classes of stock entitled to vote of Swiss TEL, after taking into account any voting restrictions on treasury shares or otherwise imposed under Swiss law, or 10% or more of the total value of shares of all classes of stock of Swiss TEL;

•
a holder of Irish TEL ordinary shares who, at any time after the Merger, owns directly, indirectly, or constructively under applicable U.S. federal income tax attribution rules 10% or more of either the total combined voting power or the total value of all classes of stock of Irish TEL, after taking into account any voting restrictions on treasury shares or otherwise imposed under Irish law (such holders, together with any holders described in the previous bullet, “10% holders”);

•
a holder of shares of TEL who, immediately before or after the Merger, owned directly, indirectly, or constructively under applicable U.S. federal income tax attribution rules at least 5% of either the total combined voting power or the total value of all classes of stock of Swiss TEL or Irish TEL, as applicable (a “5% holder”);

•
a bank or other financial institution;

•
a tax-exempt entity;

•
an insurance company;

•
a person holding shares as part of a “straddle,” “hedge,” “wash sale,” “integrated transaction,” or “conversion transaction;”

•
a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes;

•
a person holding shares through a partnership or other pass-through entity (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes);

•
a controlled foreign corporation or passive foreign investment company;

•
a U.S. expatriate;

•
a person who is liable for alternative minimum tax;

•
a broker-dealer in securities or currencies;

•
a U.S. holder whose “functional currency” is not the U.S. dollar;

•
a regulated investment company;

•
a real estate investment trust;

•
a trader in securities who has elected the mark-to-market method of accounting for its securities;

•
a holder who received Swiss TEL common shares through the exercise of employee stock options or otherwise as compensation;

•
a person holding shares through a retirement plan, pension plan, individual retirement account, or other tax deferred account; and

•
a non-corporate holder of Irish TEL ordinary shares who, because of limitations under the U.S. securities laws or other legal limitations, is not free to dispose of those shares without restriction.

This discussion is based on the laws of the United States, including the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “U.S. Code,” its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings, administrative pronouncements and income tax treaties to which the United States is a party. These laws may change, possibly with retroactive effect. There can be no assurance that the IRS will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.
For purposes of this discussion, a “U.S. holder” is any beneficial owner of Swiss TEL common shares or, after the completion of the Merger, Irish TEL ordinary shares that for U.S. federal income tax purposes is:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other entity that is treated as a corporation organized under the laws of the United States or any state thereof including the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) has a valid election in place to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of Swiss TEL common shares or, after the completion of the Merger, Irish TEL ordinary shares that is neither a U.S. holder nor a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes). For purposes of this summary, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Swiss TEL common shares or, after the completion of the Merger, Irish TEL ordinary shares, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Holders of Swiss TEL common shares or Irish TEL ordinary shares that are partnerships and partners in these partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them of the Contribution and the Merger and the ownership and disposition of Irish TEL ordinary shares.
In the discussion that follows, except as otherwise indicated, it is assumed that Swiss TEL has not been and will not be a passive foreign investment company before the Merger and that Irish TEL will not be a passive foreign investment company after the Merger. See “— U.S. Holders — Passive Foreign Investment Company Considerations”. It is also assumed that Irish TEL will continue to be a non-U.S. corporation in the future.
Consequences of the Contribution and the Merger
None of Swiss TEL, New Swiss TEL, or the TEL shareholders will recognize any gain or loss for U.S. federal income tax purposes as a result of the Contribution.
The Merger will qualify as a “reorganization” under Section 368(a) of the U.S. Code. Accordingly, neither Swiss TEL nor Irish TEL will recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, and the Merger will have the following U.S. federal income tax consequences to a Swiss TEL shareholder:
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the shareholder will not recognize gain or loss on the exchange of its Swiss TEL common shares solely for Irish TEL ordinary shares;

•
the shareholder’s tax basis in Irish TEL ordinary shares received in the Merger will be the same as the shareholder’s tax basis in the exchanged Swiss TEL common shares; and

•
the shareholder’s holding period for Irish TEL ordinary shares received in the Merger will include the shareholder’s holding period for the exchanged Swiss TEL common shares.

Shareholders that hold Swiss TEL common shares with differing bases or holding periods are encouraged to consult their tax advisors regarding the determination of the bases and holding periods of the Irish TEL ordinary shares received in the Merger.
Consequences of Owning and Disposing of Irish TEL Ordinary Shares
U.S. Holders
Taxation of Distributions on Irish TEL Ordinary Shares.   The gross amount of a distribution paid with respect to Irish TEL ordinary shares, including the full amount of any Irish withholding tax on such amount, will be a dividend for U.S. federal income tax purposes to the extent of Irish TEL’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). With respect to non-corporate U.S. holders, certain dividends received from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 20%. As long as Irish TEL ordinary shares are listed on the NYSE or certain other exchanges and/or Irish TEL qualifies for benefits under the income tax treaty between the United States and Ireland, Irish TEL will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends received by a corporate U.S. holder will not be eligible for the dividends received deduction that is generally allowed to corporate U.S. holders on dividends received from a domestic corporation.
To the extent that a distribution exceeds Irish TEL’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), it will be treated as a nontaxable return of capital to the extent of the U.S. holder’s basis in the shares, and thereafter generally should be treated as a capital gain. Such capital gain will be long-term if the non-corporate U.S. holder’s holding period for the Irish TEL ordinary shares exceeds one year.
Subject to limitations, Irish withholding tax imposed on any distribution will be treated for U.S. federal income tax purposes as a foreign tax that may be claimed as a foreign tax credit against the U.S. federal income tax liability of a U.S. holder. For purposes of calculating the foreign tax credit, dividends paid on Irish TEL ordinary shares generally will be treated as income from sources outside the United States. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisors to determine whether and to what extent a credit would be available. In lieu of claiming a credit, U.S. holders may claim a deduction for foreign taxes paid in the taxable year. Unlike a tax credit, a deduction does not reduce U.S. federal income tax on a dollar-for-dollar basis.
Subsequent Dispositions of Irish TEL Ordinary Shares.   U.S. holders of Irish TEL ordinary shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of Irish TEL ordinary shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Irish TEL ordinary shares exceeds one year. Under current law, long-term capital gain of non-corporate shareholders is subject to tax at a maximum rate of 20%. There are limitations on the deductibility of capital losses.
Passive Foreign Investment Company Considerations.   The treatment of U.S. holders of Irish TEL ordinary shares in some cases could be materially different from that described above if, at any relevant time, Swiss TEL or Irish TEL were a passive foreign investment company (a “PFIC”).
For U.S. federal income tax purposes, a foreign corporation, such as Swiss TEL or Irish TEL, is classified as a PFIC for any taxable year in which either (1) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (2) the average percentage of its assets that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is generally deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.
Classification of a foreign corporation as a PFIC can have various adverse consequences to shareholders of the corporation who are “United States persons,” as defined in the U.S. Code. These include taxation of gain on a sale or other disposition of the shares of the corporation at the maximum ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares.
Swiss TEL should not be treated as having been a PFIC in any prior taxable year and should not be treated as a PFIC in the taxable year in which the Merger will occur. In addition, we believe that Irish TEL should not be treated as a PFIC following the Merger. However, the tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, we cannot assure U.S. holders that Irish TEL will not become a PFIC. Moreover, the determination of PFIC status depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. As a result, whether Swiss TEL or Irish TEL is or will be a PFIC for any relevant taxable year cannot be predicted with certainty, and there can be no assurance that the IRS will not challenge our determination concerning our PFIC status.
If Irish TEL should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Irish TEL ordinary shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Irish TEL ordinary shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections.
Unearned Income Medicare Contribution Tax.   An additional 3.8% Medicare tax generally will be imposed on the “net investment income” of individuals (other than nonresident aliens) with a modified adjusted gross income over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For this purpose, “net investment income” generally includes interest, dividends (including dividends paid with respect to Irish TEL ordinary shares), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the taxable disposition of Irish TEL ordinary shares) and certain other income, as reduced by any deductions properly allocable to such income or gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in Irish TEL ordinary shares.
Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Irish TEL Ordinary Shares.   Dividends on Irish TEL ordinary shares paid to beneficial owners within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 24% rate) unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of Irish TEL ordinary shares.
In addition to being subject to backup withholding, if a U.S. holder of Irish TEL ordinary shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.
Individuals (other than nonresident aliens) that hold “specified foreign financial assets” with an aggregate value in excess of applicable dollar thresholds are required to report information to the IRS relating to such assets, subject to certain exceptions (including an exception for specified foreign financial assets held in accounts maintained by U.S. financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, to their U.S. federal income tax return, for each year in which they hold the assets. Irish TEL ordinary shares should be specified foreign financial assets for these purposes. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder that is required to file, but does not file IRS Form 8938, or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related taxable year may not close until three years after the date on which the required information is filed. Any U.S. holder who does not intend to hold its Irish TEL ordinary shares in an account maintained by a financial institution should consult his or her own tax advisor with respect to the requirement to provide such information.
Non-U.S. Holders
Taxation of Distributions on Irish TEL Ordinary Shares.   A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on dividends received on its Irish TEL ordinary shares, unless the dividends are effectively connected with the holder’s conduct of a trade or business in the United States and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the holder in the United States or such holder is subject to backup withholding as discussed below.
Except to the extent otherwise provided under an applicable tax treaty, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder on dividends paid and gains recognized that are effectively connected with the holder’s conduct of a trade or business in the United States. Effectively connected dividends received and gains recognized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.
Subsequent Disposition of Irish TEL Ordinary Shares.   In general, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of Irish TEL ordinary shares, unless: (1) such gain is effectively connected with the conduct by the holder of a trade or business within the United States and, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such holder in the United States, (2) in the case of capital gain of a holder who is an individual, such holder is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met, or (3) such holder is subject to backup withholding as discussed below.
Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Irish TEL Ordinary Shares.   In order not to be subject to backup withholding tax on distributions and disposition proceeds with respect to Irish TEL ordinary shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status, or otherwise establish an exemption. Non-U.S. holders of Irish TEL ordinary shares should consult their tax advisors regarding the information reporting and backup withholding requirements in their particular situations, the availability of an exemption, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules may be allowed as a refund or credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.
IRISH TAX CONSIDERATIONS
Scope of Discussions
The following is a summary of the material Irish tax consequences to shareholders of the Merger and of the acquisition, ownership and disposition of the Irish TEL ordinary shares. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each shareholder. The summary is based on Irish tax law and the practice of the Irish Revenue Commissioners currently in force in Ireland on the date of this proxy statement/prospectus and on correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below, possibly with retrospective effect.
A “Non-Irish Holder” is an individual who beneficially owns their shares that is neither resident nor ordinarily resident in Ireland for Irish tax purposes and has not at any time used their shares in or for the purposes of a trade carried on by such individual through an Irish branch or agency and has not at any time used, held or acquired for use their shares by or for the purposes of an Irish branch or agency.
The summary deals with Non-Irish Holders who beneficially own their Swiss TEL common shares, and will own their Irish TEL ordinary shares, as an investment and who are not associated with Irish TEL or the TE Group (otherwise than by virtue of holding Irish TEL ordinary shares). Particular rules not discussed below may apply to certain classes of taxpayers holding shares, such as dealers in securities, trusts, insurance companies, collective investment schemes and individuals who have or may be deemed to have acquired their shares by virtue of an office or employment (performed or carried on to any extent in Ireland). The summary does not constitute tax or legal advice and the comments below are of a general nature only. The summary is not exhaustive and shareholders should consult their professional advisors on the tax implications of the Merger and the purchase, holding, redemption or sale of Irish TEL ordinary shares under the laws of their country of residence, citizenship or domicile.
Shareholders
Irish Tax on Chargeable Gains (at the time of the Merger).   The receipt by Swiss TEL shareholders of Irish TEL ordinary shares as consideration for the cancellation of their Swiss TEL common shares in the Merger will not give rise to a liability to Irish tax on chargeable gains for Non-Irish Holders.
Irish Tax on Chargeable Gains (on shares held post-Merger).   The rate of tax on chargeable gains (where applicable) in Ireland is currently 33%. Non-Irish Holders will not be liable for Irish tax on chargeable gains realized on a subsequent disposal of their Irish TEL ordinary shares.
Withholding Tax on Dividends
Distributions made by Irish TEL will generally be subject to dividend withholding tax (“DWT”) at the standard rate of income tax (currently 25%) unless one of the exemptions described below applies, which we believe will be the case for the majority of shareholders. DWT (if any) arises in respect of dividends paid after Irish TEL’s establishment of tax residency in Ireland. For DWT purposes, a dividend includes any distribution made by Irish TEL to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. Irish TEL is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

General Exemptions
Certain shareholders (both individual and corporate) are entitled to an exemption from DWT. In particular, a non-Irish resident shareholder is not subject to DWT on dividends received from Irish TEL if the shareholder is beneficially entitled to the dividend and is:
•
an individual shareholder resident for tax purposes in a “relevant territory,” and the individual is neither resident nor ordinarily resident in Ireland;

•
a corporate shareholder that is controlled, directly or indirectly, by a person or persons resident in a “relevant territory” who is or are (as the case may be) not controlled, directly or indirectly, by a person or persons who is or are not resident in a “relevant territory”;

•
a corporate shareholder resident for tax purposes in a “relevant territory,” provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•
a corporate shareholder whose principal class of shares (or those of its 75% parent) is substantially and regularly traded on a recognized stock exchange either in Ireland or a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

•
a corporate shareholder that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in Ireland or in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above (but subject to “— Shares Held by U.S. Resident Shareholders” below), the shareholder has provided the appropriate DWT Forms to his or her broker (and the relevant information is further transmitted to Irish TEL’s qualifying intermediary), or to TEL’s transfer agent. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the holders of Irish TEL ordinary shares, where required, should furnish the relevant DWT Form to:
•
its broker (and the relevant information is further transmitted to a qualifying intermediary appointed by Irish TEL) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the holder of Irish TEL ordinary shares by the broker) if its Irish TEL ordinary shares are held through DTC; or

•
Irish TEL’s transfer agent at least seven business days before the record date for the dividend if its Irish TEL ordinary shares are held outside of DTC.

Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this proxy statement/prospectus.
Irish TEL is in the process of putting an agreement in place with a qualifying intermediary which is recognized by the Irish Revenue as a “qualifying intermediary” and which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement will generally provide for certain arrangements relating to distributions in respect of those Irish TEL ordinary shares that are held through DTC, which are referred to as the “Deposited Securities”. The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities, after Irish TEL delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.
Irish TEL will rely on information received directly or indirectly from brokers and its transfer agent in determining where holders of Irish TEL ordinary shares reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms, as described below. Holders of Irish TEL ordinary shares who are required to file DWT Forms in order to receive their dividends free of DWT should note that such forms are generally valid until December 31 of the fifth year after the year of issue of the forms and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT.

For a list of “relevant territories” as defined for the purposes of DWT, see Annex C to this proxy statement/prospectus.
For holders of Irish TEL ordinary shares that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is a party to reduce the rate of DWT.
Shares Held by U.S. Resident Shareholders
Shares held by U.S. Resident Shareholders through DTC
A submission will be made to the Irish Revenue to confirm that dividends paid on Irish TEL ordinary shares that are owned by residents of the United States and held beneficially (i.e., through DTC) will not be subject to DWT provided that the address of the beneficial owner of the Irish TEL ordinary shares in the records of the broker is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Irish TEL). Irish TEL strongly recommends that such holders of Irish TEL ordinary shares ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to Irish TEL’s qualifying intermediary).
Shares held by U.S. Resident Shareholders outside of DTC
Subject to the transitional arrangements discussed in the immediately following paragraph, all holders of Irish TEL ordinary shares who are residents of the United States and hold their Irish TEL ordinary shares directly (regardless of when such shareholders acquired their Irish TEL ordinary shares) must provide a valid DWT Form or a valid IRS Form 6166 to receive dividends paid on their Irish TEL ordinary shares without DWT. Irish TEL strongly recommends that such holders of Irish TEL ordinary shares ensure that the appropriate DWT Form or IRS Form 6166 is provided to Irish TEL’s transfer agent as soon as possible after acquiring their Irish TEL ordinary shares.
The submission that will be made to Irish Revenue will also request confirmation that holders of Irish TEL ordinary shares who are residents of the United States who held Swiss TEL common shares directly on the date immediately prior to completion of the Merger may be given a period of one year from the date on which the last shareholder vote approving the Merger is held to provide a valid DWT Form or valid IRS Form 6166 to Irish TEL’s transfer agent and that dividends can be paid to these shareholders without deduction of DWT during this transitional one year period.
If any holder of Irish TEL ordinary shares who is resident in the United States receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue on the prescribed form.
Shares Held by Residents of “Relevant Territories” Other than the United States
Subject to the transitional arrangements discussed in the immediately following paragraph, holders of Irish TEL ordinary shares who are residents of “relevant territories”, other than the United States, must satisfy one of the exemptions referred to above under the heading “General Exemptions” in order to receive distributions without suffering DWT and provide a valid DWT Form to his or her broker (so that the relevant information can be further transmitted to Irish TEL’s qualifying intermediary) (in the case of Irish TEL ordinary shares held beneficially), or to Irish TEL’s transfer agent (in the case of Irish TEL ordinary shares held directly). Irish TEL strongly recommends that such holders of Irish TEL ordinary shares complete the appropriate DWT Forms and provide them to their brokers or Irish TEL’s transfer agent, as the case may be, as soon as possible after acquiring their Irish TEL ordinary shares.
The submission that will be made to Irish Revenue will request confirmation that holders of Irish TEL ordinary shares who are residents of “relevant territories” other than the United States who held Swiss TEL common shares on the date immediately prior to completion of the Merger may be given a period of one year from the date on which the last shareholder vote approving the Merger is held to provide a valid DWT Form to his or her broker or to TEL’s transfer agent and that dividends can be paid to these shareholders without deduction of DWT during this transitional one year period.

If any holder of Irish TEL ordinary shares who is resident in a “relevant territory” receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue on the prescribed form.
Shares Held by Other Persons
Holders of Irish TEL ordinary shares that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT.
If any holder of Irish TEL ordinary shares is exempt from DWT, but receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue on the prescribed form.
Distributions paid in respect of Irish TEL ordinary shares held through DTC that are owned by a partnership formed under the laws of a “relevant territory” and where all the underlying partners are resident in a “relevant territory” will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Irish TEL). If any partner is not a resident of a “relevant territory”, no part of the partnership’s position is entitled to exemption from DWT.
Income Tax on Dividends Paid on Irish TEL Ordinary Shares
Irish income tax (if any) arises in respect of dividends paid after Irish TEL’s establishment of tax residency in Ireland.
A holder of Irish TEL ordinary shares who is neither resident nor ordinarily resident in Ireland and who is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend from Irish TEL. A holder of Irish TEL ordinary shares that is not entitled to an exemption from DWT and, therefore, is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT deducted by Irish TEL discharges the Irish income tax liability and liability to universal social charge.
Capital Acquisitions Tax
Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of Irish TEL ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Irish TEL ordinary shares are regarded as property situated in Ireland as the share register of Irish TEL must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.
CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children have a lifetime tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. Shareholders should consult their own tax advisor as to whether CAT is creditable or deductible in computing any domestic tax liabilities.
Stamp Duty
Irish stamp duty (if any) becomes payable in respect of share transfers occurring after completion of the Merger.
No stamp duty will be payable on the cancellation of the common shares of Swiss TEL or the issue of Irish TEL ordinary shares pursuant to the Merger.
A transfer of Irish TEL ordinary shares from a seller who holds shares beneficially (i.e., through DTC) to a buyer who holds the acquired shares beneficially (i.e., through DTC) which is effected by the debit/credit of book-entry interests representing the shares through DTC will not be subject to Irish stamp duty.

A transfer of Irish TEL ordinary shares by a seller who holds shares directly to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher). Stamp duty is generally a liability of the buyer or transferee. A shareholder who holds Irish TEL ordinary shares directly may transfer those shares into his or her own broker account to be held through DTC without giving rise to Irish stamp duty provided there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer into DTC is not effected in contemplation of a sale of such shares by the beneficial owner to a third party. In order to benefit from this treatment, the seller must confirm to Irish TEL’s transfer agent that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer into DTC is not effected in contemplation of a sale of such shares by the beneficial owner to a third party.
Because of the potential Irish stamp duty on transfers of Irish TEL ordinary shares, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account to be held through DTC as soon as possible and in any event prior to completion of the Merger. We also strongly recommend that any person who wishes to acquire Irish TEL ordinary shares after completion of the Merger acquire such shares beneficially (i.e., through DTC).
Irish TEL does not intend to pay any stamp duty levied on transfers of its share on behalf of a buyer. However, Irish TEL’s memorandum and articles of association as they will be in effect after the Merger allow Irish TEL in its absolute discretion, to pay (or to cause one of its affiliates to pay) any such stamp duty. In the event of any such payment, Irish TEL shall be entitled to (i) seek reimbursement from the buyer, (ii) set-off the amount of the stamp duty against future dividends on such shares, and (iii) claim a first and paramount lien on the Irish TEL ordinary shares acquired by such buyer and any dividends paid on such shares. The directors of Irish TEL have discretion to decline to register an instrument of transfer in the name of a buyer unless the instrument of transfer has been properly stamped (in circumstances where stamping is required).

DESCRIPTION OF THE SHARE CAPITAL OF IRISH TEL
The following information is a summary of the material terms of the Irish TEL ordinary shares, nominal (i.e., par) value $0.01 per share, as specified in the form of Irish TEL memorandum and articles of association that will be effective as of completion of the Merger (the “Irish TEL Articles”).
Pursuant to the Merger Agreement, each shareholder of Swiss TEL will receive one Irish TEL ordinary share in exchange for each Swiss TEL common share held immediately prior to the effectiveness of the Merger. As such, the Merger will result in you holding Irish TEL ordinary shares, rather than Swiss TEL common shares. Immediately after the Merger, the number of Irish TEL ordinary shares you will own will be the same as the number of common shares you held in Swiss TEL immediately prior to the Merger, and your relative economic interest in our company will remain unchanged. All of the Irish TEL ordinary shares will be issued fully paid and will not be subject to any further calls or assessments by Irish TEL.
The following description of Irish TEL ordinary shares is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Irish TEL Articles, which are included as Annex B to this proxy statement/prospectus. See also “Comparison of Rights of Shareholders.”
Capital Structure
Issued Share Capital
Immediately prior to the completion of the Merger, the issued share capital of Irish TEL will be €25,000, comprised of 25,000 ordinary A shares with a par value of €1.00 per share (the “Euro Shares”) and $1.00 comprising 1 preferred share with a par value of $1.00 (the “Preferred Share”). One further Preferred Share will be issued immediately following the Merger.
The Euro Shares are required to satisfy statutory capitalization requirements for all Irish public limited companies. The Preferred Shares will be issued to facilitate the Reserves Proposal in accordance with article 6 of the Irish TEL Articles. In connection with the consummation of the Merger, both the Euro Shares and the Preferred Shares will be acquired by Irish TEL for nil consideration and will then be cancelled by Irish TEL in accordance with Irish law.
Based on the number of Swiss TEL common shares outstanding on April 18, 2024, we expect that Irish TEL will at the time of the Merger issue         Irish TEL ordinary shares with a par value of $0.01 each (less any shares repurchased prior to the effectiveness of the Merger). All shares issued on completion of the Merger will be issued as fully paid up.
Authorized Share Capital
The authorized share capital of Irish TEL is $15,000,002 divided into 1,500,000,000 Irish TEL ordinary shares with a par value of $0.01 per share, and 2 Preferred Shares with par value of $1.00 per share and €25,000 divided into 25,000 ordinary A shares with a par value of €1.00 per share. The authorized share capital includes 25,000 ordinary A shares with a par value of €1.00 per share in order to satisfy statutory capitalization requirements for the incorporation of all Irish public limited companies and 2 Preferred Shares to facilitate the Reserves Proposal.
Irish TEL may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association. Following the Merger, we expect that Irish TEL will have issued no more than $      of its authorized share capital of $      , with such issued share capital comprised of       Irish TEL ordinary shares with a par value of $0.01 each and no ordinary A shares. This means that Irish TEL would be able to issue further shares with a total nominal value of approximately $      and €25,000, comprised of       Irish TEL ordinary shares with a nominal value of $0.01 each and 25,000 ordinary A shares with a par value of €1.00 per share. The two Preferred Shares issued to facilitate the Reserves Proposal will be acquired by Irish TEL immediately following completion of the Merger and cancelled. In connection with the Merger, Irish TEL will also assume Swiss TEL’s existing obligations to deliver shares under our equity incentive plans and other similar employee awards pursuant to the terms thereof.

As a matter of Irish company law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by the memorandum and articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution. Accordingly, the Irish TEL Articles authorize the board of directors of Irish TEL to issue new ordinary shares without shareholder approval for a period of five years from the date of adoption of the Irish TEL Articles.
The authorized but unissued share capital may be increased or reduced by way of an ordinary resolution of Irish TEL’s shareholders. The shares comprising the authorized share capital of Irish TEL may be divided into shares of such par value as the resolution shall prescribe.
The rights and restrictions to which the ordinary shares will be subject will be prescribed in the Irish TEL Articles.
Irish law does not recognize fractional shares held of record; accordingly, the Irish TEL Articles do not provide for the issuance of fractional shares of Irish TEL, and the official Irish share register of Irish TEL will not reflect any fractional shares.
Dividends
Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Irish TEL less the accumulated realized losses of Irish TEL. In addition, no distribution or dividend may be made unless the net assets of Irish TEL are equal to, or in excess of, the aggregate of Irish TEL’s called up share capital plus undistributable reserves and the distribution does not reduce Irish TEL’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Irish TEL’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Irish TEL’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve which we are prohibited from distributing.
The determination as to whether or not Irish TEL has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of Irish TEL. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements laid before a meeting of shareholders or unconsolidated interim unaudited financial statements prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Irish TEL’s unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
We are taking steps to create distributable reserves after the effective time of the Merger by applying to the Irish High Court to approve a capital reduction. See “Risk Factors” and “Proposal No. 2 Approval of Creation of Distributable Reserves of Irish TEL”. The capital reduction is not a prerequisite for Irish TEL to be able to satisfy the obligation to pay the installments of the proposed 2024 to 2025 dividend obligations that remain unpaid at the time of the Merger in respect of Irish TEL ordinary shares issued at the time of the Merger, all such payments being liabilities of Swiss TEL.
The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the Irish TEL Articles. The Irish TEL Articles authorize the directors to declare such interim dividends as appear justified from the profits of Irish TEL without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct, upon the recommendation of our directors, that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.
The directors of Irish TEL may deduct from any dividend payable to any member all sums of money (if any) payable by them to Irish TEL in relation to the Irish TEL ordinary shares.

For information about the Irish tax issues relating to dividend payments, see “Material Tax Considerations — Irish Tax Considerations”.
Preemptive Rights and Advance Subscription Rights
Certain statutory pre-emption rights apply automatically in favor of Irish TEL’s shareholders where shares in Irish TEL are to be issued for cash. However, Irish TEL has opted out of these pre-emption rights in the Irish TEL Articles as permitted under Irish company law for the maximum five-year period. Because Irish law requires that this opt-out will lapse unless renewed every five years by a special resolution of the shareholders, the Irish TEL Articles provide that this opt-out will lapse at the end of this period. A special resolution requires not less than 75% of the votes of Irish TEL’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Irish TEL pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply (i) where equity securities are issued for non-cash consideration (such as a share-for-share acquisition), (ii) to the allotment of non-equity securities (that is securities that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are allotted pursuant to an employee share plan or similar equity plan.
Issuance of Warrants and Options
The Irish TEL Articles provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Irish TEL is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The authority conferred can be for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by ordinary resolution. Due to this requirement under Irish law, the Irish TEL Articles authorize the board of directors to issue warrants or options without shareholder approval for a period of five years from the date of adoption of the Irish TEL Articles. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization provided that the original warrants or options were issued when valid authorization was in place.
Share Repurchases and Redemptions
Overview
Article 4(b) of the Irish TEL Articles provides that any ordinary share which Irish TEL has acquired or agreed to acquire shall be deemed to be a redeemable share, unless the board of directors of Irish TEL specifically elects to treat such acquisition as a purchase for the purposes of the Irish Companies Act. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Irish TEL will technically be effected as a redemption of those shares as described below under “— Share Repurchases and Redemptions — Repurchases and Redemptions by Irish TEL”. If the Irish TEL Articles did not contain Article 4(b), repurchases by Irish TEL would be subject to many of the same rules that apply to purchases of Irish TEL ordinary shares by subsidiaries described below under “— Share Repurchases and Redemptions — Purchases by Subsidiaries of Irish TEL,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this proxy statement/prospectus to repurchasing or buying back Irish TEL ordinary shares, we are referring to the redemption of ordinary shares by Irish TEL pursuant to Article 4(b) of the Irish TEL Articles or the purchase of Irish TEL ordinary shares by a subsidiary of Irish TEL, in each case in accordance with the Irish TEL Articles and Irish company law as described below.
Repurchases and Redemptions by Irish TEL
Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or the proceeds of a new issue of shares for that purpose.

We are taking steps to create such distributable reserves. See “Risk Factors” and “Proposal No. 2 Approval of Creation of Distributable Reserves of Irish TEL”. Irish TEL shall not repurchase any of its shares if as a result of such repurchase the nominal value of the issued share capital that is not redeemable would be less than 10% of the nominal value of the total issued share capital of Irish TEL. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury at our option. Shareholder approval will not be required to redeem Irish TEL ordinary shares. See “— Capital Structure — Authorized Share Capital” above for additional information on redeemable shares.
Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Irish TEL at any time must not exceed 10% of our company capital (consisting of the aggregate of the par value and share premium in respect of the allotment of our shares together with certain elements of our undenominated capital arising on the acquisition of shares by us). While Irish TEL or any subsidiary of Irish TEL holds shares as treasury shares, we or such subsidiary cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Irish TEL or re-issued subject to certain conditions.
Purchases by Subsidiaries of Irish TEL
Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase Irish TEL ordinary shares either on-market or off-market. A general authority of the shareholders of Irish TEL is required to allow a subsidiary of Irish TEL to make on-market purchases of Irish TEL ordinary shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Irish TEL ordinary shares is required. In order for a subsidiary of Irish TEL to make an on-market purchase of Irish TEL’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which Irish TEL ordinary shares will be listed following the Merger, is a recognized stock exchange for this purpose by Irish company law. For an off-market purchase by a subsidiary of Irish TEL, the proposed purchase contract must be authorized by special resolution of the shareholders of Irish TEL before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, from the date of the notice of the meeting at which the resolution approving the contract is to be proposed, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Irish TEL.
The number of shares held by the subsidiaries of Irish TEL at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of Irish TEL’s company capital. While a subsidiary holds Irish TEL ordinary shares, it cannot exercise any voting rights in respect of those shares. The acquisition of Irish TEL ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.
Existing Share Repurchase Program
Prior to the completion of the Merger, we expect (a) the board of directors of Irish TEL to authorize the repurchase and/or redemption of Irish TEL ordinary shares by Irish TEL and (b) Swiss TEL, as the sole shareholder of Irish TEL, to pass a resolution to authorize the purchase of Irish TEL ordinary shares by subsidiaries of Irish TEL (this latter authorization will lapse on the date of the 2025 annual general meeting at which time we expect that we would seek shareholder approval to renew this authorization), such that Irish TEL and its subsidiaries will be authorized to purchase shares in an aggregate amount approximately equal to the then remaining authorization under the existing Swiss TEL share repurchase program (subject to having sufficient distributable reserves to fund the repurchases).
Bonus Shares
Under the Irish TEL Articles, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account or other undistributable reserve of Irish TEL for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision
Under the Irish TEL Articles, Irish TEL may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.
Reduction of Share Capital
Irish TEL may, by ordinary resolution, reduce its authorized share capital in any way. Irish TEL also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way.
General Meetings of Shareholders
Irish TEL will be required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after Irish TEL’s fiscal year-end.
Pursuant to Irish law, extraordinary general meetings of Irish TEL may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Irish TEL carrying voting rights or (iii) on requisition of Irish TEL’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Irish TEL as may be required from time to time.
Notice of a general meeting must be given to all shareholders of Irish TEL and to the auditors of Irish TEL. The Irish TEL Articles provide that the minimum notice periods are 21 clear days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of the auditors of Irish TEL and all of the shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, the Irish TEL Articles include provisions reflecting these requirements of Irish law.
In the case of an extraordinary general meeting requisitioned by shareholders of Irish TEL, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Irish TEL’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.
The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual financial statements (including balance sheet and reports of the directors and auditors), the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and, pursuant to the articles of association, hold office until the next annual general meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no directors being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall hold office until the next annual general meeting, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected. If, at least 90 days before the first anniversary of the date that Irish TEL released the proxy statement for the preceding year’s annual general meeting, the number of director nominees exceeds the number of directors to be elected, each of those nominees shall be voted upon as a separate resolution and the directors shall be elected by a plurality of the votes cast at such meeting.
If the directors become aware that the net assets of Irish TEL are half or less of the amount of Irish TEL’s called-up share capital, the directors of Irish TEL must convene an extraordinary general meeting of Irish TEL’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.
Voting
General
The Irish TEL Articles provide that all Resolutions shall be decided by poll and every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Irish TEL’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Irish TEL Articles. The Irish TEL Articles permit the appointment of proxies by the shareholders to be notified to Irish TEL electronically, when permitted by the directors.
Treasury shares will not be entitled to vote at general meetings of shareholders.
Supermajority Voting
Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Irish TEL’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a majority of the votes of Irish TEL’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:
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amending the objects of Irish TEL;

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amending the Irish TEL Articles;

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approving the change of name of Irish TEL;

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authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

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opting out of statutory pre-emption rights on the issuance of new shares;

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re-registration of Irish TEL from a public limited company as a private company;

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variation of class rights attaching to classes of shares (which the Irish TEL Articles do not provide otherwise);

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purchase of own shares off-market;

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the reduction of share capital;

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resolving that Irish TEL be wound up by the Irish courts;

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resolving in favor of a shareholders’ voluntary winding-up;

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re-designation of shares into different share classes; and

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setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Class Rights Attaching to Shares
Variation of all or any special rights attached to any class of Irish TEL shares is addressed in the Irish TEL Articles as well as the Irish Companies Act. Any variation of class rights attaching to Irish TEL issued shares must be approved by a special resolution of the shareholders of the class affected.
Quorum for General Meetings
The presence, in person or by proxy, of two or more holders of Irish TEL ordinary shares outstanding, which entitle the holders to a majority of the voting power of Irish TEL, constitutes a quorum for the conduct of business. No business may take place at a general meeting of Irish TEL if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the Irish TEL Articles. Abstentions will be counted as present for purposes of determining whether there is a quorum in respect of the proposals; broker non-votes will also be counted as present for purposes of determining whether there is a quorum in respect of the proposals provided at least one proposal is considered “routine” under NYSE rules.
Inspection of Books and Records
Under Irish law, shareholders have the right to: (i) receive a copy of the Irish TEL Articles; (ii) inspect and obtain copies of the minutes of general meetings and any resolutions of Irish TEL; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by or on behalf of Irish TEL; (iv) inspect copies of directors’ service contracts where the unexpired portion of the term for which the contract is to be in force is three years or more or where the contract cannot, within the next ensuing three years, be terminated by Irish TEL without payment of compensation; (v) inspect copies of instruments creating charges; (vi) receive copies of statutory financial statements and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (vii) receive financial statements of a subsidiary company of Irish TEL which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law with the notice of annual general meeting and must be presented to our shareholders at our annual general meeting.
Acquisitions and Appraisal Rights
There are a number of mechanisms for acquiring an Irish public limited company, including:
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a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

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through a tender or takeover offer by a third party, in accordance with the Irish Takeover Rules (as defined below) and the Irish Companies Act, for all of our the shares of Irish TEL. Where the holders of 80% or more of our Irish TEL’s shares (excluding any shares already beneficially owned by the offeror) have accepted an offer for their shares, the remaining shareholders may also be statutorily required to transfer their shares, unless, within one month, the non-tendering shareholders obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all of our shares but does not exercise its “squeeze-out” right, then the non-accepting shareholders also have a statutory right to require the offeror to acquire their shares on the same terms as the original offer, or on such term as an Irish court, on application of the non-tendering shareholder, may order. If Irish TEL’s shares were to be listed on Euronext Dublin or another regulated market in the European Union, the aforementioned 80% threshold would be increased to 90%;

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by way of a transaction with a company incorporated in the European Economic Area which includes all member states of the European Union and Norway, Iceland and Liechtenstein (EEA) under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 (as amended). Such a transaction must be approved by a special resolution and by the Irish High

Court. If Irish TEL is being merged with another EEA company under Directive 2017/1132 (as amended) and the consideration payable to Irish TEL shareholders is not all in the form of cash, Irish TEL shareholders may be entitled to require their shares to be acquired at fair value; and
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by way of a merger with another Irish company under the Irish Companies Act which must be approved by a special resolution and by the Irish High Court.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, the Irish TEL Articles provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.
Disclosure of Interests in Shares
Under the Irish Companies Act, there is a notification requirement for shareholders who become or cease to be interested in 3% of the shares of an Irish public limited company. A shareholder of Irish TEL must therefore make such a notification to Irish TEL if as a result of a transaction the shareholder will be interested in 3% or more of Irish TEL ordinary shares; or if as a result of a transaction a shareholder who was interested in more than 3% of Irish TEL ordinary shares ceases to be so interested. Where a shareholder is interested in more than 3% of Irish TEL ordinary shares, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Irish TEL. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Irish TEL’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Irish TEL within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Irish TEL concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the Irish High Court to have the rights attaching to the shares concerned reinstated.
In addition to the above disclosure requirement, Irish TEL, under the Irish Companies Act, may by notice in writing require a person whom Irish TEL knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Irish TEL’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in Irish TEL ordinary shares, to give such further information as may be required by Irish TEL including particulars of such person’s own past or present interests in Irish TEL ordinary shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.
Where such a notice is served by Irish TEL on a person who is or was interested in Irish TEL ordinary shares and that person fails to give Irish TEL any information required within the reasonable time specified, Irish TEL may apply to Irish High Court for an order directing that the affected shares be subject to certain restrictions.
Under the Irish Companies Act, the restrictions that may be placed on the shares by the Irish High Court are as follows:
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any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

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no voting rights shall be exercisable in respect of those shares;

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no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

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no payment shall be made of any sums due from Irish TEL on those shares, whether in respect of capital or otherwise.

Where the shares in Irish TEL are subject to these restrictions, the Irish High Court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.
Anti-Takeover Provisions
Business Combinations With Interested Shareholders
The Irish TEL Articles include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits Irish TEL from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:
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Irish TEL’s board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

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upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

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the business combination is approved by Irish TEL’s board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A “business combination” is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of the outstanding voting shares of Irish TEL.
Shareholder Rights Plans and Share Issuances
Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law, and shareholder approval may be required under Irish law to implement such a plan. In addition, such a plan would be subject to the Irish Takeover Rules described below.
Subject to the Irish Takeover Rules described below, the board also has power to issue any authorized and unissued shares of Irish TEL on such terms and conditions as it may determine (as described above under “— Capital Structure — Authorized Share Capital”) and any such action should be taken in the best interests of Irish TEL. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some of a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over and above the market price for their shares.
Irish Takeover Rules and Substantial Acquisition Rules
A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Irish TEL will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules 2022 made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.
General Principles
The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:
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in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

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the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

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the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

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false markets in the securities of the target company or any other company concerned by the offer must not be created;

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a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

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a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

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a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements
A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire Irish TEL ordinary shares within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Irish TEL ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.
If the bidder or any of its concert parties has acquired Irish TEL ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total Irish TEL ordinary shares or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Irish TEL ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total Irish TEL ordinary shares in the 12-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.
An offer period will generally commence from the date of the first announcement of the offer or proposed offer.
Substantial Acquisition Rules
The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Irish TEL. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Irish TEL is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Irish TEL and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.
Frustrating Action
Under the Irish Takeover Rules, the board of directors of Irish TEL is not permitted to take any action which might frustrate an offer for Irish TEL ordinary shares once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below.

Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:
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the action is approved by the offeree at a general meeting; or

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with the consent of the Irish Takeover Panel where:

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the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

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the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

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in accordance with a contract entered into prior to the announcement of the offer; or

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the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, see “— Preemptive Rights and Advance Subscription Rights,” “— Issuance of Warrants and Options” and “— Disclosure of Interests in Shares,” in addition to “— Corporate Governance,” “Comparison of Rights of Shareholders — Election of Directors,” “Comparison of Rights of Shareholders — Board Vacancies,” “Comparison of Rights of Shareholders — Resignation, Removal and Disqualification of Directors,” “Comparison of Rights of Shareholders — Shareholder Action by Written Consent” and “Comparison of Rights of Shareholders — Amendment to Articles of Association” below.
Corporate Governance
The Irish TEL Articles delegate the day-to-day management of Irish TEL to the board of directors. The board of directors may then delegate management of Irish TEL to committees, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Irish TEL. It is the intention of Irish TEL to replicate the existing committees that are currently in place for Swiss TEL which include a Management Development and Compensation Committee, a Nominating, Governance and Compliance Committee and an Audit Committee. It also is the intention of Irish TEL to adopt Swiss TEL’s current board governance principles (subject to any updates that may be required to comply with Irish law).
Following the Merger, our board governance principles and general approach to corporate governance as reflected in the Irish TEL Articles and our internal policies and procedures will be guided by U.S. practice and applicable federal securities laws and regulations and NYSE requirements. Although Irish TEL will be an Irish public limited company, Irish TEL will not be subject to the listing rules of Euronext Dublin or the listing rules of the U.K. Listing Authority and Irish TEL is therefore not subject to, nor will Irish TEL adopt, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the U.K. Corporate Governance Code and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board and the criteria for determining the independence of directors.
Duration; Dissolution; Rights upon Liquidation
Irish TEL’s duration will be unlimited. Irish TEL may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of Irish TEL is required. Irish TEL may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Irish TEL has failed to file certain returns.
The rights of the shareholders to a return of Irish TEL’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Irish TEL Articles. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. The Irish TEL Articles provide that the ordinary shareholders of Irish TEL are entitled to participate pro rata in a winding up.
Stock Exchange Listing
We expect that immediately following the Merger, the Irish TEL ordinary shares will be listed on the NYSE under the symbol “TEL,” the same symbol under which Swiss TEL common shares are currently listed. Irish TEL currently does not intend to seek a listing on Euronext Dublin. Swiss TEL common shares currently listed on the NYSE will be delisted from the NYSE and cancelled due to the Merger.
Transfer and Registration of Shares
Irish TEL’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in Irish TEL. A shareholder of Irish TEL who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in Irish TEL’s official share register, as the depository or other nominee will remain the record holder of such shares.
A written instrument of transfer is required under Irish law in order to register on Irish TEL’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Irish TEL’s official Irish share register.
Irish TEL does not intend to pay any stamp duty levied on transfers of its shares on behalf of a buyer. However, Irish TEL’s memorandum and articles of association as they will be in effect after the Merger allow Irish TEL in its absolute discretion, to pay (or to cause one of its affiliates to pay) any such stamp duty. In the event of any such payment, Irish TEL shall be entitled to (i) seek reimbursement from the buyer, (ii) set-off the amount of the stamp duty against future dividends on such shares, and (iii) claim a first and paramount lien on the Irish TEL ordinary shares acquired by such buyer and any dividends paid on such shares. The directors of Irish TEL have discretion to decline to register an instrument of transfer in the name of a buyer unless the instrument of transfer has been properly stamped (in circumstances where stamping is required).
The Irish TEL Articles as they will be in effect after the Merger delegate to Irish TEL’s Secretary (or his or her nominee) the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Irish TEL ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we are required to pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Irish TEL for this purpose) or request that Irish TEL execute an instrument of transfer on behalf of the transferring party in a form determined by Irish TEL. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Irish TEL’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Irish TEL’s official Irish share register (subject to the matters described below).

The directors of Irish TEL have general discretion to decline to register an instrument of transfer, unless the requirements set out in Article 25(b) of the Irish TEL Articles have been satisfied in respect of the transfer including, without limitation, that the instrument of transfer is properly stamped (in circumstances where stamping is required).
The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.
Legal Name; Formation; Fiscal Year; Registered Office
The legal and commercial name of the Irish company will be TE Connectivity plc. Irish TEL’s fiscal year ends on the last Friday in September and Irish TEL’s registered address is Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.
No Sinking Fund
The shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
The Irish TEL ordinary shares to be issued in exchange for Swiss TEL common shares in the Merger will be duly and validly issued and fully paid.

COMPARISON OF RIGHTS OF SHAREHOLDERS
Your current rights as a shareholder are governed by Swiss law and Swiss TEL’s articles of association. After the Merger, your rights will be governed by Irish law and the Irish TEL Articles.
Many of the principal attributes of Swiss TEL’s common shares and Irish TEL’s ordinary shares will be similar. However, if the Merger is consummated, your future rights under Irish corporate law as a holder of Irish TEL ordinary shares will differ from your current rights under Swiss corporate law as a holder of common shares of Swiss TEL. In addition, the Irish TEL Articles differ in some respects from Swiss TEL’s articles of association and organizational regulations. The following discussion is a summary of material changes to your rights resulting from the Merger.
This summary is not complete and does not cover all of the differences between Irish law and Swiss law affecting companies and their shareholders or all the differences between our Swiss articles of association and organizational regulations and our proposed Irish memorandum and articles of association. We believe this summary is complete and accurate in all material respects. It is, however, subject to the complete text of the relevant provisions of the Irish Companies Acts 2014, the Irish TEL Articles, Swiss TEL’s articles of association and organizational regulations and the Swiss Code of Obligations, in particular articles 620 through 760 and articles 957 through 964l of the Swiss Code of Obligations and the Swiss Merger Act. We encourage you to read those laws and documents. The Irish TEL Articles are attached to this proxy statement/prospectus as Annex B. For information as to how you can obtain our Swiss articles of association and organizational regulation, see “Where You Can Find More Information”.
Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
The rights of Swiss TEL shareholders are governed by Swiss law and the Swiss TEL articles of association.	The rights of Irish TEL shareholders are governed by Irish law and the Irish TEL Articles.
Authorized and Issued Shares
Swiss TEL has a registered share capital of CHF 180,447,625.17, consisting of 316,574,781 registered shares with a par value of CHF 0.57 per share.	The authorized share capital of Irish TEL is US$15,000,002 divided into 1,500,000,000 ordinary shares with a par value of $0.01 per share and 2 preferred shares with a par value of $1.00 per share, and €25,000, divided into 25,000 ordinary A shares with a par value of €1.00 per share.

In addition, Swiss TEL’s board of directors is authorized to increase and/or reduce the share capital once or several times within the upper limit of CHF 216,537,150.09, corresponding to 379,889,737 registered shares with a par value of CHF 0.57 each, and the lower limit of CHF 144,358,100.25, corresponding to 253,259,825 registered shares with a par value of CHF 0.57 each. After expiration of the current one-year period on March 13, 2025, the capital band would be available to the board of directors for issuance of additional registered shares or reduction of the share capital only if the authorization is reapproved by the shareholders for another period (of up to five years).
The share capital of Swiss TEL may also be increased by an amount not exceeding CHF 90,223,812.30 through the issue of a maximum of 158,287,390 registered shares, payable

Immediately prior to the completion of the Merger, the issued share capital of Irish TEL will be €25,000 and $1, comprised of 25,000 ordinary A shares with a par value of €1.00 per share and one preferred share with a par value of $1.00. One further preferred share with a par value of $1.00 will be issued immediately following the Merger to facilitate the Reserves Proposal.
Based on the number of Swiss TEL shares outstanding as of April   , 2024, Irish TEL is expected to issue          ordinary shares with a nominal value of $0.01 per share to the former shareholders of Swiss TEL on the completion of the Merger (less any shares repurchased between April   , 2024 and the completion of the Merger). All shares issued upon the effective time of the Merger will be duly and validly issued as fully paid up. In addition, upon completion of the Merger, Irish TEL will acquire and cancel, for no

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
in full, with a par value of CHF 0.57 each (approx. 49.9% of the share capital registered in the commercial register) through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by Swiss TEL or by its subsidiaries, including convertible debt instruments or in connection with the exercise of option rights granted to any employee of Swiss TEL or any of its subsidiaries, and any consultant, members of the Board of Directors, or other person providing services to Swiss TEL or any of its subsidiary.	consideration, all of its 25,000 issued and outstanding ordinary A shares and the 2 outstanding preferred shares. Irish TEL may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association. As a result, upon completion of the Merger, Irish TEL would be able to issue further shares with a total nominal value of $ and €25,000, comprised of ordinary shares with a nominal value of $0.01 each, and 25,000 ordinary A shares with a nominal value of €1.00 per share.
As a matter of Irish company law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by the memorandum and articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution. Accordingly, the articles of association of Irish TEL authorize the board of directors of Irish TEL to issue new ordinary shares without shareholder approval for a period of five years from the date of the adoption of Irish TEL’s memorandum and articles of association.
The authorized but unissued share capital may be increased or reduced by way of an ordinary resolution of Irish TEL’s shareholders. The shares comprising the authorized share capital of Irish TEL may be divided into shares of such par value as the resolution shall prescribe.
Preferred Shares
The board of directors does not have the power to establish any class or series of preferred shares. The power to do so is reserved to shareholders under Swiss law. The establishment of shares with preferential voting rights requires the affirmative vote of two-thirds of Swiss TEL’s voting rights, and a majority of the par value of Swiss TEL’s registered shares, represented at a general meeting to authorize the creation of preferred shares by amendment to Swiss TEL’s articles of association.
The authorized share capital of Irish TEL includes two preferred shares of $1.00 each. These preferred shares have the rights set out in Article 6 of the Irish TEL Articles and are being issued to facilitate the Reserves Proposal. The preferred shares will each be acquired by Irish TEL immediately following completion of the Merger and cancelled. Therefore, the board of directors does not otherwise have the power to establish any class or series of preferred shares without shareholder approval.
A special resolution of the shareholders requiring not less than 75% of the votes of Irish TEL’s

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
shareholders cast at a general meeting would be needed to establish a new class of shares with preferential rights. The directors would then need to be authorized either under the Irish TEL Articles or by an ordinary resolution to issue new shares of that class in the same manner as is required for an issuance of ordinary shares of $0.01 nominal value each (see “— Authorized and Issued Shares” for more information).
Variation of Rights
The board of directors of Swiss TEL may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the meeting.
Subject to the provisions of the Irish TEL Articles, the rights attached to a class of shares may only be varied where either (i) the holders of 75%, in nominal value, of the issued shares of that class, consent in writing to the variation, or (ii) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation.
The quorum at any such separate general meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least a majority in nominal value of the issued shares of the class in question and the quorum at an adjourned meeting shall be one person holding or representing by proxy at least a majority in nominal value of the issued shares of the class in question.

Preemptive Rights and Advance Subscription Rights
Swiss TEL’s shareholders generally have preemptive rights to obtain newly issued registered shares, as well as advance subscription rights to obtain newly issued rights in an amount proportional to the par value of the registered shares they already hold. Swiss TEL’s board of directors, however, has the ability to withdraw or limit these preemptive rights or advance subscription rights in certain limited circumstances. With the affirmative vote of shareholders holding two-thirds of the shares represented at the general meeting of shareholders, shareholders are able to withdraw or limit the preemptive rights or advance subscription rights for valid reasons, including a merger, an acquisition or any of the reasons authorizing Swiss TEL’s board of directors to withdraw or limit the preemptive rights of shareholders in the context of a capital increase as described under “— Authorized and Issued Shares.”	Certain statutory pre-emption rights apply automatically in favor of Irish TEL’s shareholders when shares in Irish TEL are to be issued for cash. However, Irish TEL has opted out of these pre-emption rights in its articles of association, as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, the Irish TEL Articles provide that this opt-out will lapse at the end of this period. A special resolution requires not less than 75% of the votes of Irish TEL’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Irish TEL pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply (i) where equity securities are allotted for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the allotment of non-equity securities (that is, securities that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are allotted pursuant to an employees’ share scheme

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
or similar equity plan. Irish TEL may also, before lapse of the opt-out, make an offer or agreement which would or might require Irish TEL ordinary shares to be allotted (or rights to be granted) after such lapse, and the directors may allot such shares or grant such rights as if the opt-out had not lapsed.
New York Stock Exchange Shareholder Approval Requirements
New York Stock Exchange rules require shareholder approval for issuances of shares equal to 20% or more of the outstanding shares or voting power, for certain issuances to directors and officers, and for the adoption of equity-based compensation plans, with limited exceptions.	Same.
Issuance of Warrants and Options

Swiss TEL’s board of directors from time to time may authorize Swiss TEL to issue bonds (including convertible bonds and bonds with options), notes, options, warrants or other securities in each case that represent a right to exchange, convert or exercise the security for Swiss TEL common shares (collectively, “Rights”). Swiss TEL’s articles of association permit the issuance of shares in connection with the exercise of such Rights, without obtaining additional shareholder approval, up to a maximum aggregate amount of approximately 50% of the share capital registered in the commercial register.
These shares, which are referred to collectively as “Conditional Share Capital,” may be allotted according to Swiss TEL’s articles of association to two categories: (a) for shares issued through the exercise of Rights granted to third parties or shareholders in connection with bonds, notes, options, warrants and other similar securities issued by Swiss TEL or one of its subsidiaries and (b) for shares issued through the exercise of options and other similar Rights granted to members of the board of directors, members of the executive management, employees, contractors, consultants or other persons providing services to Swiss TEL or any of its subsidiaries or affiliates.
Irish TEL, as a company listed on the NYSE, will be subject to the same requirements for shareholder approval in connection with equity plans and issuances as Swiss TEL. In addition, the articles of association of Irish TEL provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Irish TEL is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the memorandum and articles of association or an ordinary resolution of shareholders. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization. The authority conferred can be for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by ordinary resolution. Because of this requirement of Irish law, the articles of association of Irish TEL authorize the board of directors to issue warrants or options without shareholder approval for a period of five years from the date of adoption of the Irish TEL Articles. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization provided that the original warrants or options were issued when valid authorization was in place.

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
Dividends and Repurchase of Shares

Under Swiss law, dividends may be paid out only if Swiss TEL has sufficient distributable profits, or if Swiss TEL has distributable reserves (either free reserves or reserves from additional paid-in capital), each as presented on the audited annual parent company statutory balance sheet.
Swiss TEL must establish a general reserve equal to 20% of the corporation’s registered capital. If a reserve has not been established, 5% of the annual profits must be allocated to this reserve until the 20% threshold is reached, whereupon dividends may be paid without further allocation.
Distributions made out of Swiss TEL’s registered share capital must be made by way of a capital reduction. The affirmative vote of a relative majority of the shares cast at a general meeting of shareholders must approve reserve reclassifications and distributions of dividends out of Swiss TEL’s retained earnings or contributed surplus and capital reductions.
Dividends, including distributions out of Swiss TEL’s contributed surplus, may be declared in any major currency. Payments out of the registered share capital must be denominated in Swiss francs. Swiss TEL has paid all dividends from registered share capital in U.S. dollars at the U.S. dollar/Swiss franc exchange rate in effect shortly before the payment date.

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Irish TEL less accumulated realized losses of Irish TEL. In addition, no distribution or dividend may be made unless the net assets of Irish TEL are equal to, or in excess of, the aggregate of Irish TEL’s called up share capital plus undistributable reserves and the distribution does not reduce Irish TEL’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund, the amount by which Irish TEL’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Irish TEL’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.
The determination as to whether or not Irish TEL has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of Irish TEL. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements laid before a meeting of shareholders or unconsolidated, interim unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of Irish TEL’s unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Swiss TEL’s board of directors has the power to cause Swiss TEL to repurchase its shares to be held in treasury, so long as the total nominal value of the shares acquired and held in treasury does not exceed 10% of Swiss TEL’s registered share capital and Swiss TEL has freely disposable equity in an amount equal to the repurchase price at such time. If the shareholders’ meeting authorizes Swiss TEL’s board of directors to repurchase shares for cancellation purposes, the 10% threshold does not apply. Swiss TEL common shares acquired in excess of the 10% threshold must be disposed of within two years or cancelled by a reduction of share capital. Additional shareholder approval is required to cancel shares previously authorized by Swiss TEL for the repurchase for cancellation purposes.
We are taking steps to create distributable reserves. See “Risk Factors” and “Proposal No. 2 Approval of Creation of Distributable Reserves of Irish TEL”.
The mechanism as to who declares a dividend and when a dividend shall become payable will be governed by the articles of association of Irish TEL. The Irish TEL Articles authorize the directors to declare such interim dividends as appear justified from the profits of Irish TEL without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct, upon the recommendation of our directors, that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.
The directors of Irish TEL may deduct from any dividend payable to any member all sums of money (if any) payable by them to Irish TEL in relation to the shares of Irish TEL.
For information about the Irish tax issues relating to dividend payments, see “Material Tax Considerations — Irish Tax Considerations”.
Article 4(b) of the Irish TEL Articles provides that any ordinary share which Irish TEL has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Irish TEL will technically be effected as a redemption of those shares as described under “Description of the Share Capital of Irish TEL — Share Repurchases and Redemptions”. If the articles of association of Irish TEL did not contain Article 4(b), repurchases by Irish TEL would be subject to many of the same rules that apply to purchases of Irish TEL ordinary shares by subsidiaries described below under “Description of the Share Capital of Irish TEL — Share Repurchases and Redemptions”, including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this proxy statement/prospectus to repurchasing or buying back ordinary shares of Irish TEL, we are referring to the redemption of ordinary shares by Irish TEL pursuant to Article 4(b) of the Irish TEL Articles or the purchase of ordinary shares of Irish TEL by a subsidiary of Irish TEL, in each case in accordance with the Irish TEL Articles and Irish Companies Act as described below. See “Description of the Share Capital of Irish TEL — Share Repurchases and Redemptions” for additional information about share repurchases and redemptions by Irish TEL and its affiliates.
Number of Directors
Swiss TEL’s articles of association provide that the board of directors shall consist of at least two directors. The shareholders have an exclusive right to change the minimum and the maximum size of the board by amending the articles of association.	The Irish Companies Act provides for a minimum of two directors. The Irish TEL Articles provide for a minimum of two directors and a maximum of fourteen directors. The shareholders of Irish TEL may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by a special resolution

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
amending the articles of association. The Irish TEL Articles provide that the size of the board will be determined by the board from time to time.
Term of Office of Directors
Swiss TEL’s articles of association provide for one-year terms (from annual general meeting to the next annual general meeting). One-year terms are mandatory under applicable Swiss law.	Under the Irish TEL Articles, directors are subject to re-election at each annual general meeting, unless they previously are removed from office or resign. Any director who stands for re-election at an annual general meeting but whose election is not approved by an ordinary resolution of shareholders at that meeting, will retire at the end of the meeting.
Irish TEL’s directors at the effective time of the Merger will serve until the next annual general meeting of Irish TEL.
Election of Directors

Directors are elected at the annual general meeting of shareholders. Directors are generally elected by the affirmative vote of a relative majority of the votes cast by shareholders. A relative majority means at least half plus one additional vote cast at the general meeting, not counting broker non-votes or blank or invalid ballots or abstentions. At any election for the board of directors in which the number of candidates exceeds the number of board positions available at the time of such election, the directors are to be elected by a plurality of votes cast.
Shareholders may submit proposals to nominate persons for election to the board of directors provided that such nomination proposal is included on the agenda of the general meeting. A request for inclusion of an item on the agenda must generally be made at least 120 calendar days before the first anniversary of the date that Swiss TEL’s proxy statement was released to shareholders in connection with the previous year’s annual general meeting of shareholders. However, under Swiss law, no prior notice is required to make alternative proposals in relation to items that are already on the agenda, including nominations, and for certain other proposals, such as a proposal to call a special general meeting.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting, each by an individual resolution, and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no directors being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one-year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.
Shareholders may submit proposals to nominate persons for elections to the board of directors. Such request is subject to advance notice requirements as outlined in the Irish TEL Articles, including a requirement that such request be made not earlier than 120 days and not later than 90 days before the first anniversary of the date that Irish TEL’s proxy statement was released to shareholders in connection with the previous year’s annual general meeting of shareholders.
If, at least 90 days before the first anniversary of the date that Irish TEL released the proxy statement for the preceding year’s annual general meeting, the number of director nominees exceeds the number of directors to be elected, each of those nominees shall be voted upon as a separate resolution and the

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
directors shall be elected by a plurality of the votes present in person or represented by proxy at such meeting and entitled to vote on the election of directors.
Board Vacancies
Under Swiss law, a shareholder vote at a general meeting of shareholders is required to fill vacancies on the board of directors.	The Irish TEL Articles provide that the directors shall have the authority to appoint directors to Irish TEL’s board, subject to the maximum in the articles of association. A vacancy caused by the removal of a director may be filled at the meeting at which the director is removed by resolution of Irish TEL’s shareholders or it may be filled by the board of directors.
Any director so appointed shall hold office until the next annual general meeting of Irish TEL. During any vacancy in the board, the remaining directors shall have full power to act as the board.
Resignation, Removal and Disqualification of Directors
The office of a director is vacated if he or she gives notice of resignation. Only the shareholders may remove a director, and they may do so with or without cause by resolution at a shareholders’ meeting where such removal was properly set on the agenda.	The Irish Companies Act provides that, notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) which the director may have against Irish TEL in respect of his or her removal.
The office of a director will also be vacated if the director resigns, dies or suffers an incapacitating illness.
Quorum for Board and Committee Meetings
A majority of directors then in office constitutes a quorum for any meeting of the board. The quorum at a meeting of a committee of the board of directors is a majority of the members of the committee.	Same, unless, in the case of a meeting of a committee of the board of the directors, the committee shall consist of one or two members, in which event one member shall constitute a quorum.
Special Meeting of the Directors
Special meetings may be called by the Chairman, upon the request of any director or the Chief Executive Officer, pursuant to Swiss TEL’s Organizational Regulations, subject to providing a reason for so requesting a meeting.	This concept does not exist under the Irish Companies Act and has not been provided for in the Irish TEL Articles.

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
Board Committees
All committee members must be directors. Committee proceedings are regulated by the organizational regulations.	Committees established by the board of directors of Irish TEL must include at least one member who is a director. Proceedings of committees are regulated by the Irish TEL’s articles of association.
Notice of Meetings of Shareholders
Under Swiss law, notice of a general meeting of shareholders must be given not less than 20 calendar days prior to a meeting.	Notice of a general meeting must be given to Irish TEL’s directors, company secretary, shareholders and auditors. The articles of association of Irish TEL provide that the minimum notice period is 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting called for the passing of a Special Resolution. All other extraordinary general meetings shall be called by not less than 14 days’ notice.
Record Date for Meetings of Shareholders
The Swiss TEL board of directors has the right to determine the record date for purposes of determining which shareholders of record are entitled to vote at a general meeting of shareholders.	The Irish TEL Articles provide that the directors may, from time to time, fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of Irish TEL, but that such record date shall be not more than 90 nor less than 10 days before the date of such meeting. The Irish TEL Articles provide that if no record date is fixed by the directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given.
Special Shareholder Meetings
The board of directors is required to convene a special general meeting of shareholders at the request of shareholders holding not less than 5% of the registered share capital. The meeting request must specify the items for the agenda and the respective proposals.	Pursuant to Irish law, extraordinary general meetings of Irish TEL may be convened by (i) the board of directors, or (ii) on requisition of the shareholders holding not less than 10% of the paid-up share capital of Irish TEL carrying voting rights. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Irish TEL as may be required from time to time.
In the case of an extraordinary general meeting convened by shareholders of Irish TEL, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Irish TEL’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.
Adjournment of Shareholder Meetings
Pursuant to Swiss law, a general meeting of shareholders can be adjourned by giving notice to shareholders in accordance with the general notice requirements (as set out above in Notice of Meetings of Shareholders).	The Irish TEL Articles provide that if a quorum is not present, the meeting shall be adjourned and Irish TEL shall notify shareholders in accordance with the usual notice requirements (as set out above in “ — Notice of Meetings of Shareholders”) in the event that such meeting is to be reconvened.
Shareholder Quorum and Voting Rights

Each registered share carries one vote at a general meeting of shareholders. Under Swiss TEL’s articles of association, resolutions generally require the approval of a relative majority of the votes cast at the general meeting, with abstentions, broker non-votes, blank or invalid ballots being disregarded for purposes of establishing the majority.
All resolutions and elections made by the general meeting of the shareholders require the presence of at least a majority of the shares entitled to vote.
With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected.

The Irish TEL Articles provide that all resolutions shall be decided by poll and every shareholder shall have one vote for every share of the class that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Irish TEL’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Irish TEL Articles. The articles of association of Irish TEL permit the appointment of proxies by the shareholders to be notified to Irish TEL electronically, where permitted by the directors. Abstentions, including persons indicating a vote to be withheld, blank votes and broker non-votes will not be counted for the purposes of establishing the number of votes cast for the purposes of determining whether an ordinary resolution (requiring a majority of votes cast) or a special resolution (requiring the support of 75%) has been approved.
Two or more persons holding or representing by proxy at least a majority of the shares of Irish TEL entitled to vote constitute quorum.
Treasury shares will not be entitled to vote at general meetings of shareholders.

Advance Notice Provisions
A request for inclusion of an item on the agenda must generally be made at least 120 calendar days before the first anniversary of the date on which Swiss TEL’s proxy statement was released to	The Irish TEL Articles provide that (a) with respect to an annual general meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
shareholders in connection with the previous year’s annual general meeting of shareholders. However, under Swiss law, no prior notice is required to make alternative proposals in relation to items, including nominations, that are already on the agenda and for certain other proposals, such as a proposal to call a special general meeting.	considered by shareholders may be made only pursuant to Irish TEL’s notice of meeting; by the board of directors; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in the Irish TEL Articles, and (b) with respect to an extraordinary general meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made only pursuant to Irish TEL’s notice of meeting; by the board of directors; by any shareholders pursuant to the valid exercise of the power granted under the Irish Companies Acts; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in the Irish TEL Articles.
In order to comply with the advance notice procedures of the Irish TEL Articles, a shareholder must give written notice to Irish TEL’s Secretary on a timely basis. To be timely for an annual general meeting, notice must be delivered, or mailed and received, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date that Irish TEL released the proxy statement for the preceding year’s annual general meeting, subject to certain exceptions. To be timely for an extraordinary general meeting, notice must be delivered, or mailed and received, by not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the meeting or if the first public announcement of the date of the meeting is less than 130 days prior to the date of the meeting, by the close of business on the day that is 10 days after the day on which public announcement of the date of the meeting is made. For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act and such other information as Irish TEL may reasonably require to determine the eligibility of the proposed nominee. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder’s holdings of Irish TEL’s shares.
In addition, the Irish Companies Act provides that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described above under “— Special Shareholder Meetings.”
The chairman of the meeting may refuse to transact any business or may disregard nomination of any person if a shareholder fails to comply with the foregoing procedures.
Supermajority Vote

Under Swiss law and Swiss TEL’s articles of association, the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting, is required to approve the following matters:
•
the amendment to or the modification of our corporate purpose;

•
the creation of shares with privileged voting rights;

•
amending the objects of Swiss TEL;

•
the restriction on the transferability of shares and any amendment in relation thereto;

•
the restriction on the exercise of the right to vote and any amendment in relation thereto;

•
the creation of conditional share capital or a capital band;

•
the conversion of participation certificates into shares;

•
the consolidation of shares if there is no need for consent of all shareholders;

•
an increase in the nominal share capital through the conversion of equity, through a contribution in kind, or through offsetting a claim, or a grant of special privileges;

•
the restriction or withdrawal of preemptive rights or advance subscription rights;

•
a change in our place of incorporation;

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Irish TEL’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a majority of the votes of Irish TEL’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:
•
amending the objects of Irish TEL;

•
amending the Irish TEL Articles;

•
approving the change of name of Irish TEL;

•
authorizing the entry into a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•
opting out of statutory pre-emption rights on the issuance of new shares;

•
re-registration of Irish TEL from a public limited company as a private company;

•
variation of class rights attaching to classes of shares (where the Irish TEL Articles do not provide otherwise);

•
purchase of own shares off-market;

•
the reduction of share capital;

•
resolving that Irish TEL be wound up by the Irish courts;

•
resolving in favor of a shareholders’ voluntary winding-up;

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)

•
the introduction of an arbitral clause in the articles of association;

•
the introduction of a clause in the articles providing that general meetings of shareholders may be held abroad;

•
the delisting of the Company’s shares;

•
the change of currency of the share capital;

•
the introduction of the casting vote of the chairman in the general meeting;

•
the merger, demerger or conversion of the company pursuant to the Merger Act; and

•
the dissolution or liquidation of the company.

Under Swiss TEL’s articles of association, any alteration of the articles relating to business combinations requires the affirmative vote of 80% of the total votes of shares entitled to vote on the relevant record date.

•
re-designation of shares into different share classes; and

•
setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Amendment to Articles of Association
Under Swiss law and Swiss TEL’s articles of association, shareholders may submit a proposal to amend Swiss TEL’s articles of association without board action. Such a proposal generally requires the affirmative vote of a relative majority of the shares cast at a general meeting. The amendment of certain provisions in the Swiss TEL articles of association requires a supermajority vote as set forth in “— Supermajority Vote” above.	Under Irish law, Irish companies may only alter their memorandum and articles of association by a resolution of the shareholders approved by 75% of the votes cast at a general meeting. An Irish company is not permitted to opt out of this requirement.
Voting Rights
The board of directors of Swiss TEL may not create shares with increased voting powers without the affirmative resolution adopted by at least two-thirds of the votes and a majority of the par value of the registered shares, each as represented at a general meeting.	Variation of all or any special rights attached to any class of shares of Irish TEL is addressed in the articles of association of Irish TEL as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of Irish TEL must be approved by a special resolution of the shareholders of the class affected.

Shareholders, present in person or by proxy, together holding or representing a majority of the par value of Swiss TEL constitutes a quorum at a general meeting held for this purpose.
Swiss TEL’s articles of association contain a provision regarding voting rights that is customary for Swiss companies. This provision provides that, to be able to exercise voting rights, holders of shares must apply to us for enrollment in our share register (Aktienregister) as shareholders with voting rights. Registered holders of shares may obtain the form of

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)

declaration from our transfer agent. In order to exercise their voting rights, shareholders will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights.
Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees.

Shareholder Rights Plan
Swiss law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Swiss law. The Swiss TEL articles of association authorize the Swiss TEL board of directors to issue contingent rights out of conditional share capital. Swiss TEL has not adopted a rights plan.	Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. Irish TEL does not expect to adopt a rights plan upon completion of the Merger.
Mandatory Offer
Swiss TEL is not subject to the Swiss mandatory offer rules pursuant to which any shareholder, or shareholders acting in concert, who acquires directly or indirectly more than 33 1/3% of the voting rights of the company is required to make an offer, which must include a cash alternative, for all listed equity securities, as Swiss TEL has not listed its shares for trading on a Swiss stock exchange. Swiss TEL currently only lists its common shares on the New York Stock Exchange.	If an acquisition of shares were to increase the aggregate holding of an acquirer and the parties acting in concert with it to shares carrying 30% or more of the voting rights in Irish TEL, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months.
This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Irish TEL if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
Anti-Takeover Provisions
Business Combinations with Interested Shareholders	Business Combinations with Interested Shareholders

Swiss TEL’s articles of association includes a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits Swiss TEL from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, subject to the following exceptions:
•
Swiss TEL’s board of directors approved the transaction prior to such shareholder becoming an interested shareholder;

•
upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested shareholders) those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
the business combination is approved by Swiss TEL’s board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least two-thirds of all the shares entitled to vote which are not owned by the interested shareholder.

•
A “business combination” is generally defined as: (i) an amalgamation or consolidation with the interested shareholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets of Swiss TEL having an aggregate market value of 10% or more to the interested shareholder; (iii) any transaction which results in the issuance or transfer of any shares of Swiss TEL or of a Swiss TEL subsidiary to the interested shareholder, subject to exceptions; (iv) any transaction which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series owned

The Irish TEL Articles include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits Irish TEL from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:
•
Irish TEL’s board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

•
the business combination is approved by Irish TEL’s board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the votes cast at a general meeting that are not owned by the interested shareholder.

•
A “business combination” is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of the outstanding voting shares of Irish TEL.

This provision may only be altered by a resolution of the shareholders approved by 75% of the votes cast at a general meeting.

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)

by the interested shareholder; or (v) any receipt by the interested shareholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through Swiss TEL or any direct or indirect majority-owned subsidiary, subject to exceptions.
•
An “interested shareholder” is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of the outstanding voting shares of Swiss TEL.

Any amendments to this provision require the affirmative vote of 80% of the total votes of Swiss TEL common shares entitled to vote on the relevant record date.

Shareholder Rights Plans and Share Issuances See discussion above “— Shareholder Rights Plans and Share Issuances” above.	Shareholder Rights Plans and Share Issuances See discussion above “— Shareholder Rights Plans and Share Issuances” above.

Irish Takeover Rules and Substantial Acquisition Rules
A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Irish TEL will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. A detailed description of the Irish Takeover Rules is included above under “Description of the Share Capital of Irish TEL — Anti-Takeover Provisions — Irish Takeover Rules and Substantial Acquisition Rules”.
For other provisions that could be considered to have an anti-takeover effect, see “— Preemptive Rights and Advance Subscription Rights”, “— Issuance of Warrants and Options”, “—  Description of the Share Capital of Irish TEL” and “— Disclosure of Interests in Shares”, in addition to “— Corporate Governance”, “ — Election of Directors”, “— Board Vacancies”, “  — Resignation, Removal and Disqualification of Directors”, “ — Shareholder Action by Written Consent” and “ — Amendment to Articles of Association”.

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
Limitation of Liability and Indemnification

Swiss TEL’s articles of association provide that, as far as is permissible under applicable law, Swiss TEL shall indemnify any current or former member of the board of directors, officer, or any person who is serving or has served at the request of Swiss TEL as a member of the board of directors or officer (each individually, a “Covered Person”), against any expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved, by reason of the fact that he or she is or was a Covered Person. Indemnification of a Covered Person is not permissible against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the company, or (b) such Covered Party’s conscious, intentional or willful or grossly negligent breach of the obligation to act honestly and in good faith with a view to the best interests of the Company.
Swiss TEL has entered into indemnification agreements with its directors and executive officers. The indemnification agreements do not increase the extent or scope of indemnification provided to Swiss TEL’s directors and executive officers under the Swiss TEL articles of association, but set forth indemnification and expense advancement rights and establish processes and procedures determining entitlement to obtaining indemnification and advancement of expenses.

Under Irish law, Irish TEL may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.
The Irish Companies Act only permits Irish TEL to enter into an agreement to pay the costs or discharge the liability of a director or the Secretary where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or Secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the Secretary of Irish TEL. Any obligation of an Irish company which purports to indemnify a director or secretary of an Irish company over and above this will be void under Irish law, whether contained in its articles of association or any contract between the director and the company. In addition, the articles of association of Irish TEL will also contain an indemnity for officers (other than the Secretary). The directors of Irish TEL may on a case-by-case basis decide at their discretion that it is in the best interest of Irish TEL to pay an individual director’s liability arising from his or her position as a director of Irish TEL. However, this discretion must be exercised bona fide in the best interests of Irish TEL as a whole.
Irish companies may take out directors’ and officers’ liability insurance, as well as other types of insurance, for their directors and officers.
In connection with the Merger, we expect that Irish TEL and one or more of its subsidiaries will enter into indemnification agreements with those directors and officers who currently have indemnity agreements with Swiss TEL, upon terms substantially similar to the Swiss TEL agreements to the extent permitted by Irish law.
The limitation of liability and indemnification provisions described above may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Irish TEL’s

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
directors and officers, even though such an action, if successful, might otherwise benefit Irish TEL and its shareholders. However, these provisions will not limit or eliminate Irish TEL’s rights, or those of any shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under U.S. federal securities laws. In addition, your investment may be materially adversely affected to the extent that, in a class action or direct suit, Irish TEL pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Shareholder Action by Written Consent
Swiss law permits shareholder approval to be obtained by written action without a meeting if no shareholder requests an oral deliberation. However, Swiss TEL’s articles of association do not permit resolutions of shareholders to be passed in writing.	The Irish TEL Articles do not permit resolutions of shareholders to be passed in writing.
Dissenters’ Rights
In relation to business combinations effected in the form of a statutory merger or a demerger pursuant to Swiss law, Swiss law provides that if the equity rights have not been adequately preserved or compensation payments in the transaction is inadequate, a shareholder may request the competent court to determine a reasonable amount of compensation.	Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 (as amended) governing the merger of an Irish company limited by shares such as Irish TEL and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the EU (with the exception of Croatia) and Norway, Iceland and Liechtenstein), a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire its shares for cash.
Shareholder Inspection Rights
Under Swiss law, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss corporation may be inspected by shareholders representing at least five percent of the share capital or the voting rights. The board of directors must grant access to the books and correspondence within four months of the request if and to the extent necessary for the exercise of shareholders’ rights and no business secrets or other corporate interests are violated. At a general meeting of shareholders, any shareholder	Under Irish law, shareholders have the right to: (i) receive a copy of the Irish TEL Articles and any act of the Irish Government which alters the memorandum of Irish TEL; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Irish TEL; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Irish TEL; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of Irish TEL which

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
may request information from the board of directors concerning Swiss TEL’s affairs. Shareholders also may ask the auditors questions regarding their audit of the company. The board of directors and the auditors must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of the corporation.	have previously been sent to shareholders prior to an annual general meeting for the preceding ten years.
Qualification of Proxy
Swiss TEL’s articles of association do not limit who may be appointed as a proxy and specifically provide that a shareholder may appoint a proxy who is not a shareholder.	Same.
Liquidation
Upon liquidation, shareholders are entitled to receive any assets remaining after the payment of our debts and the expenses of the liquidation, subject to special rights of any other class of shares.	Same.
Sale, Lease or Exchange of Assets and Mergers

Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires the approval of at least two-thirds of the votes and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders.
Sales, leases or exchanges of assets require the approval of the transaction by at least two-thirds of the votes and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders, if
•
the corporation sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•
the corporation’s assets, after the divestment, are not invested in accordance with the corporation’s statutory business purpose; and

•
the proceeds of the divestment are not earmarked for reinvestment in accordance with the corporation’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the corporation’s business.

Under Irish law, a business combination under a scheme of arrangement, which is a statutory procedure, requires the approval of a majority in number of the shareholders of each class, representing not less than 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting of the company. The scheme also requires the sanction of the High Court of Ireland. There is also a statutory procedure under European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 (as amended), whereby a variety of business combinations between Irish companies and other European Economic Area (“EEA”) incorporated companies (including mergers) can be effected. Approval of such mergers requires the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting of the company together with the sanction of the High Court of Ireland.

Swiss TEL Shareholder Rights before the Merger (Swiss law and articles of association)	Irish TEL Shareholder Rights after the Merger (Irish law and proposed memorandum and articles of association)
Transfer Agent and Registrar
EQ Shareowner Services	Same.
Listing
New York Stock Exchange	Same.
Auditors
The shareholders will appoint the auditors at the general meeting and the auditors will have powers and duties vested in them by Swiss law.	Same position under Irish law; re-appointment can be automatic under Irish law, in which case the company would seek non-binding ratification by shareholders.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth the number of outstanding shares of Swiss TEL beneficially owned as of March 14, 2024 by each current director, each named executive officer and all of Swiss TEL’s executive officers and directors as a group. The beneficial ownership of the outstanding Irish TEL ordinary shares immediately following the closing of the Merger is expected to be the same. The address of our executive officers and directors is c/o TE Connectivity, Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland.
The numbers shown below reflect the number of shares of Swiss TEL owned beneficially as of March 14, 2024, based on information furnished by the persons named, public filings and TEL records. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Except as otherwise indicated in the notes below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to all shares beneficially owned by such person. To the extent indicated in the notes below, shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days after March 14, 2024. All current directors and executive officers as a group beneficially owned 1.1% of the outstanding shares as of March 14, 2024. No current director or executive officer appearing in the below table beneficially owned 1.0% or more of the outstanding shares as of March 14, 2024.
Beneficial Owner	Number of Shares Beneficially Owned(1)
Terrence R. Curtin(1)(2)	1,129,506
John S. Jenkins, Jr.(1)	173,887
Steven T. Merkt(1)	233,933
Heath A. Mitts(1)	364,123
Aaron K. Stucki(1)	122,263
Jean Pierre Clamadieu	2,436
Carol A. (“John”) Davidson	16,561
Lynn A. Dugle	5,639
William A. Jeffrey	22,690
Syaru Shirley Lin	2,949
Abhijit Y. Talwalkar	10,937
Mark C. Trudeau	12,961
Dawn C. Willoughby	5,639
Laura H. Wright	16,913
All directors, nominees and executive officers as a group (17 persons)(1)(2)	2,417,136

(1)
Includes shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days after March 11, 2024 as follows: Mr. Curtin — 1,034,537; Mr. Jenkins — 145,348; Mr. Merkt —  193,474; Mr. Mitts — 326,050; Mr. Stucki — 101,798; all executive officers as a group — 2,053,079.

(2)
Includes 40,000 shares held by a family trust.

As of the effective time of the Merger, the directors of Swiss TEL will be appointed as the directors of Irish TEL.
The following table sets forth the information indicated for persons or groups known to us to be beneficial owners of more than 5% of our outstanding shares beneficially owned as of March 14, 2024.

Name and Address of Beneficial Owner	Number of Shares	Percentage of Class
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	28,164,243	9.1%
Capital World Investors(1) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	24,975,819	8.0%
BlackRock Inc.(3) 55 East 52nd Street New York, NY 10055	24,039,941	7.7%
Dodge & Cox(4) 555 California Street, 40th Floor San Francisco, CA 94104	15,667,374	5.0%

(1)
This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, which reported sole voting power, sole dispositive power, and shared dispositive power as follows: sole voting power — 0, shared voting power — 336,231, sole dispositive power —  26,936,435, and shared dispositive power — 1,227,808.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 9, 2024 by Capital World Investors, which reported sole voting power and sole dispositive power as follows: sole voting power — 24,888,420 and sole dispositive power — 24,975,819.

(3)
This information is based on a Schedule 13G/A filed with the SEC on February 6, 2024 by BlackRock Inc., which reported sole voting power and sole dispositive power as follows: sole voting power —  21,727,057 and sole dispositive power — 24,039,941.

(4)
This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by Dodge & Cox, which reported sole voting power and sole dispositive power as follows: sole voting power —  14,994,374 and sole dispositive power — 15,667,374.

EXPERTS
The financial statements of TE Connectivity Ltd. and subsidiaries as of September 29, 2023 and September 30, 2022, and for each of the three years in the period ended September 29, 2023, incorporated by reference in this proxy statement/prospectus, and the effectiveness of TE Connectivity Ltd. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
LEGAL MATTERS
Arthur Cox, LLP, Dublin, Ireland, will opine upon the validity of Irish TEL ordinary shares to be issued in the Merger and certain Irish tax consequences of the Merger. Bär & Karrer AG, Switzerland, will opine upon certain Swiss tax consequences of the Merger. Eversheds Sutherland (US) LLP will pass upon certain U.S. federal income tax consequences of the Contribution and the Merger.
FUTURE SHAREHOLDER PROPOSALS
Shareholder Proposals Made at a Special General Meeting
Swiss TEL’s articles of association provide generally that any shareholder who desires to request that an item be included on the agenda of a special general meeting of shareholders must deliver such a request in writing to Swiss TEL’s Secretary so that it is received at the registered office of Swiss TEL in Switzerland by the later of (i) not fewer than 120 calendar days before the date of the special general meeting of shareholders or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated special general meeting of shareholders.

Shareholder requests should be sent to us at our registered offices in Switzerland: TE Connectivity Ltd., Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, Attention: Corporate Secretary.
Shareholder Proposals for the 2025 Annual General Meeting
Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds a meeting of shareholders. Under Rule 14a-8, if the shareholder proposal is submitted for a regularly scheduled annual meeting, it must be received at the company’s principal executive offices not less than 120 calendar days before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. If the company did not hold an annual meeting the previous year, or the date of an annual meeting is moved more than 30 days from the anniversary of the annual meeting for the prior year, then the deadline is a reasonable time before the company begins to print and send its proxy materials.
If the Merger has not become effective, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to Swiss TEL’s 2025 Annual General Meeting, your proposals must have been received by Swiss TEL on or before September 19, 2024 and must otherwise comply with Rule 14a-8. You may also use the procedures set forth in Swiss TEL’s articles of association to have a proposal that is not included in our proxy materials brought before Swiss TEL’s 2025 Annual General Meeting for consideration by our shareholders. Swiss TEL’s articles of association provide generally that, if you desire to propose any business at a general meeting (including the nomination of any director), you must give us written notice prior to September 19, 2024. The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information that would be required to be included in a proxy statement pursuant to the rules of the SEC.
The Irish TEL Articles provide generally that, if you desire to propose any business at an annual meeting, you must give us written notice not earlier than 120 days and not later than 90 days in advance of the first anniversary of the date that Irish TEL released the proxy statement for the preceding year’s annual general meeting, provided, that with respect to the first Irish TEL annual meeting in respect of which a proxy statement is issued, notice by shareholders must be delivered by the close of business on the day that is not less than 10 days after the day on which public announcement of the date of such meeting is first made by Irish TEL.
If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in the Irish TEL Articles if the Merger has become effective or Swiss TEL’s articles of association if the Merger has not become effective. A copy of the Irish TEL Articles is attached to this proxy statement/prospectus as Annex B. You may obtain a copy of Swiss TEL’s articles of association upon written request to our Secretary at Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland.
Any shareholder proposal (including the nomination of any director), whether or not to be included in our proxy materials, must be sent to our Secretary before the Merger effective date to TE Connectivity Ltd., Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, Attention: Corporate Secretary and after the Merger effective date to TE Connectivity plc, Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, Attention: Corporate Secretary.

Annex A
Merger Agreement

Merger Agreement (hereinafter “Agreement”)
dated	18 March 2024
between	TE Connectivity plc
Ten Earlsfort Terrace Dublin 2, D02 T380 Ireland
(hereinafter “TopCo IRE”)
and	TE Connectivity Ltd.
Mühlenstrasse 26 8200 Schaffhausen Switzerland
(hereinafter “TEL”)
(each a “Party”, and together the “Parties”)

Whereas
A)
TopCo IRE is a public limited company incorporated in Ireland, with company number 571909. TEL is a Swiss company limited by shares (Aktiengesellschaft) with registered number CHE-114.934.754. TopCo IRE is a wholly owned, direct subsidiary of TEL.

B)
The board of directors of TEL has determined that it is in the best interest of TEL to enter into and consummate the merger so as to effect a corporate reorganisation that will result in TEL changing its jurisdiction of organisation from Switzerland to Ireland by merging with and into TopCo IRE, with TopCo IRE surviving as the publicly traded parent entity of the TEL group and successor to TEL, which will be dissolved without liquidation.

C)
The Parties’ intention is that by virtue of the merger the shareholders of TEL (each a “TEL Shareholder”) (excluding TEL and any of its subsidiaries) will receive as merger consideration for each issued registered share (par value CHF 0.57 per share) in TEL (each a “TEL Share”) one ordinary share of TopCo IRE (with a par value of USD 0.01 each) credited as fully paid (each, a “TopCo IRE Share”). Neither TEL nor any of its subsidiaries will receive TopCo IRE Shares for any TEL Shares held by TEL or any one of its subsidiaries.

D)
The Parties desire to merge TEL into TopCo IRE in accordance with the provisions of this Agreement and as stipulated by (and to the extent applicable to a cross-border merger) Art. 3 et seq. of the Swiss Act on Merger, Demerger, Transformation and Transfer of Assets (Fusionsgesetz) (the “Merger Act”) and Art. 163b, 163c and 164 Swiss Private International Law Act (IPRG) (“PILA”) (emigration merger by absorption) as well as the applicable laws of Ireland.

E)
The merger is intended to qualify as a reorganization, within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), and the rules and regulations promulgated thereunder (the “U.S. Treasury Regulations”), and this Agreement is intended to constitute a “plan of reorganisation” within the meaning of Section 368 of the Tax Code and related U.S. Treasury Regulations.

Now, therefore, the Parties agree as follows:
1
The Merger

1.1
Merger by Absorption

TEL shall merge with TopCo IRE in accordance with the provisions of this Agreement and as stipulated by (to the extent applicable to a cross-border merger) Art. 3 et seq. Merger Act and Art. 163b, 163c and 164 PILA (emigration merger by absorption) as well as the applicable laws of Ireland (the “Merger”);
TopCo IRE shall be the surviving entity and TEL shall be the absorbed legal entity, the latter being dissolved without liquidation; and
TopCo IRE shall:
a)
accept all of the assets of TEL;

b)
assume all of the liabilities of TEL (with the effect that the obligees have a right to enforce such liabilities directly against TopCo IRE);

c)
reconstitute its board of directors to match that of TEL; and

d)
issue TopCo IRE Shares to the TEL Shareholders in accordance with the exchange ratio pursuant to Section 2 of this Agreement in consideration and acceptance of all the assets and liabilities of TEL.

1.2
Merger Report

The board of directors of TEL shall approve a merger report pursuant to Art. 14 Merger Act (the “Merger Report”) following the signing of this Agreement, as soon as practicable but not later than the date falling 31 calendar days prior to the meeting of the TEL Shareholders at which this Agreement will be submitted for shareholders’ approval (the “TEL Shareholders’ Meeting”).
1.3
Merger Balance Sheet

The Merger shall be effected on the basis of the audited, non-consolidated, stand-alone balance sheet of TEL as of 29 September 2023 (such balance sheet the “Merger Balance Sheet”).
1.4
Audit of the Agreement, the Merger Report and the Merger Balance Sheet

The board of directors of TEL shall appoint Deloitte AG, a licensed audit expert, to conduct the audit of this Agreement, the Merger Report and the Merger Balance Sheet pursuant to Art. 15 Merger Act.
1.5
Effective Time

The Merger, by virtue of which at the relevant time any and all assets of TEL transfer to TopCo IRE and any and all obligations and liabilities of TEL are assumed by TopCo IRE, shall become legally effective on the date of the entry of the Merger in the daily ledger of the commercial register of the Canton of Schaffhausen, Switzerland (the “Commercial Register”), which effectiveness is subject to approval by the Swiss Federal Commercial Register Office (EHRA) (the date and time of such entry hereinafter referred to as the “Effective Time”).
Except as otherwise set out in this Agreement, the application regarding the Merger to the Commercial Register shall be filed so that the date of the Effective Time will fall on or around 30 September 2024. From an accounting and tax perspective, the Merger shall become effective retroactively as of 28 September 2024, 12:01AM; as from this point in time, all actions and operations of TEL shall be deemed to be made for the account of TopCo IRE.
1.6
Transfer of Assets, Liabilities and Contracts to TopCo IRE

At the Effective Time, TopCo IRE shall accept the assignment, transfer, conveyance, assumption and delivery (as the case may be) of any and all of the rights, assets (including, for the avoidance of doubt, any and all goodwill, intellectual property rights, know-how, stock, property, records, cash, bank or brokerage accounts, artwork, contracts and the benefit of any claims or debts) and liabilities (including, for the avoidance of doubt, any and all legal positions, obligations, debts and environmental, health and safety, employer, contractual, financing or other liabilities, including contingent liabilities and guarantees) of TEL.
Without limiting the foregoing, TopCo IRE particularly undertakes, for the benefit of each person to whom TEL owes any obligation or has any liability, from and after the Effective Time, to accept, assume and agree to faithfully perform and fulfil such obligations and discharge such liabilities as if it originally owed or had them instead of TEL. TopCo IRE accordingly agrees for the benefit of each such person that such person may enforce any such liability directly against TopCo IRE, without recourse to TEL, on the same terms and to the same extent that such liability would have been enforceable by such person against TEL had the Merger not been completed, regardless of where or against whom such liability is asserted or determined (including any liability arising out of claims made by TEL’s or TopCo IRE’s respective shareholders, directors, officers, employees, agents, subsidiaries or affiliates) or whether asserted or determined prior to, on or after the Effective Time, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of the laws of any jurisdiction, fraud, misrepresentation or any other cause.
As from the Effective Time, TopCo IRE shall take the place, and assume control, of any claim made or proceedings threatened or issued by or against TEL or where TEL is otherwise a party or notice party to, whether asserted or determined prior to, on or after the Effective Time, and TopCo IRE shall seek to have its name substituted for that of TEL in any proceedings ongoing before any court, arbitration or other judicial or administrative tribunal in any jurisdiction.

1.7
Completion

The transfer of all the assets and liabilities of TEL (including, for the avoidance of doubt, any and all legal positions, contracts, and obligations) to TopCo IRE shall be effected by implementing the completion measures herein agreed, all with legal effect as of the Effective Time.
2
Merger Consideration / Exchange of Shares

2.1
Exchange Ratio

At the Effective Time, by virtue of the Merger, the Merger Act and PILA and without any action on the part of any Party or the holder of any TEL Share, each TEL Shareholder (excluding TEL and any of its subsidiaries) shall receive one TopCo IRE Share in exchange for each TEL Share held by such shareholder, and each TEL Share (including each TEL Share owned by TEL and any of its subsidiaries) shall cease to be issued, be cancelled and cease to exist, and each holder of TEL Shares (including TEL and any of its subsidiaries) shall thereafter cease to have any rights with respect to such TEL Shares.
The Parties acknowledge and agree that as of the Effective Time, the TopCo IRE Shares issued to the holders of TEL Shares shall rank equally and all have the same rights to dividends and any other shareholders’ rights, all in accordance with, and subject to, the requirements of Irish law.
The Parties agree that on consummation of the Merger at the Effective Time, TopCo IRE shall acquire and cancel, for no consideration, all of the shares in the capital of TopCo IRE issued and outstanding as of immediately prior to the consummation of the Merger (the “Initial Share Capital”).
2.2
Issuance of TopCo IRE Shares

Before the shareholders’ meeting of TEL at which this Agreement and the Merger will be sought to be approved pursuant to Section 5.1, the board of directors of TopCo IRE shall be authorised (pursuant to the articles of association of TopCo IRE) to issue and allot, as per the Effective Time, one TopCo IRE Share for each TEL Share in accordance with the exchange ratio set out in Section 2.1 in consideration for the transfer and assumption (as the case may be) of all of the assets and liabilities of TEL and the cancellation of the TEL Shares.
2.3
Settlement

At the Effective Time, TopCo IRE shall allot to, or for the benefit of, the holders of TEL Shares one TopCo IRE Share, credited as fully paid, for each TEL Share that is cancelled by virtue of the Merger (in accordance with such former holders’ respective entitlements under Section 2.1).
All TopCo IRE Shares so allotted shall be promptly issued at the Effective Time as follows:
a)
for beneficial holders of TEL Shares deposited with the Depository Trust Company (“DTC”) and registered in the name of a nominee, TopCo IRE shall either: (x) issue the relevant number of TopCo IRE Shares to a bank or trust company appointed by TEL to act as exchange agent in connection with the Merger (including its successors, affiliates or designees, the “Exchange Agent”) and the Exchange Agent will thereafter promptly arrange for such TopCo IRE Shares to be deposited with DTC; or (b) directly issue the relevant number of TopCo IRE Shares to DTC or its nominee. None of the Exchange Agent, DTC or its nominee shall acquire any beneficial interest in such TopCo IRE Shares registered in its name. Once legal ownership is registered in the name of DTC or its nominee, beneficial ownership of such TopCo IRE Shares will be recorded in book entry form by the relevant DTC participating brokers without the need for any additional action on the beneficial holders’ part; and

b)
for registered holders of TEL Shares, TopCo IRE will issue the relevant number of TopCo IRE Shares to the Exchange Agent. The Exchange Agent shall hold all such TopCo IRE Shares and all entitlements (including dividend entitlements) arising therefrom in trust for the benefit of such former registered holders. As soon as reasonably practicable after the Effective Time, TopCo IRE shall cause the Exchange Agent to deliver to each registered holder of TEL Shares a letter of transmittal (which shall be in form and substance reasonably satisfactory to TopCo IRE), subject in all cases to customary exchange procedures established by the Exchange Agent to implement the delivery. For the purposes of this Section 2.3, the Parties will enter into a separate agreement with the Exchange Agent.
From the Effective Time, the former registered holders of TEL Shares shall be entitled to call for the Exchange Agent to procure their registration as registered shareholders of TopCo IRE and to account to them for all entitlements (including dividend entitlements) arising therefrom, subject to customary exchange procedures established by the Exchange Agent to implement the registration.
Any TopCo IRE Shares issued to the Exchange Agent pursuant to this Section 2.3 that remain undelivered to the former holders of TEL Shares as of the 12 month anniversary of the Effective Time (or the date of termination of the Exchange Agent’s engagement, if later) will be delivered to TopCo IRE or its designee, together with all entitlements (including dividend entitlements) arising therefrom, upon demand, and TopCo IRE or its designee will thereafter continue to hold such shares and entitlements, as nominee for, and on behalf of, the former holders of TEL Shares, on substantially similar terms as the Exchange Agent, pending formal delivery of legal title thereto, but subject to applicable abandoned property, escheat or similar laws.
At the Effective Time, the share register of TEL shall be closed and thereafter there shall be no further registration of transfers of shares of TEL that were outstanding prior to the Effective Time.
None of TopCo IRE, the Exchange Agent or any of their respective affiliates or designees shall be liable to any former holder of TEL Shares for any securities properly delivered or any amount properly paid by the Exchange Agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property, escheat or similar laws.
No interest shall be payable on any dividend entitlements or other amounts held, from time to time, by TopCo IRE, the Exchange Agent or any of their respective affiliates or designees as nominee for any former holder of TEL Shares pursuant to this Section 2.3, and none of TopCo IRE, the Exchange Agent or any of their respective affiliates or designees shall be required to account to any former holder of TEL Shares for same.
2.4
Stock Plans

At the Effective Time, by virtue of the Merger, all options, restricted stock units, performance stock units and/or other awards issued, or benefits available or based on TEL Shares then outstanding (individually, an “Award” and collectively, the “Awards”) under the plans of TEL or any of its affiliates (collectively, the “Stock Plans”) shall remain outstanding and, after the Effective Time, be deemed to provide for the issuance or purchase of, or otherwise relate to, the TopCo IRE Shares.
Each Award that is a stock option shall be assumed by TopCo IRE in such a manner that TopCo IRE would be a corporation “assuming a stock Option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Tax Code, were Section 424 of the Tax Code applicable to such Award, without regard to the requirements of Treasury Regulation Section  1.424-1(a)(5)(iii), except to the extent such requirements specifically apply to such Award.
Each Award assumed by TopCo IRE shall be exercisable, issuable or available upon substantially the same terms and conditions as under the applicable Stock Plan and the applicable award agreement issued thereunder, except that upon the exercise, issuance or availability of such Awards, TopCo IRE Shares shall be issuable or available in lieu of TEL Shares. The number of TopCo IRE Shares issuable or available upon the exercise or issuance of an Award immediately after the Effective Time and, if applicable, the exercise price of each such Award, shall be the number of shares and the exercise price as in effect for such Award immediately prior to the Effective Time.
3
Preparations for Implementation of the Merger

3.1
Adoption of Amended Articles of Association of TopCo IRE

On or before the Effective Time, TopCo IRE shall have adopted a memorandum and articles of association setting out the rights and liabilities in respect of the TopCo IRE Shares provided that nothing in this Section 3.1 shall limit or fetter in any way the ability of TopCo IRE to amend, vary or substitute its memorandum and articles of association from time to time after the Effective Time.
3.2
Board of Directors of TopCo IRE

On or before the Effective Time, TopCo IRE shall procure that the board of directors of TopCo IRE shall have been reconstituted so as to comprise the same members serving as directors of TEL immediately prior to the Effective Time.
3.3
Officers of TopCo IRE

Prior to the Effective Time, TopCo IRE shall procure that the officers of TEL immediately prior to the Effective Time shall have been appointed as the officers of TopCo IRE to hold the same or corresponding office after the Effective Time, until their successors have been duly appointed and qualified.
3.4
Auditors of TopCo IRE

TopCo IRE shall procure that the auditors of TopCo IRE initially shall be Deloitte Ireland.
3.5
Actions Required Prior to Filing of Merger Application

The board of directors of TEL shall
a)
procure that three calls to the creditors (Schuldenrufe) of TEL are published in the Swiss Official Gazette of Commerce (SHAB) pursuant to Art. 163b para. 3 PILA;

b)
appoint Deloitte AG, a licensed audit expert, to prepare a written audit confirmation pursuant to Art. 164 para. 1 PILA that (i) the claims of the creditors of TEL have been secured or satisfied, (ii) the creditors consent to the deletion of TEL from the Commercial Register, or (iii) the claims of the creditors of TEL are not compromised by the merger;

c)
appoint Deloitte AG, a licensed audit expert, to prepare an audit confirmation pursuant to Art. 164 para. 2 lit. b PILA that the participation and voting rights of the shareholders of TEL have been safeguarded;

d)
appoint an Irish Senior Counsel to prepare the confirmations pursuant to Art. 163b para. 1 lit. a PILA and Art. 164 para. 2 lit. a PILA;

e)
appoint a qualifying Swiss legal expert to prepare an opinion that it is established practice to request an authoritative opinion from an Irish Senior Counsel on a point of Irish law and that such counsel has the necessary professional expertise and knowledge to prepare such a confirmation; and

f)
obtain a confirmation that TopCo IRE is in existence.

3.6
Employee Consultation

No later than 30 calendar days before the TEL Shareholders’ Meeting, TEL shall inform or consult its employees in accordance with Art. 28 Merger Act. TopCo IRE represents that it does not, and before the Effective Time will not, have any employees.
4
Employee Benefit and Compensation Plans and Agreements

4.1
No Special Benefits to Directors and Members of Executive Management

The Parties confirm that no benefits conferring a special benefit on directors, officers or members of the executive management of either TEL or TopCo IRE are granted or will be triggered by or in connection with the Merger, whether or not the Merger takes effect.

4.2
Effect of the Merger on Employee Benefit and Compensation Plans and Agreements

At the Effective Time, the employee benefit and compensation plans and agreements of TEL, together with any other plan and agreement of TEL or its subsidiaries, as determined by the management of TEL or TopCo IRE in its sole discretion, (together, the “Assumed Plans”) shall be assumed by and become plans and agreements of TopCo IRE. To the extent any Assumed Plan relates to TEL Shares, then, as of the Effective Time, such plan shall be deemed to relate to TopCo IRE Shares. Any amendments deemed necessary or appropriate by TEL and/or TopCo IRE to reflect the Merger and related transactions, including facilitating the assignment to TopCo IRE of one or more Assumed Plans, shall be adopted and entered into with respect to the Assumed Plans. The TEL shareholder approval of this Agreement shall also be deemed to satisfy any requirement of shareholder approval of such amendments of the Assumed Plans and the Stock Plans and the assumption by TopCo IRE of the Assumed Plans and the Stock Plans and any Awards thereunder.
4.3
New Indemnity Agreements

TopCo IRE shall offer to enter into indemnity agreements (the “New Indemnity Agreements”) with each executive officer and director of TopCo IRE who, immediately prior to the Effective Time, is a party to an indemnity agreement with TEL (each an “Old Indemnity Agreement”) and, to the extent permitted by Irish law, the terms and conditions of the New Indemnity Agreements shall be identical in all material respects (subject to such modifications or amendments as may be necessary or desirable to give effect to the primary contractual intention of the Old Indemnity Agreements) to those set forth in the Old Indemnity Agreements. TEL shall procure that a subsidiary of TEL shall offer to enter into indemnity agreements (the “Subsidiary Indemnity Agreements”) with each officer and director of TopCo IRE who immediately prior to the Effective Time is a party to an Old Indemnity Agreement such that the terms and conditions of the Subsidiary Indemnity Agreement when considered cumulatively with the terms and conditions of the New Indemnity Agreements shall be as extensive and provide at least the same level of indemnity protection as the Old Indemnity Agreements.
5
Corporate Approvals and Other Conditions for Completion

5.1
Board Approval and Approval by Shareholders’ Meeting of TEL

TEL confirms that at the meeting held on 14 March 2024 its board of directors approved the entry into and signing of this Agreement.
The board of directors of TEL shall submit this Agreement to the TEL Shareholders’ Meeting and propose that this Agreement be approved in accordance with Art. 18 para. 1 Merger Act. The Parties acknowledge and agree that the board of directors of TEL shall have the right, in its full discretion, to set and change the date of the TEL Shareholders’ Meeting, not to call the TEL Shareholders’ Meeting for the approval of this Agreement, not to submit the Agreement for shareholder approval and/or to propose that the resolutions to be put before the TEL Shareholders’ Meeting be rejected. The Merger shall be deemed approved if the TEL Shareholders’ Meeting approves this Agreement with a two-thirds majority of the share votes and an absolute majority of the par value of the shares, each as represented at the meeting, and the additional applicable requirements of Swiss law and the articles of association of TEL relating to the calling, quorum and conduct of the TEL Shareholders’ Meeting being fulfilled.
Without such shareholder approval, the Merger shall not be completed.
Notwithstanding the foregoing, this Agreement may be terminated in accordance with Section 9.2.
5.2
Board Approval of TopCo IRE

TopCo IRE confirms that its board of directors has approved on 12 March 2024 the signing and performance of the Agreement and to the extent not approved on such date or earlier, will cause its board of directors, prior to the Effective Time, to approve all other agreements and transactions herein envisaged or referred to, including:

a)
the issuance of TopCo IRE Shares;

a)
the execution of this Agreement and a deed poll;

b)
the appointment of directors of TEL to the board of TopCo IRE;

c)
the acquisition by TopCo IRE of the Initial Share Capital for nil consideration in accordance with Section 2.1 of this Agreement;

d)
the entry by TopCo IRE into the New Indemnity Agreements;

e)
the entry by TopCo IRE into a composition agreement with the Revenue Commissioners of Ireland;

f)
the entry by TopCo IRE into a special eligibility agreement for securities with the Depository Trust Company (“DTC”); and

g)
the appointment of the officers of TopCo IRE.

TopCo IRE represents and warrants that no shareholder approval or other corporate authorisations are required on its side for such purposes, except for those required to implement the following, all of which shall have been validly adopted before the Effective Time:
i)
adoption of a new memorandum and new articles of association of TopCo IRE, including to allow for the issuance of TopCo IRE Shares;

ii)
authorisation of the filing of a registration statement on Form S-4 with the U.S. Securities and Exchange Commission for the purpose of registering the TopCo IRE Shares;

iii)
authorisation of the acquisition by TopCo IRE of the Initial Share Capital for nil consideration pursuant to Section 2.1 of this Agreement; and

iv)
approval of the capital reduction described in Section 6.2.4.

5.3
Other Conditions to be Met Before Filing the Application to the Commercial Register

Before filing the application for the entry of the Merger into the Commercial Register, the following further measures shall have been satisfied:
5.3.1
Calls of TEL to its Creditors

After having made the calls to its creditors in accordance with Section 3.5a) and in accordance with Art. 45 and 46 Merger Act and, prior to the filing of the application regarding the Merger with the Commercial Register, TEL shall procure the audit confirmation pursuant to Art. 164 para. 1 PILA by a licensed audit expert that:
a)
all justified requests of creditors of TEL for payment of or posting security in respect of their claims in response to the related creditor calls of TEL shall have been appropriately fulfilled in accordance with Swiss law;

b)
the creditors which have registered their claims have consented to the deletion from the Commercial Register; or

c)
the claims of the creditors of TEL are not compromised by the Merger.

5.3.2
No Prohibition

Any statutory, court or official prohibitions to complete the Merger and the transactions contemplated under this Agreement shall have expired or be terminated, or if not, failure to comply with such will not have materially adverse consequences for one or both Parties.

5.3.3
Third Party Consents

TEL shall have all consents or waivers from third parties to the extent required or necessary for the assignment, transfer, conveyance, assumption and delivery (as the case may be) by TEL of all its assets and liabilities to TopCo IRE without triggering any acceleration or other adverse consequences for TEL or TopCo IRE or other obligors thereunder.
5.3.4
Registration Statement

TopCo IRE shall have prepared and filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4 and such registration statement shall have been declared effective and no stop-order suspending the effectiveness thereof shall have been issued.
5.3.5
NYSE Listing

The TopCo IRE Shares to be issued in connection with the Merger shall have been authorised for listing on the New York Stock Exchange.
5.3.6
DTC

TopCo IRE Shares shall have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates. TopCo IRE shall have entered into a composition agreement with the Revenue Commissioners of Ireland.
5.3.7
Legal Opinions

TEL shall have received an opinion from Eversheds Sutherland (US) LLP, in form and substance reasonably satisfactory to TEL, dated as of the date of the Effective Time, confirming the matters discussed under the caption “Material Tax Considerations — U.S. Federal Income Tax Considerations” in the proxy statement of TEL distributed to shareholders of TEL in connection with the TEL Shareholders’ Meeting (the “Proxy Statement”).
TEL shall have received an opinion from Arthur Cox LLP, in form and substance reasonably satisfactory to TEL, dated as of the date of the Effective Time, confirming the matters discussed under the caption “Material Tax Considerations — Irish Tax Considerations” in the Proxy Statement.
TEL shall have received an opinion from Bär & Karrer Ltd., in form and substance reasonably satisfactory to TEL, dated as of the date of the Effective Time, confirming the matters discussed under the caption “Material Tax Considerations — Swiss Tax Considerations” in the Proxy Statement.
5.3.8
Other Swiss Legal Conditions

All Swiss legal preconditions necessary for filing the application for the entry of the Merger in the Commercial Register shall have been satisfied.
5.3.9
Swiss Tax Consequences

There shall be a confirmation of the competent Swiss tax authority in the form of a binding ruling that no exit tax or withholding tax is payable under Swiss law by TEL or TEL Shareholders as a result of the Merger.
6
Filing and Supplementary Completion Steps

6.1
Conditions for Obligation of TEL Board to File Application of Merger to the Commercial Register

The application regarding the Merger to the Commercial Register shall be filed so that the date of the Effective Time will fall on or around 30 September 2024. However, the Chairman of the board of directors of TEL shall be authorised (a) to refrain from filing such application in case one or several of the prerequisites pursuant to or listed in Section 5 (the non-fulfilment of which is likely to have a material adverse effect on the contemplated transactions as a whole) fail to be met and are not expected to be met or (b) to change the time of such filing if circumstances so require to facilitate the completion of the Merger. If the Chairman of the board of directors of TEL determines that one or more of such prerequisites are not met (and not expected to be met) in accordance with the prior sentence, he shall terminate this Agreement on TEL’s behalf by delivering a termination letter to TopCo IRE referring to this Section 6.1.
6.2
Supplementary Completion Steps

6.2.1
TEL Liabilities

Subject only to the Merger becoming legally effective and the compliance with any requirements pursuant to the governing law of the relevant liabilities (if any), and with effect as from the Effective Time, TopCo IRE hereby agrees to assume from TEL all liabilities (including all other legal positions and obligations thereto relating) to be transferred to it by virtue of the Merger as further specified in Section 1. Without limiting the generality of the foregoing, such liabilities and obligations shall include those plans, agreements, and benefit awards described herein and the (direct or indirect) liabilities of TEL in connection with any other board management and employee share incentive schemes.
Subject only to the Merger becoming legally effective and the compliance with any requirements pursuant to the governing law of the relevant liabilities (if any), and with effect as from the Effective Time, TopCo IRE hereby agrees to execute on the Effective Time a deed poll governed by the laws of Ireland.
6.2.2
Further Assurance

In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall, prior to or on the Effective Time, and TopCo IRE shall after the Effective Time, use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the Merger contemplated by the terms of this Agreement.
6.2.3
2024/2025 Dividend

The liabilities assumed by and accepted by TopCo IRE pursuant to Sections 1.6 and 6.2.1 include, for the avoidance of doubt, the liability to pay any sums due to shareholders as debts lawfully incurred arising from the declaration of a dividend by TEL at the 2024 annual general meeting of TEL but which (i) falls due for payment after the Effective Time or (ii) fell or fall due for payment prior to the Effective Time but which had not been discharged as at the Effective Time.
6.2.4
Capital Reduction

As soon as practicable following the Effective Time, TopCo IRE shall capitalise the merger reserve resulting from the Merger by issuing one or more TopCo IRE share(s) to a nominee shareholder. Thereafter, TopCo IRE shall make an application to the High Court of Ireland for a court order approving a capital reduction in accordance with section 84 to 86 of the Companies Act 2014 of Ireland, such application being for reduction in the share capital of TopCo IRE of a sum equal to the aggregate of the entire amount standing to the credit of the share premium account, including the share premium balance resulting from the capitalisation of the merger reserve resulting from the issue of the TopCo IRE Shares pursuant to this Agreement (or such lesser sum as the directors of TopCo IRE may determine), whereupon such sum thereby released shall be treated as profits available for distribution for the purposes of section 117 of the Companies Act 2014 of Ireland. For Swiss tax purposes the share premium resulting from the capital reduction shall be treated as capital contribution reserves to the extent that such reserves result from nominal share capital and/or capital contribution reserves from TEL in the amount of TEL’s nominal share capital and capital contribution reserves prior to the merger less TopCo IRE’s share capital.

6.2.5
Rule 16b-3 Approval

TEL and TopCo IRE shall take, and cause their respective subsidiaries to take, all such steps as may reasonably be required to cause the transactions contemplated by this Agreement and any other dispositions of TEL Shares (including derivative securities) or acquisitions of TopCo IRE Shares (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of TEL, or (b) at the Effective Time, is or will become a director or officer of TopCo IRE, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.
7
Announcements

The Parties shall notify the public, their shareholders and any competent regulatory authority and stock exchange as mutually agreed.
8
Miscellaneous

8.1
General — Procedure and Organisation

The Parties shall co-operate closely and specifically co-ordinate the necessary communication with any regulatory authority and stock exchange and the making of any announcement pursuant to Section 7.
8.2
Confidentiality

The contents of the Merger negotiations and of the documents and information exchanged in this context shall be treated as confidential by the Parties. This shall not apply to statutory and regulatory filings and obligations to provide information to the competent authorities (including taxation authorities), courts and to stock exchanges, and to any announcement pursuant to Section 7.
8.3
Changes and Modifications of the Agreement

This Agreement may be amended by the Parties at any time before or after the shareholders of TEL adopt a resolution approving this Agreement, provided, however, that after any such adoption by the TEL shareholders, this Agreement shall not be further amended without the approval of the TEL shareholders unless any such amendment shall not require the approval of such shareholders under applicable law or under NYSE rules. Changes to this Agreement must be made by an instrument in writing signed by each of the Parties.
8.4
Severability

If at all possible, each provision of this Agreement shall be interpreted so that it is valid and enforceable under applicable law. If a provision of this Agreement is unenforceable or invalid, it shall only be invalid to the extent that it is unenforceable or invalid and shall be otherwise replaced by a valid and enforceable provision which a party acting in good faith would regard as an adequate commercial replacement for the provision which is invalid or unenforceable. The other provisions of this Agreement shall remain binding and in force under all circumstances.
8.5
Language

The English language version of this Agreement shall be the official and binding agreement between the Parties. Should this Agreement be translated into any other language, the English version shall control and govern.
8.6
Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by either of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Except as specifically provided otherwise herein, nothing in this Agreement is intended to confer on any person other than the Parties hereto or their respective successors and assigns or transferees any rights, remedies, obligations or liabilities under or by reason of this Agreement.
8.7
Entire Agreement

This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the Parties with respect thereto.
8.8
Absence of Waiver

The waiver of a contractual right in an individual case shall not be regarded as a general waiver of this right or other rights arising out of this Agreement.
9
Entry into Force and Termination

9.1
Entry into Force

This Agreement shall enter into force upon its signing.
9.2
Termination

The Parties shall be entitled to terminate this Agreement by mutual consent at any time before the TEL Shareholders’ Meeting. This Agreement shall be automatically terminated if the TEL Shareholders’ Meeting does not approve this Agreement.
This Agreement may be terminated by the board of directors of TEL by delivery of a written notice to TopCo IRE if the board of directors of TEL determines, in its reasonable discretion, that (i) the Merger is no longer in TEL’s or its shareholders’ best interests, (ii) the Merger may not result in the benefits that TEL expected, or (iii) the cost of the Merger significantly increases.
This Agreement shall be automatically terminated upon the delivery to TopCo IRE of a termination letter by the Chairman of the board of directors of TEL pursuant to Section 6.1.
The termination of the Agreement shall also terminate all rights and obligations arising out of the Agreement with the exception of those in Sections 8.2 and 10, which shall continue to be valid.
10
Applicable Law and Jurisdiction

This Agreement shall be governed by the laws of Switzerland.
The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Schaffhausen, Switzerland.
[Signatures on the next page]

IN WITNESS WHEREOF, the Parties, acting through their duly authorised representatives, have caused this Agreement to be executed as of the date first above written.
TE Connectivity plc
/s/ Matthew M. Pilcher Name: Matthew M. Pilcher Title: Director	/s/ Sarah M. Huot de Saint Albin Name: Sarah M. Huot de Saint Albin Title: Director
TE Connectivity Ltd.
/s/ John S. Jenkins, Jr. Name: John S. Jenkins, Jr. Title: EVP and General Counsel	/s/ Harold G. Barksdale Name: Harold G. Barksdale Title: VP and Corporate Secretary

Annex B
Companies Acts 2014
A Public Company Limited by Shares
Memorandum and Articles of Association of
TE Connectivity plc

Companies Act 2014
A PUBLIC COMPANY LIMITED BY SHARES
MEMORANDUM and ARTICLES OF ASSOCIATION
of
TE CONNECTIVITY PUBLIC LIMITED COMPANY

Cert. No.:
Companies Act 2014
A PUBLIC COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
of
TE CONNECTIVITY PUBLIC LIMITED COMPANY
(as amended by special resolution dated [           ] 2024)
1.
The name of the Company is TE Connectivity Public Limited Company.

2.
The Company is to be a public limited company for the purposes of Part 17 of the Companies Act 2014.

3.
The objects for which the Company is established are:

3.1    (a)
To carry on all or any of the businesses of producers, designers, manufacturers, servicers, buyers, sellers, and distributing agents of and dealers in all kinds of industrial and commercial goods, products, merchandise, services, solutions, and real and personal property of every class and description; and to do all things usually dealt in by persons carrying on any of the above mentioned businesses or likely to be required in connection with any of the said businesses, including in particular the acquisition, management, holding and selling of equity participations, particularly in the electronics, connectivity and sensor solutions businesses.

(b)
To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Board and to exercise its powers as a shareholder of other companies.

(c)
To acquire by way of merger governed by the laws of the Swiss Confederation under the principle of universal succession the entire business, including all of the assets, liabilities, rights and obligations, howsoever arising, of TE Connectivity Ltd., a company incorporated pursuant to the laws of the Swiss Confederation.

3.2
To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.3
To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.4
To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatsoever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.
3.5
To sell or otherwise dispose of any of the property or investments of the Company.

3.6
To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company’s employees and to lend or otherwise provide money to such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

3.7
To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

3.8
To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

3.9
To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.10
To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit the Company.

3.11
To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.12
To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of the Company or not, and to give all kinds of indemnities.

3.13
To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

3.14
To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by the Acts or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.
3.15
To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.16
To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.17
To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of the Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

3.18
To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.19
To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

3.20
To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.21
To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.22
To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.23
To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.
3.24
To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.25
To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to the Company or of which the Company may have the power of disposing.

3.26
To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.27
To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.28
To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.29
To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.30
To procure the Company to be registered or recognised in any part of the world.

3.31
To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.32
To make gifts, pay gratuities or grant bonuses to current and former Directors (including substitute directors), officers or employees of the Company or to make gifts or pay gratuities to any person on their behalf or to charitable organisations, trusts or other bodies corporate nominated by any such person.

3.33
To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

3.34
To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.35
To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.
NOTE:
It is hereby declared that the word “company” in this clause, except where used in reference to the Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.
4.
The share capital of the Company is US$15,000,002 divided into 1,500,000,000 Ordinary Shares of US$0.01 each and 2 Preferred Shares of US$1.00 each and €25,000 divided into 25,000 Ordinary A Shares of €1.00 each.

5.
The liability of the members is limited.

6.
The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

COMPANIES ACT 2014
A PUBLIC COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION

of-

TE CONNECTIVITY PUBLIC LIMITED COMPANY
(as amended by special resolution dated [           ] 2024)
PRELIMINARY
1.
The provisions set out in these Articles of Association shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by section 1007(2) of the Companies Act 2014 (with the exception of sections 83 and 84 and 117(9) of the Companies Act 2014) shall apply to the Company.

2.   (a)
In these articles:

“Act” or “Acts” means the Companies Act 2014, all enactments which are to be read as one with, or construed or read together as one with, the Act and every statutory modification and re-enactment thereof for the time being in force.
“address” includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.
“articles” means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force.
“Assistant Secretary” means any person appointed by the Secretary from time to time to assist the Secretary.
“Chairperson” means the Director who is elected by the Directors from time to time to preside as chairperson at all meetings of the Board or the person who is selected by the Directors from time to time to preside as chairperson at general meetings of the Company (as applicable).
“Clear Days” in relation to the period of notice, means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.
“Company” means the company whose name appears in the heading to these articles.
“Directors” or “Board” means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.
“electronic communication” has the meaning given to those words in the Electronic Commerce Act 2000.
“electronic signature” has the meaning given to those words in the Electronic Commerce Act 2000.
“Exchange” means any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, of the United States of America.
“Group” means the Company and its subsidiaries from time to time and for the time being.

“Holder” in relation to any share, means the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.
“Merger” means the transaction pursuant to which the Company acquires by way of a merger governed by the laws of the Swiss Confederation under the principle of universal succession the entire business, including all of the assets, liabilities, rights and obligations, howsoever arising, of TE Connectivity Ltd., a company incorporated pursuant to the laws of the Swiss Confederation.
“Office” means the registered office from time to time and for the time being of the Company as the Board from time to time decides.
“Ordinary Resolution” means a resolution passed by a simple majority of the votes cast by members of the Company as, being entitled to do so, vote in person or by proxy at a general meeting of the Company, subject to any alternative definition in the Acts.
“public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
“Redeemable Shares” means redeemable shares in accordance with the Act.
“Register” means the register of members to be kept as required in accordance the Act.
“seal” means the common seal of the Company.
“Secretary” means any person appointed to perform the duties of the secretary of the Company.
“Special Resolution” means a special resolution of the Company’s members within the meaning of the Act.
(b)
Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c)
Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d)
A reference to a statute or statutory provision shall be construed as a reference to the laws of Ireland unless otherwise specified and includes:

(i)
any subordinate legislation made under it including all regulations, by-laws, orders and codes made thereunder;

(ii)
any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)
any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it.

(e)
The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(f)
Reference to “US$”, “USD” or “dollars” shall mean the currency of the United States of America and to “€”, “euro”, “EUR” or “cent” shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS
3.
The share capital of the Company is US$15,000,002 divided into 1,500,000,000 Ordinary Shares of US$0.01 each and 2 Preferred Shares of US$1.00 each and €25,000 divided into 25,000 Ordinary A Shares of €1.00 each.

ORDINARY SHARES
4.   (a)
The rights and restrictions attaching to the Ordinary Shares shall be as follows:

(i)
subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

(ii)
the right to participate pro rata in all dividends declared by the Company, save as provided in article 138; and

(iii)
the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

(b)
Unless the Board specifically elects to treat such acquisition as a purchase for the purposes of the Act, an Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such third party. In these circumstances, the acquisition of such shares or interest in shares by the Company, save where acquired otherwise than for valuable consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with the Acts. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share.

ORDINARY A SHARES
5.
The Ordinary A Shares shall have the rights and privileges and be subject to the restrictions set out in this article 5:

(a)
the Ordinary A Shares are non-voting shares and do not convey upon the Holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting;

(b)
the Ordinary A Shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the Ordinary A Shares after repayment of the nominal value of the Ordinary Shares; and

(c)
any Director (the “Agent”) is appointed, the attorney of the Holder of any Ordinary A Share, with an irrevocable instruction to the Agent to execute all or any forms of transfer and/or renunciation and/or other documents in the Agent’s discretion in relation to the Ordinary A Shares in favour of the Company or as it may direct and to deliver such forms of transfer and/or renunciation and/or other documents together with any certificate(s) and/or other documents for registration and to do all such other acts and things as may in the reasonable opinion of the Agent be necessary or expedient for the purpose of, or in connection with, the purchase by the Company of the Ordinary A Shares for nil consideration or such other consideration as the Board may determine and to vest the said Ordinary A Shares in the Company.

PREFERRED SHARES
6.   (a)
The Preferred Shares shall have the rights and privileges and be subject to the restrictions set out in this article 6:

(i)
the Preferred Shares confer a preferential right to participate in all dividends declared by the Company, in priority to the dividend rights granted to the Holders of the Ordinary Shares, until such time as the Company has declared and paid dividends to the Holders of the Preferred Shares with an aggregate value equal to the net amount to be held to the credit of the Merger Reserve as a result of the Merger taking effect, at which time the dividend rights of the Preferred Shares will be satisfied and the Preferred Shares will cease to have a right to participate in any dividends declared by the Company thereafter and provided that any amounts standing to the credit of the Company’s reserve accounts (including the Merger Reserve) which are applied by it in paying up unissued Preferred Shares and which are subsequently allotted as fully paid bonus shares will be included in the calculation of the aggregate amount of dividends declared and paid to the Holders of the Preferred Shares as if such amounts had been paid as dividends to the Holders of the Preferred Shares;

(ii)
the Company shall have an unconditional unilateral right to acquire any Preferred Share in issue at any time for nil consideration pursuant to section 102(1)(a) of the Act and the Company shall have irrevocable authority to authorise and instruct the Secretary (or any other person appointed for the purpose by the Directors) to acquire the Preferred Shares and to execute on behalf of the Holders of the Preferred Shares such documents as are necessary in connection with such acquisition;

(iii)
the Preferred Shares confer a right to a return of capital on a dissolution, liquidation or winding-up of the Company, which shall be limited to the repayment of the amount paid up or credited as paid up on the Preferred Shares and shall be paid only after the Holders of the Ordinary Shares have received payment in respect of such amount as is paid up or credited as paid up on those Ordinary Shares held by them at that time, plus the payment in cash of €100,000,000 on each such Ordinary Share;

(iv)
the Holders of the Preferred Shares have no rights, in their capacity as Holders of Preferred Shares, to attend, speak or vote at any general meeting of the Company; and

(v)
the Preferred Shares will not be listed on any Exchange nor will any share certificates be issued in respect of such shares and the Preferred Shares are neither renounceable nor transferable.

(b)
For the purposes of this article 6, “Merger Reserve” means the merger reserve to be created in accordance with sections 72 and 75 of the Act as a result of completion of the Merger.

SHARE RIGHTS
7.
Subject to the provisions of the Acts and the other provisions of this article, the Company may:

(a)
pursuant to the Acts, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors; or

(b)
subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares, pursuant to the Acts, purchase or redeem any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or redeemed (as applicable) or hold them as treasury shares (as defined by the Acts) and may reissue any such shares as shares of any class or classes.

8.
Without prejudice to any special rights previously conferred on the Holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

9.
If at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of that class, provided that, if the relevant class of Holders has only one Holder, that person present in person or by proxy, shall constitute the necessary quorum for such a meeting. To every such meeting the provisions of article 42 shall apply.

10.
The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

ALLOTMENT AND ISSUE OF SHARES
11.   (a)
Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount save in accordance with the Acts, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon. To the extent permitted by the Acts, shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.

(b)
Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)
The Directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 1021 of the Act. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the amount of the authorised but unissued share capital of the Company at the date of adoption of these articles. The authority hereby conferred shall expire on the date which is five (5) years after the date of adoption of these articles unless and to the extent that such authority is renewed, revoked or extended prior to such date. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

(d)
The Directors are hereby empowered pursuant to sections 1022 and 1023 of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by article 11(c) as if section 1022(1) of the Act did not apply to any such allotment. The authority conferred by this article 11(d) shall expire on the date which is five (5) years after the date of adoption of these articles unless previously renewed, varied or revoked; provided that the Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted for cash after such expiry and the Directors may allot equity securities for cash in pursuance of such an offer or agreement as if the power conferred by this article 11(d) had not expired.

(e)
Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

12.
If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the share.

13.
The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

REGISTER
14.
The Company shall maintain or cause to be maintained the Register in accordance with the Act.

15.
If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register at such location or locations within or outside Ireland as the Board thinks fit. The original Register shall be treated as the register of members of the Company for the purposes of these articles and the Act.

16.
The Company, or any agent(s) appointed by it to maintain the duplicate Register in accordance with these articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of all transfers of shares effected on any duplicate Register and shall at all times maintain the original Register in such manner as to show at all times the members for the time being and the shares respectively held by them, in all respects in accordance with the Act.

NON-RECOGNITION OF TRUSTS
17.
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

SHARE CERTIFICATES
18.
No person shall be entitled to a share certificate in respect of any Ordinary Share held by them in the share capital of the Company, whether such Ordinary Share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.

19.
The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by the Acts.

LIEN
20.   (a)
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this article. The Company’s lien on a share shall extend to all moneys payable in respect of it. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 20 are disapplied.

(b)
The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) Clear Days after notice demanding payment, and stating that if the notice is not complied with the share may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

(c)
To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

(d)
The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES
21.   (a)
Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares, including shares where the conditions of allotment provide for payment at fixed times, and each member (subject to receiving at least fourteen (14) Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 21 are disapplied.

(b)
A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

(c)
The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(d)
If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Directors may waive payment of the interest wholly or in part.

(e)
An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these articles shall apply as if that amount had become due and payable by virtue of a call.

(f)
Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

(g)
The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen percent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

FORFEITURE
22.   (a)   (i)
If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter and during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(ii)
The notice shall name a further day (not earlier than the expiration of fourteen (14) Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(iii)
If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

(iv)
On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

(b)
A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

(c)
A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

(d)
A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

(e)
The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

(f)
The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.

TRANSFER OF SHARES
23.   (a)
The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, an Assistant Secretary or any such person that the Secretary or an Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary, Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary, Assistant Secretary or the relevant nominee as agent for the transferor, and by the transferee where required by the Act, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.
(b)
The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) claim a first and paramount lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c)
Notwithstanding the provisions of these articles and subject to any provision of the Acts, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with the Acts or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

24.
Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

25.   (a)
The Directors in their absolute discretion and without assigning any reason therefor may decline to register:

(i)
any transfer of a share which is not fully paid; or

(ii)
any transfer to or by a minor or person of unsound mind;

but this shall not apply to a transfer of such a share resulting from a sale of the share through a stock exchange on which the share is listed.
(b)
The Board may decline to recognise any instrument of transfer unless:

(i)
the instrument of transfer is accompanied by the certificate of the shares to which it relates (if any) (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)
the instrument of transfer is in respect of one class of share only;

(iii)
the instrument of transfer is properly stamped (in circumstances where stamping is required);

(iv)
a fee of €10 or such lesser sum is paid to the Company;

(v)
the instrument of transfer is in favour of not more than four transferees;

(vi)
it is lodged at the Office or at such other place as the Directors may appoint;

(vii)
the Board is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

(viii)
the Board is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

26.
If the Directors refuse to register a transfer, they shall, within two (2) months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

27.
Registration of transfers may be suspended at such times and for such period, not exceeding in the whole thirty (30) days in each year, as the Directors may from time to time determine subject to the requirements of the Acts.

28.
All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.

29.
Subject to the provisions of these articles, whenever as a result of an alteration or re-organisation of share capital of the Company or otherwise any members would become entitled to fractions of a share, the Directors may sell or cause to be sold, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale (subject to any applicable tax and abandoned property laws) in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

TRANSMISSION OF SHARES
30.
In the case of the death of a member, the survivor or survivors where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as articles 30 to 33 are disapplied.

31.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.

32.
If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

33.
A person becoming entitled to a share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety (90) days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.
ALTERATION OF CAPITAL
34.
The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

35.
The Company may by Ordinary Resolution:

(a)
consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)
subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the Acts; or

(c)
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

36.
Subject to the provisions of the Acts, the Company may by Special Resolution or by Ordinary Resolution as may be required by the Act reduce its company capital (including its share capital, any capital redemption reserve fund or any share premium account or undenominated capital account) in any way it thinks expedient and, without prejudice to the generality of the foregoing, may:

(a)
extinguish or reduce the liability on any of its shares in respect of share capital not paid up;

(b)
either with or without extinguishing or reducing liability on any of its shares, cancel any paid up company capital which is lost or unrepresented by available assets; and

(c)
either with or without extinguishing or reducing liability on any of its shares, pay off any paid up company capital which is in excess of the wants of the Company,

and in relation to such reductions, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of shares, those shares to be affected.
RECORD DATES
37.   (a)
The Directors may from time to time fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of the Company. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors, and the record date shall be not more than ninety (90) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given. Unless the Directors determine otherwise, a determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment or postponement of the meeting.

(b)
In order that the Directors may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than ninety (90) days prior to such action. If no record date is fixed, the record date for determining members for such purpose shall be at the close of business on the day on which the Directors adopt the resolution relating thereto.

GENERAL MEETINGS
38.
The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. This article shall not apply in the case of the first general meeting, in respect of which the Company shall convene the meeting within the time periods required by the Acts.

39.
Subject to the Acts, all general meetings of the Company may be held outside of Ireland.

40.
All general meetings other than annual general meetings shall be called extraordinary general meetings.

41.
The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in section 178(3) of the Acts.

42.
All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that the necessary quorum shall be two (2) or more persons holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) at least a majority in nominal value of the issued shares of the class or, at any adjourned meeting of such Holders, one Holder holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) at least a majority in nominal value of the issued shares of the class, shall be deemed to constitute a meeting.

43.
A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.

NOTICE OF GENERAL MEETINGS
44.   (a)
Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a Special Resolution shall be called by not less than twenty-one (21) Clear Days’ notice and all other extraordinary general meetings shall be called by not less than fourteen (14) Clear Days’ notice.

(b)
Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Provided that the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the members of the Company as of the record date set by the Directors and to the Directors and the Company’s auditors.

(c)
The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d)
In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting. A member present, either in person or by proxy, at any general meeting of the Company or of the Holders of any class of shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

45.
Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight (28) days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts.

PROCEEDINGS AT GENERAL MEETINGS
46.
All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the company’s statutory financial statements and the reports of the Directors and the statutory auditors, the review by the members of the Company’s affairs (to the extent required by the Acts), the election of Directors, the re-appointment of the retiring auditors and the authorisation of the Directors to fix the statutory auditors’ remuneration.

47.
At any annual general meeting of the members, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual general meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be:

(a)
specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board;

(b)
otherwise properly made at the annual general meeting, by or at the direction of the Board; or

(c)
otherwise properly requested to be brought before the annual general meeting by a member of the Company in accordance with these articles.

For nominations of persons for election to the Board or proposals of other business to be properly requested by a member to be made at an annual general meeting, a member must:
(i)
be a member at the time of giving of notice of such annual general meeting by or at the direction of the Board and, at the time of the annual general meeting;

(ii)
be entitled to vote at such annual general meeting; and

(iii)
comply with the procedures set forth in these articles as to such business or nomination.

The immediately preceding sentence shall be the exclusive means for a member to make nominations or other business proposals (other than nominations properly made pursuant to Rule 14a-19 under the Exchange Act or matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an annual general meeting of members.
48.
At any extraordinary general meeting of the members, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Company’s notice of meeting. To be properly brought before an extraordinary general meeting, proposals of business must be:

(a)
specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board;

(b)
otherwise properly brought before the extraordinary general meeting, by or at the direction of the Board; or

(c)
otherwise properly brought before the meeting by any members of the Company pursuant to the valid exercise of power granted to them under the Acts.

49.
Nominations of persons for election to the Board may be made at an extraordinary general meeting of members at which directors are to be elected pursuant to the Company’s notice of meeting:

(a)
by or at the direction of the Board;

(b)
by any members of the Company pursuant to the valid exercise of power granted to them under the Acts; or

(c)
provided that the Board has determined that directors shall be elected at such meeting, by any member of the Company who:

(i)
is a member at the time of giving of notice of such extraordinary general meeting and at the time of the extraordinary general meeting;

(ii)
is entitled to vote at the meeting; and

(iii)
complies with the procedures set forth in these articles as to such nomination.

The immediately preceding sentence shall be the exclusive means for a member to make nominations (other than nominations properly made pursuant to Rule 14a-19 under the Exchange Act or matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an extraordinary general meeting of members.
50.
Except as otherwise provided by law, the memorandum of association or these articles, the Chairperson of any general meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the general meeting was made or proposed, as the case may be, in accordance with these articles and, if any proposed nomination or other business is not in compliance with these articles, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

51.
No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Two (2) or more Holders of shares, present in person or by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting), entitling them to exercise a majority of the voting power of the Company on the relevant record date shall constitute a quorum.

52.
Any general meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to article 44 in the event that such meeting is to be reconvened. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 52 are disapplied.

53.
If the Board wishes to make this facility available to members of the Company for a specific or all general meetings of the Company, a member may participate in any general meeting of the Company by means of telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

54.
The Chairperson, if any, of the Board, or any other person selected by the Board from time to time to preside as chairperson of general meetings of the Company, shall preside as Chairperson at every general meeting of the Company, or if there is no such Chairperson, or if he is not present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unwilling to act:

(a)
the Directors may select such other person as they see fit to preside as Chairperson of the meeting; or

(b)
the Directors present at the meeting may elect one of their number to be Chairperson of the meeting.

55.
If at any meeting no Director is willing to act as Chairperson or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairperson of the meeting.

56.
No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairperson of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

57.
If the Chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the Chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

58.
The Chairperson may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place without notice other than by announcement of the time and place of the adjourned meeting by the Chairperson of the meeting. The Chairperson of the meeting may at any time without the consent of the meeting adjourn the meeting to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed by the Board. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. The terms of any optional provisions of the Acts or any replacement enactment covering substantially the same subject matter as this article 58 are disapplied.

59.
At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairperson may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

60.
A poll demanded on the election of a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the Chairperson of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

61.
No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll a member entitled to more than one (1) vote need not use all his/her votes or cast all the votes he/she uses in the same way.

62.
Where there is an equality of votes, the Chairperson of the meeting at which the poll takes place shall not be entitled to a second or casting vote.

63.
Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all monies then payable by him in respect of that share have been paid.

64.
The Board may, and at any general meeting the Chairperson of such meeting may, make such arrangement and impose any requirement or restriction that the Board or he/she considers appropriate concerning the conduct of general meetings, including without prejudice to the generality of the foregoing, measures concerning security, health and safety and any such arrangements, requirements and/or restrictions shall bind all members. The Board and, at any general meeting, the Chairperson of such meeting are entitled to refuse entry to, or remove, a person who refuses to comply with any such arrangements, requirements and/or restrictions.

ADVANCE NOTICE OF MEMBER BUSINESS AND NOMINATIONS
65.
Without qualification or limitation, subject to article 78, for any nominations or any other business to be properly brought before an annual general meeting by a member pursuant to article 46, the member must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by article 79), and timely updates and supplements thereof, in writing to the Secretary, and such other business must otherwise be a proper matter for member action.

66.
To be timely, a member’s notice for any nominations or any other business to be properly brought before an annual general meeting by a member pursuant to article 47 shall be delivered to the Secretary at the Office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the day of release to shareholders of the Company’s proxy statement issued pursuant to Section 14(a) of the Exchange Act in respect of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the member must be so delivered by the close of business on the day that is not less than the later of:

(a)
one hundred and fifty (150) days prior to the day of the contemplated annual general meeting; or

(b)
ten (10) days after the day on which public announcement of the date of the contemplated annual general meeting is first made by the Company,

provided, further, that with respect to the first annual general meeting of the Company in respect of which a proxy statement is issued pursuant to Section 14(a) of the Exchange Act, notice by the member must be so delivered by the close of business on the day that is not less than ten (10) days after the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period for the giving of a member’s notice as described above.
67.
Notwithstanding anything in article 66 to the contrary, in the event that the number of directors to be elected to the Board is increased by the Board, and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least one hundred and thirty (130) days prior to the first anniversary of the day of release to shareholders of the Company’s proxy statement issued pursuant to Section 14(a) of the Exchange Act in respect of the preceding year’s annual general meeting, a member’s notice required by articles 65-68 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Office not later than the close of business on the day that is ten (10) days after the day on which such public announcement is first made by the Company.

68.
In addition, to be considered timely, a member’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Office not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

69.
Subject to article 78, in the event the Company calls an extraordinary general meeting of members for the purpose of electing one or more directors to the Board, any member may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, provided that the member gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by article 79), and timely updates and supplements thereof, in writing, to the Secretary.

70.
To be timely, a member’s notice for any nomination to be properly brought before such an extraordinary general meeting shall be delivered to the Secretary at the Office by not earlier than the close of business on the 120th day prior to the date of such extraordinary general meeting and not later than the close of business on the later of the 90th day prior to the date of such extraordinary general meeting or, if the first public announcement of the date of such extraordinary general meeting is less than one hundred and thirty (130) days prior to the date of such extraordinary general meeting, by the close of business on the day that is ten (10) days after the day on which public announcement of the date of the extraordinary general meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Company. In no event shall any adjournment or postponement of an extraordinary general meeting, or the public announcement thereof, commence a new time period for the giving of a member’s notice as described above.
71.
In addition, to be considered timely, a member’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Office not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

72.
To be in proper form, a member’s notice (whether given pursuant to articles 65-68 or articles 69-71) to the Secretary must include the following, as applicable:

73.
As to the member giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a member’s notice must set forth:

(a)
the name and address of such member, as they appear on the Company’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith;

(b)
the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such member, such beneficial owner and their respective affiliates or associates or others acting in concert therewith;

(c)
any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the member, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such member, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith;

(d)
any proxy, contract, arrangement, understanding, or relationship pursuant to which such member has a right to vote any class or series of shares of the Company;

(e)
any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such member, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such member with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”);

(f)
any rights to dividends on the shares of the Company owned beneficially by such member that are separated or separable from the underlying shares of the Company;

(g)
any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(h)
any performance-related fees (other than an asset-based fee) that such member is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such member’s immediate family sharing the same household;

(i)
any direct or indirect interest of such member in any contract with the Company, any affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(j)
a statement that the member intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least sixty-seven per cent (67%) of the voting power of the Company’s outstanding share capital entitled to vote on the election of directors;

(k)
a representation as to whether or not the member intends or is part of a group that intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(l)
any other information relating to such member and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding, and in addition to, the foregoing provisions of this article 73, a member who has submitted a nomination for a person to serve on the Board shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-19 of the Exchange Act, with respect to the matters set forth in these articles. If a member fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a-19 promulgated thereunder, such member’s proposed nomination shall be deemed to have not been made in compliance with these articles and shall be disregarded. Further, notwithstanding the foregoing provisions of these articles, unless otherwise required by law, (i) no member shall solicit proxies in support of director nominees other than the Company’s director nominees unless such member has complied with this article 73 and Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Company of notices required thereunder in a timely manner, and (ii) if any member (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Company of notices required thereunder in a timely manner, and (C) no other member has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then the Company shall disregard such nomination and no vote on the election of such proposed nominee shall occur. Upon request by the Company, if any member provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such member shall deliver to the Company, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
74.
If the notice relates to any business other than a nomination of a director or directors that the member proposes to bring before the meeting, a member’s notice must, in addition to the matters set forth in article 73 above, also set forth:

(a)
a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such member and beneficial owner, if any, in such business;

(b)
the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these articles, the text of the proposed amendment); and

(c)
a description of all agreements, arrangements and understandings between such member and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such member.

75.
As to each person, if any, whom the member proposes to nominate for election or re-election to the Board, a member’s notice must, in addition to the matters set forth in article 73 above, also set forth:

(a)
all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b)
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such member and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the Exchange Act if the member making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

76.
With respect to each person, if any, whom the member proposes to nominate for election or re-election to the Board, a member’s notice must, in addition to the matters set forth in articles 73 and 75 above, also include a completed and signed questionnaire, representation and agreement required by article 79 of these articles. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable member’s understanding of the independence, or lack thereof, of such nominee.

77.
Notwithstanding the provisions of these articles, a member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in articles 65-79; provided, however, that any references in these articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these articles with respect to nominations or proposals as to any other business to be considered pursuant to articles 46-50. Any member directly or indirectly soliciting proxies from other members must use a proxy card colour other than white; white proxy cards shall be reserved for exclusive use by the Board.

78.
Nothing in these articles shall be deemed to affect any rights (i) of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of members of the Company to bring business before an extraordinary general meeting pursuant to the valid exercise of power granted to them under the Acts. Subject to Rule 14a-8 under the Exchange Act, nothing in these articles shall be construed to permit any member, or give any member the right, to include or have disseminated or described in the Company’s proxy statement any nomination of director or directors or any other business proposal.

79.
Subject to the rights of members of the Company to propose nominations at an extraordinary general meeting pursuant to the valid exercise of power granted to them under the Acts, to be eligible to be a nominee for election or re-election as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under articles 65-78) to the Secretary at the Office a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:
(a)
is not and will not become a party to:

(i)
any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

(ii)
any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law;

(b)
is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(c)
in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company publicly disclosed from time to time.

VOTES OF MEMBERS
80.
Subject to any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, on a poll every member who is present in person or by proxy shall have one vote for each share of which he is the Holder.

81.
When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

82.
A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office, or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 82 are disapplied.

83.
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairperson of the meeting, whose decision shall be final and conclusive.

84.
Votes may be given either personally or by proxy.

85.   (a)
Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form which the Directors may approve, subject to compliance with any requirements as to form prescribed by the Acts and the Exchange Act, and shall be signed by or on behalf of the appointer. A body corporate must sign a form of proxy under its common seal (if applicable) or under the hand of a duly authorised officer or attorney thereof. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve, subject to any requirements of the Acts. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Directors may from time to time require, shall be returned to the address or addresses stated in the notice of meeting or adjourned meeting or any other information or communication by such time or times as may be specified in the notice of meeting or adjourned meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Acts, if not so delivered the appointment shall not be treated as valid.
(b)
Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. For the avoidance of doubt, such appointments of proxy as made by electronic or internet communication or facility as permitted by the Directors will be deemed to be deposited at the place specified for such purpose once received by the Company. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as deposited at the place specified for such purpose. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

86.
A body corporate which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

87.
An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

88.
Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

89.   (a)
A vote given or poll demanded in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts; provided, however, that where such intimation is given in electronic form it shall have been received by the Company at least twenty-four (24) hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

(b)
The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.
90.
The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

DIRECTORS
91.
The number of Directors shall not be less than two (2) nor more than fourteen (14) with the exact number to be determined from time to time solely by the Board. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors which receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her. If there are no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 91 are disapplied.

92.
Each Director, not being an employee, shall be paid a fee for their services and each Director who is an employee of the Company or the Group shall be paid remuneration (to include benefits in kind) for their employment. The fee or remuneration paid to each Director shall be at such rate and on such basis as may from time to time be determined by the Board. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company. The amount, rate or basis of the fees, remuneration or expenses paid to the Directors shall not require approval or ratification by the Company in general meeting. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 92 are disapplied.

93.
If any Director shall be called upon to perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

94.
No shareholding qualification for Directors shall be required. A Director (whether or not a member of the Company) shall be entitled to attend and speak at general meetings.

95.
Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.

BORROWING POWERS
96.
Subject to the Acts, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS
97.
The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as articles 97 to 107 are disapplied.

98.
The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

99.
The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

100.
A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with the Acts.

101.
A Director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting.

102.
A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

103.
The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

104.
Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

105.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.
106.
The Directors shall cause minutes to be made in books provided for the purpose:

(a)
of all appointments of officers made by the Directors;

(b)
of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)
of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

107.
The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the spouses, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and wellbeing of the Company or of any such other Company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

DISQUALIFICATION OF DIRECTORS
108.
The office of a Director shall be vacated ipso facto if the Director:

(a)
is restricted or disqualified to act as a Director under the Acts; or

(b)
resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

(c)
is removed from office under article 111.

The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 108 are disapplied.
APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS
109.
The Directors shall be individuals appointed as follows:

(a)
The Company, at the annual general meeting in each year or at any extraordinary general meeting called for the purpose, may appoint any eligible person as a Director. Each Director shall be elected by an Ordinary Resolution at such meeting, provided that if, as of, or at any time prior to, ninety (90) days before the first anniversary of the date of the Company’s definitive proxy statement released to Shareholders in connection with the prior year’s annual general meeting, the number of Director nominees exceeds the number of Directors to be elected (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.

For the purposes of this article 109(a), “elected by a plurality” means the election of those director nominees, equalling in number to the number of positions to be filled at the relevant general meeting, that received the highest number of votes.

(b)
A Director appointed by the Board under article 113 will hold office only until the next following annual general meeting. If not re-appointed at that annual general meeting, the Director will vacate office at the end of that meeting.

110.
The Company may from time to time by Special Resolution increase or reduce the maximum number of Directors.

111.
The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with the Acts, remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

112.
The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article 111 and without prejudice to the powers of the Directors under article 91 the Company in general meeting by Ordinary Resolution may appoint any person to be a Director either to fill a casual vacancy or as an additional Director, subject to the maximum number of Directors set out in article 91.

113.
The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.

114.
The Directors are not entitled to appoint alternate directors and the terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 114 are disapplied.

115.
The Directors may appoint any person to fill the following positions:

(a)
Chairperson of the Board:

If the Directors have elected a Director to be the Chairperson, the Chairperson shall preside at all meetings of the Board and, if the Directors so elect, at general meetings of the Company.
(b)
Vice Chairperson:

If the Directors have elected a Director to be the Vice-Chairperson, the Vice-Chairperson shall have such duties as the Chairperson of the Board shall, from time to time, determine and shall, unless the Directors determine otherwise, fulfil the role of the Chairperson of the Board in the temporary absence or incapacity of the Chairperson of the Board.
(c)
Secretary:

It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the members and Board of the Company, and of its Committees, and to authenticate records of the Company. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.
A provision of the Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.
(d)
Assistant Secretaries:

The Assistant Secretaries shall have such duties as the Secretary shall determine.
(e)
Such other officers as the Directors may, from time to time, determine, including but not limited to, chief executive officer, president, vice president, Treasurer, controller and assistant treasurer.

The powers and duties of all other officers are at all times subject to the control of the Directors, and any other officer may be removed at any time at the pleasure of the Board.
In addition to the Board’s power to delegate to committees pursuant to article 120, the Board may delegate any of its powers to any individual Director or member of the management of the Company or any of its subsidiaries as it sees fit; any such individual shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Board.
PROCEEDINGS OF DIRECTORS
116. (a)
The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors in office at the time when the meeting is convened. Questions arising at any meeting shall be decided by a majority of votes. Each director present and voting shall have one vote. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 116 are disapplied.

(b)
Any Director may participate in a meeting of the Directors by means of telephonic or other such communication whereby all persons participating in the meeting can hear each other speak, and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and any director may be situated in any part of the world for any such meeting.

117.
The Chairperson of the Board or a majority of the Directors may, and the Secretary on the requisition of the Chairperson of the Board or a majority of the Directors shall, at any time summon a meeting of the Directors. Any provision of an enactment permitting the Secretary to summon a meeting of the Directors on the requisition of a Director acting alone shall not apply to the Company.

118.
The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

119.
The Directors may elect a Chairperson of their meetings and determine the period for which he is to hold office. Any Director may be elected no matter by whom he was appointed but if no such Chairperson is elected, or if at any meeting the Chairperson is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairperson of the meeting. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 119 are disapplied.

120.
The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees.

121.
A committee may elect a Chairperson of its meeting. If no such Chairperson is elected, or if at any meeting the Chairperson is not present within five (5) minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairperson of the meeting.

122.
All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

123.
Notwithstanding anything in these articles or in the Acts which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, email, or any other electronic means on not less than twenty-four (24) hours’ notice, or on such shorter notice as person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Any director may waive any notice required to be given under these articles, and the attendance of a director at a meeting shall be deemed to be a waiver by such Director.

124.
A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by (a) all of the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors or (b) a majority of the Directors where notice in accordance with article 123 of the resolution or other document in writing has been given to all Directors entitled to receive notice of a meeting of Directors or of a committee of Directors, shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held, and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 124 are disapplied.

THE SEAL
125.
Any seal of the Company shall be used only by the authority of the Directors, a committee authorised by the Directors to exercise such authority or by any one or more persons severally or jointly so authorised by the Directors or such a committee, and the use of the seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the seal is to be used has been so authorised.

126.
Any instrument to which a Company’s seal shall be affixed shall be signed by any one of the following:

(a)
a Director;

(b)
the Company Secretary; or

(c)
any person authorised to sign by (i) the Directors or (ii) a committee,

and the countersignature of a second such person shall not be required.
127.
The Company may have one or more duplicate common seals or official seals for use in different locations including for use abroad.

DIVIDENDS AND RESERVES
128.
The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as articles 128 to 138 are disapplied.

129.
The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

130.
No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Acts.

131.
The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be held as cash or cash equivalents or be invested in such investments as the Directors may lawfully determine.

The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to distribute.
132.
Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

133.
The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the shares of the Company.

134.
Any general meeting declaring a dividend or bonus and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or bonus or interim dividend wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

135.
Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

136.
No dividend shall bear interest against the Company.

137.
If the Directors so resolve, any dividend which has remained unclaimed for twelve (12) years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

138. (a)
For the purposes of this article 138, the “Effective Time” shall mean the time at which the Merger becomes effective.

(b)
Without limitation or prejudice to the Company’s obligations pursuant to the documents and laws effecting the Merger, the Directors are authorised to take all actions necessary to discharge any liabilities owed by TE Connectivity Ltd. assumed by the Company pursuant to or in connection with the Merger due from time to time, including (without limitation) the obligation to discharge any liability in respect of the dividend declared by TE Connectivity Ltd. and approved by shareholders on March 13, 2024, including (without limitation) in respect of (a) any instalment of such liability due to be paid (but unpaid) prior to the Effective Time and (b) any instalment of such liability due to be paid after the Effective Time (including the instalments to be discharged on or around December 6, 2024 and March 7, 2025), and, unless the Company is otherwise so notified by the relevant Holder(s) in a manner satisfactory to the Directors, the entitlement to the payment of such liability attaching to each share in TE Connectivity Ltd. immediately prior to the

Effective Date shall be recognised and deemed to attach to each Ordinary Share in the Company issued at the Effective Time pursuant to the Merger (including in respect of an instalment due to be paid after the Effective Time), and the entitlement to be paid any such liability shall be deemed to transfer and/or be transmitted with each transfer and/or transmission of such Ordinary Shares in the Company up to and including the relevant record date for determining the entitlement to any such liability, and the payment of any such liability to the Holder of Ordinary Shares in the Company on the relevant record date for determining the entitlement to such liability shall constitute the full discharge of such a liability by the Company and any such payment shall be treated by the Company as the payment of a liability created by the dividend declared by TE Connectivity Ltd. and approved by shareholders on March 13, 2024 assumed by the Company as a liability at the Effective Time and shall not be deducted from the distributable reserves of the Company or otherwise deemed to be a dividend or distribution by the Company.
(c)
Notwithstanding article 4(a)(ii), subject to the Act, the Directors are authorised to pay (at their sole discretion) an interim dividend to the Holder of each Ordinary Share issued after the Effective Time (excluding, for the avoidance of doubt, any Ordinary Share issued at the Effective Time pursuant to the Merger) which remains in issue on a record date referred to in paragraph (b) of this article 138 equal to the amount of the liability that the Holder of such Ordinary Share would have been entitled to be paid on such record date in accordance with paragraph (b) of this article 138 had such Ordinary Share been issued at the Effective Time pursuant to the Merger, and any such dividend or payment shall not create any liability to make an equivalent payment to any Holder of Ordinary Shares issued at the Effective Time pursuant to the Merger. For the avoidance of doubt, nothing in this paragraph (c) shall limit or restrict the ability of the Directors or the Company to declare or pay dividends or interim dividends pursuant to articles 128 to 137 from time to time, including (without limitation) on all of the Ordinary Shares from time to time.

ACCOUNTS
139. (a)
The Company shall cause to be kept accounting records, whether in the form of documents, electronic form or otherwise, that:

(i)
correctly record and explain the transactions of the Company;

(ii)
will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(iii)
will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(iv)
will enable the accounts of the Company to be readily and properly audited.

Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Accounting records shall not be deemed to be kept if there are not kept such accounting records as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.
The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.
(b)
The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)
In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(d)
A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one (21) Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

140.
The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting. No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

CAPITALISATION OF PROFITS
141.
Without prejudice to any powers conferred on the Directors as aforesaid and subject to the Directors’ authority to issue and allot shares under article 11(a), the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including, but not limited to, any capital redemption reserve fund, share premium account or other reserve account not available for distribution) or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). Whenever such a resolution is passed in pursuance of this article, the Directors shall make all appropriations and applications of the amounts resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any. Any such capitalisation will not require approval or ratification by the members of the Company. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 141 are disapplied.

142.
Without prejudice to any powers conferred on the Directors by these articles, and subject to the Directors’ authority to issue and allot shares under article 11(a), the Directors may resolve that any sum for the time being standing to the credit of any of the Company’s reserve accounts (including any reserve account available for distribution) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend (and in the same proportions) either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by the Acts.

143.
The Directors may from time to time at their discretion, subject to the provisions of the Acts and, in particular, to their being duly authorised pursuant to the Acts, to allot the relevant shares, offer to the Holders of Ordinary Shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply.

(a)
The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient in the Directors’ absolute discretion, the value (calculated by reference to the average quotation) of the additional Ordinary Shares (excluding any fractional entitlement) to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the “average quotation” of an Ordinary Share shall be the average of the five amounts resulting from determining whichever of the following (paragraphs (i), (ii) or (iii) specified below) in respect of Ordinary Shares shall be appropriate for each of the first five (5) business days on which Ordinary Shares are quoted “ex” the relevant dividend and as determined from the information published by the Exchange reporting the business done on each of these five (5) business days:
(i)
if there shall be more than one dealing reported for the day, the average of the prices at which such dealings took place; or

(ii)
if there shall be only one dealing reported for the day, the price at which such dealing took place; or

(iii)
if there shall not be any dealing reported for the day, the average of the closing bid and offer prices for the day;

and if there shall be only a bid (but not an offer) or an offer (but not a bid) price reported, or if there shall not be any bid or offer price reported, for any particular day then that day shall not count as one of the said five (5) business days for the purposes of determining the average quotation. If the means of providing the foregoing information as to dealings and prices by reference to which the average quotation is to be determined is altered or is replaced by some other means, then the average quotation shall be determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the Exchange or its equivalent.
(b)
The Directors shall give notice in writing (whether in electronic form or otherwise) to the Holders of Ordinary Shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also issue forms under which Holders may elect in advance to receive new Ordinary Shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).

(c)
The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject Ordinary Shares”) and in lieu thereof additional Ordinary Shares (but not any fraction of a share) shall be allotted to the Holders of the Subject Ordinary Shares on the basis of allotment determined aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the Holders of the Subject Ordinary Shares on such basis.

144. (a)
The additional Ordinary Shares allotted pursuant to articles 141, 142 or 143 shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend or share election in lieu.

(b)
The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to articles 141, 142 or 143 with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the Holders concerned). The Directors may authorise any person to enter on behalf of all the Holders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(c)
The Directors may on any occasion determine that rights of election shall not be offered to any Holders of Ordinary Shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

AUDIT
145.
Statutory auditors shall be appointed and their duties regulated in accordance with the Acts.

NOTICES
146.
Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).

147. (a)
A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company;

(i)
by handing same to him or his authorised agent;

(ii)
by leaving the same at his registered address;

(iii)
by sending the same by the post in a pre-paid cover addressed to him at his registered address;

(iv)
by sending the same to the member by electronic means, to the maximum extent permitted by any optional provisions of the Acts notwithstanding article 1 to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company); or

(v)
by sending, with the consent of the member, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company).

(b)
For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four (24) hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) or (a)(v)of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight (48) hours after despatch.

(f)
Any notice to be given, served, sent or delivered pursuant to these articles shall be treated as sent to a person not less than twenty-one (21) days before the date of a meeting if the documents are published on the website throughout a period beginning at least twenty-one (21) days before the date of the meeting and ending with the conclusion of the meeting.

(g)
Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv) or (a)(v), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, mental incapacity, bankruptcy, liquidation or disability of such member.
(h)
Notwithstanding anything contained in this article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(i)
Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the reports of the Directors and the statutory auditors thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form; provided, however, that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company.

(j)
Without prejudice to the provisions of sub-paragraphs (a)(i) and (a)(ii) of this article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.

148.
A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

149. (a)
Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

(b)
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

150.
The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

151.
A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

WINDING UP
152.
If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this article shall not affect the rights of the Holders of shares issued upon special terms and conditions.
153. (a)
In case of a sale by the liquidator under section 260 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.

(b)
The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

154.
If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY
155. (a)
Subject to the provisions of and so far as may be admitted by the Acts, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b)
The Directors shall have power to purchase and maintain for any Director, the Secretary or any employees of the Company or its subsidiaries insurance against any such liability as referred to in the Acts.

(c)
As far as is permissible under the Acts, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any Company subsidiary (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of:

(i)
any fraud or dishonesty in the performance of such Covered Person’s duty to the Company; or

(ii)
such Covered Party’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company.

Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of auditor in relation to the Company.
(d)
In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of auditor in relation to the Company.

(e)
Any indemnification under this article (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.

(f)
As far as permissible under the Acts, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these articles.

(g)
It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these articles, any agreement, any insurance purchased by the Company, vote of members or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or a predecessor to the Company by scheme of arrangement, consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED HOLDERS
156. (a)
The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:

(i)
for a period of twelve (12) years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and

(ii)
at the expiration of the said period of twelve (12) years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and

(iii)
the Company has not during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

(b)
To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

(c)
To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

(d)
The Company may only exercise the powers granted to it in sub-paragraph (a) above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

(e)
Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to sub-paragraph (a) may be executed in accordance with article 23(a).

DESTRUCTION OF DOCUMENTS
157.
The Company may implement such document destruction policies as it so chooses in relation to any type of documents (whether in paper, electronic or other formats), and in particular (without limitation to the foregoing) may destroy:

(a)
any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two (2) years from the date such mandate variation, cancellation or notification was recorded by the Company;

(b)
any instrument of transfer of shares which has been registered, at any time after the expiry of six (6) years from the date of registration; and

(c)
any other document on the basis of which any entry in the Register was made, at any time after the expiry of six (6) years from the date an entry in the Register was first made in respect of it,

and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:
(i)
the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)
nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(iii)
references in this article to the destruction of any document include references to its disposal in any manner.

SALE, LEASE OR EXCHANGE OF ASSETS
158.
The Directors are hereby expressly authorised to sell, lease or exchange all or substantially all of the Company’s property and assets, including the Company’s goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other company or companies, as the Directors deem expedient and for the best interests of the Company subject to authorisation by an Ordinary Resolution of members and any additional vote required by article 159. Notwithstanding authorisation or consent to a proposed sale, lease or exchange of the Company’s property and assets by the members, the Board may abandon such sale, lease or exchange without further action of the members, subject to the rights, if any, of third parties under any contract relating thereto. Notwithstanding the foregoing, no resolution adopted by the members shall be required for a sale, lease or exchange of property and assets of the Company to a subsidiary. For the purposes of this article 158:

(a)
the property and assets of the Company include the property and assets of any subsidiary of the Company; and

(b)
“subsidiary” means any entity wholly owned and controlled, directly or indirectly, by the Company and includes, without limitation, companies, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

BUSINESS COMBINATION
159. (a)
Notwithstanding anything to the contrary contained in these articles, the Company shall not engage in any business combination with any Interested Member for a period of three (3) years following the time that such member became an Interested Member, unless:

(i)
prior to such time the Directors approved either the business combination or the transaction which resulted in the member becoming an Interested Member;

(ii)
upon consummation of the transaction which resulted in the member becoming an Interested Member, the Interested Member owned at least eighty-five per cent (85%) of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the Interested Member) those shares owned (A) by persons who are directors and also officers and (B) employee shares plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(iii)
at or subsequent to such time the business combination is approved by the Directors and authorised by way of Special Resolution without the Interested Member.

(b)
The Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this article, including, without limitation, (i) whether a Person is an Interested Member, (ii) the number of shares or other securities beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, and (iv) the fair market value of the Company’s securities or securities of any subsidiary of the Company, and the good faith determination of the Directors on such matters shall be conclusive and binding for all the purposes of this article.

(c)
As used in this article only, the term:

(i)
“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another person.

(ii)
“Associate”, when used to indicate a relationship with any person, means: (A) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty per cent (20%) or more of any class of voting shares; (B) any trust or other estate in which such person has at least a twenty per cent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(iii)
“Business combination”, when used in reference to any company and any Interested Member of such company, means:

(A)
any scheme of arrangement, merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (1) the Interested Member, or (2) any other company, partnership, unincorporated association or other entity if the scheme of arrangement, merger or consolidation is caused by the Interested Member;

(B)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a member of such company, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to ten per cent (10%) or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

(C)
any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except:

(I)
pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such;

(II)
pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such company or any such subsidiary which security is distributed, pro rata to all Holders of a class or series of shares of such company subsequent to the time the Interested Member became such;

(III)
pursuant to an exchange offer by the Company to purchase shares made on the same terms to all Holders of said shares; or

(IV)
any issuance or transfer of shares by the Company;

provided however, that in no case under items (III) and (IV) of this sub-paragraph shall there be an increase in the Interested Member’s proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;
(D)
any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of shares not caused, directly or indirectly, by the Interested Member; or

(E)
any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a member of such company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in sub-paragraphs (A)‑(D) of this paragraph) provided by or through the Company or any direct or indirect majority-owned subsidiary.

(iv)
“Control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of twenty per cent (20%) or more of the outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(v)
“Interested Member” means any Person, including its Affiliates and Associates (other than the Company and any direct or indirect majority-owned subsidiary of the Company), that is, or was at any time within the three (3)-year period immediately prior to the date in question, the Owner of fifteen per cent (15%) or more of the outstanding voting shares of the Company; provided, however, that the term “Interested Member” shall not include any person whose ownership of shares in excess of the fifteen per cent (15%) limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Member if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of (viii) of this subsection but shall not include any other unissued shares of such company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(vi)
“Person” means any individual, company, partnership, unincorporated association or other entity.

(vii)
“Shares” means, with respect to any company, capital shares and, with respect to any other entity, any equity interest.

(viii)
“Voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company,

any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting shares shall refer to such percentage of the votes of such voting shares.
(ix)
“Owner”, including the terms “own” and “owned”, when used with respect to any Shares, means a person that individually or with or through any of its Affiliates or Associates:

(A)
beneficially owns such Shares, directly or indirectly; or

(B)
has:

(I)
the right to acquire such Shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Owner of Shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered Shares are accepted for purchase or exchange; or

(II)
the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Owner of any Shares because of such person’s right to vote such Shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(C)
has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (II) of sub-paragraph (B) of this paragraph), or disposing of such Shares with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Shares.

Annex C
Relevant Territories
1.
Albania

2.
Armenia

3.
Australia

4.
Austria

5.
Bahrain

6.
Belarus

7.
Belgium

8.
Bosnia & Herzegovina

9.
Botswana

10.
Bulgaria

11.
Canada

12.
Chile

13.
China

14.
Croatia

15.
Cyprus

16.
Czech Republic

17.
Denmark

18.
Egypt

19.
Estonia

20.
Ethiopia

21.
Finland

22.
France

23.
Georgia

24.
Germany

25.
Ghana (not yet in effect)

26.
Greece

27.
Hong Kong

28.
Hungary

29.
Iceland

30.
India

31.
Israel

32.
Italy

33.
Japan

34.
Kazakhstan

35.
Kenya (not yet in effect)

36.
Korea

37.
Kosovo

38.
Kuwait

39.
Latvia

40.
Lithuania

41.
Luxembourg

42.
Macedonia

43.
Malaysia

44.
Malta

45.
Mexico

46.
Moldova

47.
Montenegro

48.
Morocco

49.
Netherlands

50.
New Zealand

51.
Norway

52.
Pakistan

53.
Panama

54.
Poland

55.
Portuguese Republic

56.
Qatar

57.
Romania

58.
Russian Federation

59.
Saudi Arabia

60.
Serbia

61.
Singapore

62.
Slovak Republic

63.
Slovenia

64.
South Africa

65.
Spain

66.
Sweden

67.
Switzerland

68.
Thailand

69.
Turkey

70.
Ukraine

71.
United Arab Emirates

72.
United Kingdom

73.
United States of America

74.
Uzbekistan

75.
Vietnam

76.
Zambia

PART II.
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
The memorandum and articles of association of TE Connectivity plc (the “Registrant”) will provide that every director and the company secretary of the Registrant shall be entitled to be indemnified, to the fullest extent permitted by Irish company law, against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto including any liability incurred by them in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as an officer or employee of the Registrant and in which judgment is given in their favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to them by a court.
In respect of any current or former executive officer of the Registrant (excluding any present or former member of the board of directors or any company secretary), or any person who is serving or has served at the request of the Registrant as a director or executive officer of another company, joint venture, trust or other enterprise, including any subsidiary of the Registrant (each individually, a “Covered Person”), the Registrant’s memorandum and articles of association will provide that it shall, to the fullest extent permitted by Irish company law, (1) indemnify them against any expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which they were or are threatened to be made a party, or are otherwise involved (a “proceeding”), by reason of the fact that they were or are a Covered Person; provided, however, that any Covered Person shall not be indemnified by the Registrant against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Registrant, or (b) such Covered Party’s conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of the Registrant and (2) indemnify each Covered Person in the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Registrant against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Registrant, or for conscious, intentional or willful breach of their obligation to act honestly and in good faith with a view to the best interests of the Registrant, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Item 21.   Exhibits and Financial Statement Schedules.
The following documents are filed as exhibits hereto:
Exhibit Number	Description
2.1	Merger Agreement dated March 18, 2024 (incorporated from Annex A to the proxy statement/prospectus).
3.1	Memorandum and Articles of Association of TE Connectivity Ltd., dated March 13, 2024 (incorporated by reference to Exhibit. 3.1 of the Current Report on Form 8-K of TE Connectivity Ltd., filed on March 18, 2024).
3.2	Organizational Regulations of TE Connectivity Ltd., as amended and restated (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 12, 2022).
3.3	Form of Memorandum and Articles of Association of TE Connectivity plc (incorporated from Annex B to the proxy statement/prospectus)
5.1	Form of Opinion of Arthur Cox LLP
8.1	Form of Opinion of Eversheds Sutherland (US) LLP
8.2	Form of Opinion of Bär & Karrer AG
8.3	Form of Opinion of Arthur Cox LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Arthur Cox LLP (included in Exhibits 5.1 and 8.3)
23.3	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 8.1)
23.4	Consent of Bär & Karrer AG, Switzerland (included in Exhibit 8.2)
24.1	Power of Attorney (included in the signature page to this Registration Statement)
99.1	Form of Proxy card*
99.2	Consent of persons named to become directors of the Registrant who have not signed this registration statement on Form S-4
107	Calculation of Filing Fee

*
To be filed by amendment.

Item 22.   Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;
(8)   That every prospectus: (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(9)   That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;
(10)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and
(11)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Pennsylvania, on the 18th day of March, 2024.
TE CONNECTIVITY PLC
By:
/s/ Heath A. Mitts

Name:
Heath A. Mitts

Title:
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on in the capacities indicated below, on March 18, 2024. Each person whose signature appears below constitutes and appoints John S. Jenkins Jr., Harold G. Barksdale, and Matthew Pilcher and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Signature	Title
/s/ Terrence R. Curtin Terrence R. Curtin	Chief Executive Officer (Principal Executive Officer)
/s/ Heath A. Mitts Heath A. Mitts	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Robert J. Ott Robert J. Ott	Senior Vice President and Corporate Controller (Principal Accounting Officer/Controller)
/s/ Harold G. Barksdale Harold G. Barksdale	Director
/s/ Matthew M. Pilcher Matthew M. Pilcher	Director
/s/ Daniel T. Morgan Daniel T. Morgan	Director
/s/ Sarah Myriam Huot De Saint Albin Sarah Myriam Huot De Saint Albin	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement on Form S-4, solely in the capacity of the duly authorized representative of TE Connectivity plc in the United States, on this 18th day of March 2024.
By:
/s/ John S. Jenkins, Jr.

John S. Jenkins, Jr.